                                                                    EXHIBIT 4.16

                               EXCHANGE AGREEMENT

                         dated as of December ___, 2004

                                      among

                           NET SUL COMUNICACOES LTDA.,

                        NET SERVICOS DE COMUNICACAO, S.A.

                                       and

                     THE CONSENTING NOTEHOLDERS NAMED HEREIN

                                TABLE OF CONTENTS

Article I           DEFINITIONS..................................................     1

     SECTION 1.01.  Definitions..................................................     1

Article II          EXCHANGE OF THE EXISTING NOTES...............................     3

     SECTION 2.01.  Elections....................................................     3

     SECTION 2.02.  Exchange Date and Instrumento de Confissao de Divida.........     4

     SECTION 2.03.  Exchange Option..............................................     4

     SECTION 2.04.  Real Conversion Option.......................................     4

Article III         CONSENT TO AMENDMENT OF THE EXISTING INDENTURE...............     5

     SECTION 3.01.  Exit Consent.................................................     5

     SECTION 3.02.  Amendment and Restatement of Existing Indenture..............     5

Article IV          CONDITIONS TO CLOSING........................................     5

     SECTION 4.01.  Conditions to Effectiveness..................................     5

Article V           COVENANTS....................................................     7

     SECTION 5.01.  Covenants of the Consenting Noteholders......................     7

Article VI          REPRESENTATIONS AND WARRANTIES...............................     8

     SECTION 6.01.  Representations and Warranties...............................     8

Article VII         MISCELLANEOUS................................................    10

     SECTION 7.01.  Amendments, etc..............................................    10

     SECTION 7.02.  Notices, etc.................................................    10

     SECTION 7.03.  No Waiver; Remedies..........................................    11

     SECTION 7.04.  Binding Effect; Assignments..................................    11

     SECTION 7.05.  Termination..................................................    11

     SECTION 7.06.  Severability.................................................    11

     SECTION 7.07.  Execution in Counterparts....................................    11

     SECTION 7.08.  Jurisdiction, etc............................................    11

     SECTION 7.09.  Governing Law................................................    12

     SECTION 7.10.  Waiver of Jury Trial.........................................    12

EXHIBITS

Exhibit A   -   Form of Instrumento de Confissao de Divida
Exhibit B   -   Form of Indenture
Exhibit C   -   Form of Contrato de Emprestimo

Exhibit D   -   Form of Fifth Supplemental Indenture
Exhibit E   -   Forms of Security Documents
Exhibit F   -   Financial Indebtedness

                               EXCHANGE AGREEMENT

         EXCHANGE AGREEMENT (this "Agreement"), dated as of December ___, 2004, among NET SUL COMUNICACOES LTDA., a sociedade limitada organized under the laws of Brazil (the "Company"), NET SERVICOS DE COMUNICACAO, S.A., a sociedade anonima organized under the laws of Brazil ("Net Servicos"), and each of the holders of the Company's Floating Rate Notes due 2005 listed on Schedule I hereto (the "Consenting Noteholders").

                                    RECITALS

         WHEREAS, pursuant to that certain Indenture, dated as of October 31, 1997 (as amended, modified or supplemented from time to time, the "Existing Indenture"), among the Company, Net Servicos and the other guarantors named therein, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as successor by merger to Wells Fargo Bank, Minnesota, National Association (in such capacity, the "Trustee"), JPMORGAN CHASE BANK as Registrar and Paying Agent, JPMORGAN CHASE BANK, LONDON BRANCH (successor to Chase Manhattan Bank, London Branch), as Transfer Agent, Calculation Agent and Paying Agent, J.P. MORGAN BANK LUXEMBOURG S.A. (successor to Chase Manhattan Bank Luxembourg S.A.), as Paying Agent, and J.P. MORGAN TRUST BANK (successor to CHASE TRUST BANK), as Principal Paying Agent, the Company issued $80 million aggregate principal amount of Floating Rate Notes due 2005 (the "Existing Notes," and the holders of the Existing Notes, the "Noteholders");

         WHEREAS, the Company has proposed that the Noteholders agree to surrender their Existing Notes in exchange for the consideration specified herein on the terms set forth herein; and

         WHEREAS, the Consenting Noteholders have agreed to (i) surrender their Existing Notes on the terms set forth herein and (ii) consent to the amendment of certain terms of the Existing Indenture;

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

         "Accrued Cash Interest" means an amount of cash equal to simple interest, calculated at a rate of LIBOR plus 3.0% per annum, accruing on 100% of the Accrued Obligations from July 1, 2004 through the Exchange Date.

         "Accrued Obligations" means, with respect to the Existing Notes held by any Noteholder, an amount in U.S. dollars equal to (i) the principal amount outstanding on such Existing Notes as of the Exchange Date, plus (ii) accrued interest on such Existing Notes though and including June 30, 2004 (excluding any default or penalty interest and any premium).

         "Agreement" has the meaning assigned in the introductory paragraph of this Agreement.

         "Brazil" means the Federative Republic of Brazil.

         "Company" has the meaning assigned in the introductory paragraph of this Agreement.

         "Consenting Noteholders" has the meaning assigned in the introductory paragraph of this Agreement.

         "Exchange Date" has the meaning assigned in Section 2.02 hereof.

         "Exchange Rate" means, for any day, the exchange rate publicly announced by the Central Bank of Brazil as the exchange rate for of the U.S. Dollar under PTAX 800, Option 5 (selling rate), currency 220 on the SISBACEN Data System (or its successor) on the most recent preceding business day in Brazil.

         "Exchange Option" has the meaning assigned in Section 2.03 hereof.

         "Existing Indenture" has the meaning assigned in the Recitals to this Agreement.

         "Existing Notes" has the meaning assigned in the Recitals to this Agreement.

         "Fifth Supplemental Indenture" has the meaning assigned in Section 3.01 hereof.

         "Indenture" has the meaning assigned in Section 2.03(ii) hereof.

         "LIBOR" means the rate equal to the British Bankers' Association's LIBOR rate for deposits in U.S. dollars for a period of three months as reported by REUTERS (screen page 3750) or, if not available, any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days immediately prior to the Exchange Date; provided, however, that, if no British Bankers' Association LIBOR rate is available, LIBOR shall instead be at the rate at which J.P. Morgan Securities Ltd. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of three months at approximately 11:00 a.m. (London time) two Business Days immediately prior to the Exchange Date, in an amount comparable to the outstanding principal amount of the Accrued Obligations.

         "Material Adverse Event" means (i) any change, event, development or condition that could reasonably be expected to result, individually or in the aggregate, in a material adverse effect on the assets, properties, business, results of operations, condition (financial or other) or prospects of Net Servicos and its subsidiaries, taken as a whole or (ii) a disruption or change in Brazilian financial, political or economic conditions, in the currency exchange controls applicable to the U.S. dollar or the Brazilian real, or in the loan syndication, banking and/or capital markets of the United States or Brazil, in each case since the date of this Agreement, that could reasonably be expected to materially impair the benefits to be derived by the creditors participating in the Restructuring.

         "Net Servicos" has the meaning assigned in the introductory paragraph of this Agreement.

         "New Fixed Rate Notes" means the 7.0% senior secured notes of the Company due December 31, 2009 issued pursuant to the Indenture.

         "New Floating Rate Notes" means the floating rate senior secured notes of the Company due December 31, 2009 issued pursuant to the Indenture.

         "New Notes" means the New Fixed Rate Notes and the New Floating Rate Notes.

         "Noteholders" has the meaning assigned in the Recitals to this Agreement.

         "Proceedings" has the meaning assigned in Section 5.01(b) hereof.

         "Real Conversion Option" has the meaning assigned in Section 2.01 hereof.

         "Real Denominated Loan" has the meaning assigned in Section 2.04 hereof.

         "Real Lender" means each Person that agrees to extend a Real Denominated Loan to the Company, in accordance with Section 2.04(a) of this Agreement.

         "Securities Act" has the meaning assigned in Section 6.01(d) hereof.

         "Signature Page" has the meaning assigned in Section 2.01 hereof.

         "Termination Date" has the meaning assigned in Section 7.05 hereof.

         "Trustee" has the meaning assigned in the Recitals to this Agreement.

         (b) Capitalized terms used herein without definition have the meanings set forth in the Indenture.

                                   ARTICLE II

                         EXCHANGE OF THE EXISTING NOTES

         SECTION 2.01. Elections. Each Consenting Noteholder has elected, by so indicating on the signature page of this Agreement (such Noteholder's "Signature Page"), to receive either (a) a combination of cash and a participation in New Notes (the "Exchange Option") or (b) to make, or to cause an Affiliate to make, a new loan to Net Servicos and to have its Existing Notes repaid by the Company (the "Real Conversion Option"), in each case on the terms set forth in this
Article II. Each Consenting Noteholder who has elected the Exchange Option has further elected, by so indicating on its Signature Page, whether it wishes to receive a participation in either New Fixed Rate Notes or New Floating Rate Notes.

         SECTION 2.02.  Exchange Date and Instrumento de Confissao de Divida.

         (a) The closing of the exchange of Existing Notes pursuant to the Exchange Option and/or the repayment of Existing Notes pursuant to the Real Conversion Option (such date, the "Exchange Date"), will take place on the date specified in writing by the Company following satisfaction of the conditions precedent set forth in Article IV, provided that such date is prior to the Termination Date.

         (b) On the Exchange Date, following the satisfaction or waiver of the conditions precedent set forth in Article IV below, the Company, the Guarantors and each Consenting Noteholder (other than Consenting Noteholders that elect the Real Conversion Option) shall execute and deliver an Instrumento de Confissao de Divida, with respect to the New Notes dated as of the Exchange Date, in substantially the form attached as Exhibit A hereto (with appropriate conforming changes with respect to the amount owed to such Consenting Noteholder).

         SECTION 2.03. Exchange Option. On the Exchange Date, each Consenting Noteholder that has elected the Exchange Option shall deliver to the Company any participation in the Existing Notes then held by such Consenting Noteholder, and the Company shall deliver or cause to be delivered to or for the account of such Consenting Noteholder:

                  (i) an amount of U.S. dollars equal to 40% of the Accrued Obligations of such Consenting Noteholder;

                  (ii) an amount of U.S. dollars equal to the Accrued Cash Interest in respect of such Consenting Noteholder's Accrued Obligations; and

                  (iii) pursuant to such Consenting Noteholder's election, as set forth on its Signature Page, a participation in either

                           (x) New Fixed Rate Notes; or

                           (y) New Floating Rate Notes,

         in either case, in an original principal amount equal to 60% of the Accrued Obligations, which New Notes shall be issued pursuant to an indenture, to be entered into on the Exchange Date (the "Indenture") in substantially the form attached hereto as Exhibit B.

         SECTION 2.04. Real Conversion Option. Following
(i) delivery to the Company of any participation in the Existing Notes held by each Consenting Noteholder that has elected the Real Conversion Option; and
(ii) delivery by the Company to each such Consenting Noteholder an amount of U.S. dollars equal to (x) 100% of the Accrued Obligations of such Consenting Lender plus (y) the Accrued Cash Interest in respect of such Accrued Obligations;

each Consenting Noteholder who has elected the Real Conversion Option shall lend, or shall cause an Affiliate to lend, to the Company an amount of Brazilian reais (each, a "Real Denominated Loan") equal to (x) 60% of the Accrued Obligations owing to such Consenting Noteholder multiplied by (y) the Exchange Rate. Each Real Denominated Loan shall be made pursuant to a contrato de emprestimo which shall be entered into between the Company and the relevant Real Lender as of the Exchange Date in substantially the form attached as Exhibit C hereto with appropriate conforming changes with respect to the amount of the Real Denominated Loan. Each Real Lender shall extend its Real Denominated Loan on the Exchange Date if the conditions set forth in this
Section 2.04 are satisfied prior to 12:00 noon (New York City time) on the Exchange Date, or one Business Day after the Exchange Date if those conditions are satisfied at or after 12:00 noon (New York City time) on the Exchange Date.

                                   ARTICLE III

                 CONSENT TO AMENDMENT OF THE EXISTING INDENTURE

         SECTION 3.01. Exit Consent. Except as otherwise provided in Section 3.02, on the Exchange Date each Consenting Noteholder will deliver to the Company a consent, in form and substance reasonably satisfactory to the Company to the entry by the Trustee on each such Consenting Noteholder's behalf, into the Fifth Supplemental Indenture to the Existing Indenture (the "Fifth Supplemental Indenture") in substantially the form attached hereto as Exhibit D, which will modify, among other things, certain covenants and other provisions of the Existing Indenture as set forth in the Fifth Supplemental Indenture.

         SECTION 3.02. Amendment and Restatement of Existing Indenture. If the Consenting Noteholders own 100% of the Existing Notes then Outstanding, on the Exchange Date each Consenting Noteholder will deliver to the Company a consent, in form and substance reasonably satisfactory to the Company, to an amendment and restatement of the Existing Indenture. The amendment and restatement of the Existing Indenture will delete the text of the Existing Indenture in its entirety and replace it with the text of the Indenture.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

         SECTION 4.01. Conditions to Effectiveness. The closing of the transactions contemplated by Article II and Article III shall be subject to the satisfaction or waiver of the following conditions:

         (a) Opinions. Each Consenting Noteholder shall have received an opinion of:

                  (i) special Brazilian counsel to the Company and Net Servicos, dated as of the Exchange Date, in form and substance satisfactory to such Consenting Noteholder;

                  (ii) special New York counsel to the Company and Net Servicos, dated as of the Exchange Date, in such form and substance satisfactory to such Consenting Noteholder;

                  (iii) special Delaware counsel to the Company and Net Servicos, dated as of the Exchange Date, in such form and substance satisfactory to such Consenting Noteholder; and

                  (iv) special British Virgin Islands counsel to the Company and Net Servicos, dated as of the Exchange Date, in such form and substance satisfactory to such Consenting Noteholder.

         (b)      Security Documents; Perfection of Security Interests.

                  (i) Each of the Security Documents attached hereto as Exhibit E shall have been executed and delivered by Banco Itau, in its capacity as Collateral Agent, the Company, Net Servicos and each other Guarantor party thereto.

                  (ii) All filings, recordings, registrations and other actions necessary to perfect the Liens created by the Security Documents shall have been completed.

         (c) Officer's Certificate. On the Exchange Date (i) the representations and warranties of the Company and Net Servicos contained in this Agreement shall be true and correct in all material respects; (ii) the Company, Net Servicos and Net Servicos' subsidiaries shall have complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on their part to be performed or satisfied hereunder on or before the Exchange Date; (iii) the Company, Net Servicos, the guarantors thereunder and the Trustee for the New Notes shall have executed and delivered the Indenture and the Trustee under the Indenture shall have received executed counterparts thereof; (iv) each of the documents relating to the other Senior Secured Indebtedness, the Common Terms Agreement and the Intercreditor Agreement shall have been executed and delivered by Net Servicos, its applicable subsidiaries and all other parties thereto; (v) no Material Adverse Event shall have occurred; and (vi) the Consenting Noteholders shall have received a certificate dated the Exchange Date and signed by an executive officer of the Company and Net Servicos, to the effect of paragraphs (i) to (v) above.

         (d) Required Consenting Parties. Creditors of the Net Parties representing not less than 85% of the aggregate principal amount of the outstanding financial indebtedness of Net Servicos and its consolidated Subsidiaries, based upon the list of outstanding financial indebtedness of Net Servicos and its consolidated Subsidiaries attached as Exhibit F hereto, shall have agreed to participate in the Restructuring and PriceWaterhouseCoopers LLP shall have certified the same to the Consenting Noteholders.

         (e) Regulatory Approvals; Material Changes. All required consents, approvals and authorizations or orders of, or qualifications with, any governmental body or agency, including but not limited to the Comissao de Valores Mobiliarios in Brazil and the Central Bank of Brazil, to complete the Restructuring and all the transactions contemplated thereby shall have been obtained by the Company and Net Servicos. The terms and conditions of the documents evidencing the Senior Secured Indebtedness (other than the New Notes) shall contain no material modifications from the forms of such documents in existence on the date hereof.

         (f) Private Issuance. The private issuance of shares of Net in connection with the Restructuring arising from Globo Comunicacoes e Participacoes S.A.'s preemptive rights as approved by the board of directors of Net at its meeting held on November 3, 2004 shall have occurred.

         (g) Creditors' Advisors' Fees. All reasonable and documented legal fees of Shearman & Sterling LLP, Pinheiro Neto Advogados and Wald Associados Advogados in connection with the Restructuring shall have been paid in full.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01. Covenants of the Consenting Noteholders.

         (a) Each Consenting Noteholder hereby covenants and agrees that it will not, prior to the Termination Date:

                  (i) commence any administration, receivership or insolvency action or proceeding, judicial or otherwise, under any jurisdiction, including but not limited to any "acao de execucao," "acao ordinaria de cobranca," "acao monitoria," "procedimentos cautelares," "requerimento de falencia" and "protesto de titulos";

                  (ii) take any action to enforce the payment of monies under the Existing Notes;

                  (iii) exercise any right of set-off or counter-claim actions, judicial or otherwise, in connection with the Existing Notes; or

                  (iv) take any action to perfect or enforce or make demand under any guarantee or security interest (including but not limited to any "fianca" or "aval" or similar guarantees) given by any third party in connection with the Existing Notes;

provided that this covenant will terminate in the event that creditors holding claims against the Net Parties in an aggregate amount equal to or greater than $11 million take any of the foregoing actions after the date hereof.

         (b) Each Consenting Noteholder will, (i) until the Termination Date, suspend any and all actions and/ or proceedings, judicial or otherwise, that may have been initiated by such Consenting Noteholder against the Net Parties in connection with the Existing Notes, including but not limited to any "acao de execucao," "acao ordinaria de cobranca," "acao monitoria," "procedimentos cautelares," "requerimento de falencia" or "protesto de titulos" ("Proceedings"), and (ii) on the Exchange Date, waive and terminate all Proceedings.

         (c) Each Consenting Noteholder irrevocably agrees not to transfer any Existing Notes held by it until the Termination Date. Notwithstanding the foregoing, each Consenting Noteholder may transfer Existing Notes to a third party if such third party, prior to the transfer of such Existing Notes, is or becomes a party to this Exchange Agreement as a "Consenting Noteholder."

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.01. Representations and Warranties.

         (a) Representations and Warranties of the Consenting Noteholders. Each of the Consenting Noteholders hereby represents and warrants to the other parties hereto as follows:

                  (i) Such Consenting Noteholder is an entity duly organized and validly existing under the laws of its jurisdiction of formation.

                  (ii) Such Consenting Noteholder has all legal and corporate powers and authority to execute and deliver this Agreement and to perform all of its obligations set forth herein.

                  (iii) This Agreement is a legal, valid and binding obligation of such Consenting Noteholder, enforceable against such Consenting Noteholder in accordance with its terms.

                  (iv) Such Consenting Noteholder is acquiring the New Notes for its own account (or for the account of funds that such Consenting Noteholder manages), and not as nominee or agent, for the purpose of investment and not with a view to distribution in violation of the Securities Act of 1933, as amended (the "Securities Act"). Such Consenting Noteholder understands that it must bear the economic risk of its investment for an indefinite period of time because the New Notes will not be registered under the Securities Act or any applicable state securities laws and may not be resold unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Such Consenting Noteholder hereby agrees that the New Notes will not be transferred, sold or otherwise disposed of other than (i) pursuant to a registration statement under the Securities Act or pursuant to an exemption therefrom and (ii) in compliance with any applicable state securities laws. Such Consenting Noteholder acknowledges that, in issuing the New Notes, the Company is relying on the representations and warranties of such Consenting Noteholder in this Section 6.01.

                  (v) Such Consenting Noteholder represents that it is a sophisticated institutional investor and has such knowledge and experience in financial and business matters; and that it is capable of evaluating the merits and risks of its investment in the New Notes. Such Consenting Noteholder has been given access to all information regarding the Net Parties that such Consenting Noteholder has requested in order to evaluate its investment in the New Notes. Such Consenting Noteholder further represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the SEC under the Securities Act with respect to the purchase of the New Notes.

                  (vi) Such Consenting Noteholder hereby acknowledges that, pursuant to the Indenture, the New Notes shall bear a legend substantially in the following form (in addition to any other legend required pursuant to the Indenture):

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ADDITION, NEITHER THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN, MAY (DIRECTLY OR INDIRECTLY) BE REOFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO, OR PLEDGED IN FAVOR OF, A COMPETITOR OF NET OR ANY OF ITS SUBSIDIARIES. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
         (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OF REGULATION S, (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE WHICH IS THREE YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-US PERSONS THAT OCCUR OUTSIDE THE UNTIED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 903 OR RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH

         PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  (vii) The acquisition by such Consenting Noteholder of the New Notes shall constitute a confirmation by it, as of the Exchange Date, of the foregoing representations.

         (b) Representations and Warranties of the Company. Each of the Company and Net Servicos hereby represents and warrants to the other parties hereto as follows:

                  (i) Each of the Company and Net Servicos is an entity duly organized and validly existing under the laws of its jurisdiction of formation.

                  (ii) Each of the Company and Net Servicos has all legal and corporate powers and authority to execute and deliver this Agreement and to perform all of its obligations set forth herein.

                  (iii) This Agreement is a legal, valid and binding obligation of the Company and Net Servicos, enforceable against the Company and Net Servicos in accordance with its terms.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.01. Amendments, etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Net Party therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the Net Parties and each of the Consenting Noteholders party hereto.

         SECTION 7.02. Notices, etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to either the Company or Net Servicos, at its address at Rua Verba Divino, 1356, Sao Paulo, SP 04719-002, Brazil, Attention: Chief Legal Officer; and if to any Consenting Noteholder, at the address set forth on its respective Signature Page. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively. Manual delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the New Notes or of any Exhibit to this Agreement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

         SECTION 7.03. No Waiver; Remedies. No failure on the part of any Consenting Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 7.04. Binding Effect; Assignments. This Agreement shall become effective when it shall have been executed by the Company, Net Servicos and each Consenting Noteholder and thereafter shall be binding upon and inure to the benefit of the Net Parties and each Consenting Noteholder and their respective successors and assigns, except that (i) the Company and Net Servicos may not assign any of their rights and obligations hereunder, and (ii) any Consenting Noteholder may assign all or a portion of its rights and obligations hereunder to any transferee of its Existing Notes, that agrees in writing to be bound by the terms of this Agreement. Any assignment of this Agreement by the Company or Net Servicos shall be void and of no effect. If any Consenting Noteholder transfers all of its holdings of Existing Notes to one or more assignees who are or become parties to this Agreement and assigns its obligations under this Agreement to such transferees in compliance with Section 5.01(c), such Consenting Noteholder shall, to the extent that it assigns its obligations, be released from its obligations hereunder.

         SECTION 7.05. Termination. This Agreement shall terminate on the date (the "Termination Date") that is the earlier of (i) the Exchange Date and (ii)
(A) February 28, 2005, if either the Company or Consenting Noteholders holding more than 50% of the aggregate principal amount of Existing Notes held by all Consenting Noteholders has, by February 21, 2005, notified the other parties hereto of its intention to terminate this Agreement, and (B) otherwise, March 31, 2005.

         SECTION 7.06. Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under this Agreement shall not affect or impair the remaining provisions of this Agreement.

         SECTION 7.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

         SECTION 7.08.  Jurisdiction, etc.

         (a) Each of the parties hereto irrevocably agrees, for itself and in respect of its property, generally and unconditionally, that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in any state or Federal court in the Borough of Manhattan in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

         (b) To the extent that any party hereto has acquired or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such party, as the case may be, hereby irrevocably waives such immunity in respect of their obligations under this Agreement to the full extent permitted by law.

         SECTION 7.09. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

         SECTION 7.10. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or thereby or the actions of any party hereto in the negotiation, administration, performance or enforcement thereof.

                  [Remainder of page deliberately left blank.]

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NET SUL COMUNICACOES LTDA.

By: ________________________________ Witness:
    Name:
    Title:

By: ________________________________ Witness:
    Name:
    Title:

NET SERVICOS DE COMUNICACAO S.A

By: ________________________________ Witness:
    Name:
    Title:

By: ________________________________ Witness:
    Name:
    Title:

CONSENTING NOTEHOLDER SIGNATURE PAGE OF:

                                                CONSENTING NOTEHOLDER

                                                _______________________________

                                                By ____________________________
                                                   Name:
                                                   Title:

Address of Consenting Noteholder:

Attention:

Telephone:
Facsimile:

Outstanding Principal Amount of Existing Notes:  $_____________________________

                              NOTEHOLDER ELECTIONS

1. By its execution of this Agreement, the above-signed Consenting Noteholder hereby elects to receive (check either the Exchange Option or the Real Conversion Option):

         ____  the EXCHANGE OPTION

                         OR

         _____ the REAL CONVERSION OPTION

2.       Complete only if the above-signed Noteholder has elected the Exchange
Option.

The above-signed Consenting Noteholder elects to receive an interest in (select either the New Floating Rate Notes or the New Fixed Rate Notes):

         ____ the NEW FLOATING RATE NOTES

                         OR

         ____ the NEW FIXED RATE NOTES

                                                                       Exhibit A
                                                              (Free Translation)


                      PRIVATE INSTRUMENT OF DEBT CONFESSION

This Private Instrument of Debt Confession (Instrument) shall be executed, in accordance with the law, by and between the following parties ("Parties"):

         (a) on the one hand: [ ], a financial institution duly organized and existing in accordance with the laws of [ ], headquartered at [ ], represented by [ ] ("The Creditor"); and,

         (b) on the other hand :

                  (i) NET SUL COMUNICACOES LTDA., a Brazilian limited company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro No. 1,111, Morro Santa Teresa, registered in the National Register of Legal Entities (C.N.P.J.) under No. 73.676.512/0001-46, hereby represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira ("Net Company"); and


                  (ii) the companies listed and qualified in "Annex 1" herein, (together with the Net Company, the "Net Group Companies");

have mutually agreed on the following:

                                  W H E R E A S

(1) Net Servicos and/or some of its restricted subsidiaries were originally debtors with regard to a series of loans contracted within Brazil and outside it ("Original Loans"), and did not comply with the terms of the respective instruments;

(2) Net Servicos, for itself and on behalf of some of its restricted subsidiaries, and the creditors of the Original Loans ("Creditors") negotiated in good faith a restructuring plan for the Original Loans, which was the object of a material fact published by Net Servicos on June 28, 2004 ("Restructuring Plan");

(3) among the Original Loans, forming the object of the Restructuring Plan are the Floating Rate Notes issued by Net Sul Comunicacoes Ltda., for
US$80,000,000.00 due in 2005 (as "Net Sul Notes");

(4) within the scope of the Restructuring Plan, the Net Sul Notes were renegotiated as a global note with maturity in 2009, issued for a total of US$ [ ] (the "Global Note"), whose terms and conditions are consolidated in the Indenture and the respective Global Note (the "Indenture") forming a part of this Instrument as "Annex 2", it being determined that the Creditor shall hold an installment of the Global Note of US$ [ ] and that the parties have agreed to sign this Instrument with regard to the payments due to The Creditor by virtue of the Indenture;

(5) in addition to this Instrument and to other instruments that have amended or replaced other Original Loans, the Creditors and the Net Group Companies have executed other documents to formalize the Restructuring Plan, including, with Banco Itau S.A., in the capacity of collateral agent, (the "Collateral Agent"), the "Intercreditor Agreement" (a copy of which is attached hereto as "Annex 3"), and the following pledge agreements (the "Pledge Agreements"):

         (a) the Receivables Pledge Agreement with Foreclosure Clause executed by Net Servicos, Net Sao Paulo Ltda., the Creditors, with the latter represented by the Collateral Agent and the Centralizing Bank, identified in the same agreement (a copy of which is attached hereto as "Annex 4");

         (b) the Receivables Pledge Agreement with Foreclosure Clause executed by Net Servicos, Net Rio S.A, the Creditors, with the latter represented by the Collateral Agent and the Centralizing Bank, identified in the same agreement (a copy of which is attached hereto as "Annex 5");

         (c) the Share Pledge Agreement with Amicable Sale Clause and Other Covenants executed by Net Group and Creditors, with the latter represented by the Collateral Agent (a copy of which is attached hereto as "Annex 6");

         (d) the Quota Pledge Agreement with Amicable Sale Clause and Other Covenants executed by Net Group and Creditors, with the latter represented by the Collateral Agent (a copy of which is attached hereto as "Annex 7"); and

         (e) the Asset Pledge Agreement with Amicable Sale Clause and Other Covenants, executed by Net Group and Creditors, with the latter represented by the Collateral Agent (a copy of which is attached as "Annex 8");

(6) in accordance with the terms agreed in the Restructuring Plan, the Net Group Companies have agreed irrevocably and irreversibly to guarantee the payment of any amounts due by Net Company under the terms of this Instrument without benefit of order;

(7) as a result of the renegotiation of the Debt and implementation of the Restructuring Plan, the Net Group Companies acknowledge that they have an outstanding net debt towards the Creditor on this date for a principal amount of US$ [ ] ([ ]), with regard to the Indenture.

GIVEN THE ABOVE, and considering the mutual covenants contained herein and other firm and valid mutual obligations, whose existence and sufficiency are hereby acknowledged, the Parties have mutually agreed to the following:

CLAUSE 1 DEBT CONFESSION

Net Company acknowledges that it owes The Creditor the net, certain and due principal amount of US$[ ] ([ ]) ("Confessed Debt" or "Principal Amount"), whose payment shall be made, in accordance with the terms and conditions of the Indenture.


CLAUSE 2 OBLIGATION TO PAY BY THE NET GROUP COMPANIES

The Net Group Companies expressly declare that they are aware and that they agree with the amount of the Confessed Debt, whose liquidity and enforceability they also acknowledge, assuming hereby jointly and severally, without benefit of order or any other preference, an irrevocable obligation to pay the interest on the Confessed Debt and other charges and amounts contemplated in this instrument and its annexes, in accordance with the wording and deadlines established in Clauses 3, 4 and 5 of this Instrument and in compliance with the wording of the Indenture.

         FIRST PARAGRAPH The payments made by the Net Group Companies for liquidation of the obligations established herein under penalty of breach of contract are made in accordance with the wording and conditions of the Indenture.

         SECOND PARAGRAPH The payment of each of the installments in the terms and amounts due shall be considered formalized upon effective receipt of the amounts as contemplated in the Indenture.

         THIRD PARAGRAPH If it is necessary to collect the credit with regard to the Confessed Debt or any of its installments, including fines or Interest due to The Creditor by the Net Group Companies, the Parties agree that the same credit may not be collected simultaneously in Brazil and outside it. If there is a collection of credit with regard to the Indenture outside Brazil, this credit may only be collected or executed in Brazil if it is demonstrated that it is no longer being collected abroad.

         FOURTH PARAGRAPH In the event of default on the payment obligations by the Net Group Companies and the Creditor requires that any obligation of the Net Group Companies be carried out in Brazil, the amount due in US dollars shall be converted into Brazilian reais at the Exchange Rate (as per the definition below) of the effective date on which the Net Group Companies pay the Creditor.


CLAUSE 3 INTEREST ON THE CONFESSED DEBT

The Principal amount shall be accreted by the remuneratory interest ("Interest") corresponding to the annual rate [equal to the quarterly LIBOR rate plus a spread of 3.0%. For the purposes of this Clause, LIBOR means, with regard to any interest period, the London Interbank Offered Rate, at which quarterly deposits in US dollars are offered in the London Interbank market, at 11 a.m. (London time), two London business days before the first day of this period, in accordance with the value for this rate published by REUTERS (option 3750), or by any substitute] or [7% (seven per cent) per year].

The payment of Interest calculated in accordance with Clause 3 above shall be made in accordance with Clause 3 above by the Net Group Companies to The Creditor at the time designated in the Indenture.


CLAUSE 4 PAYMENT AND MATURITY OF THE PRINCIPAL AMOUNT OF THE CONFESSED DEBT

Except for the payment events established in the Indenture, the amortization of the Principal amount of the Confessed Debt shall be made directly by Net Group to the Creditor, in the following form:

         (A) 70% (seventy percent) of the Principal Amount shall be amortized in accordance with the following fixed schedule:

          % OF PRINCIPAL AMOUNT ON DATE OF EFFECTIVENESS        TOTAL TO BE AMORTIZED
          ----------------------------------------------        ---------------------
          1.25% on March 15, 2006                               total of 5% in 2006
          1.25% on June 15, 2006
          1.25% on September 15, 2006
          1.25% on December 15, 2006
          ---------------------------------------------------------------------------
          3.75% on March 15, 2007                               total of 15% in 2007
          3.75% on June 15, 2007
          3.75% on September 15, 2007
          3.75% on December 15, 2007
          ---------------------------------------------------------------------------
          6.25% on March 15, 2008                               total of 25% in 2008
          6.25% on June 15, 2008
          6.25% on September 15, 2008
          6.25% on December 15 , 2008
          ---------------------------------------------------------------------------
          6.25% on March 15, 2009                               total of 25% in 2009
          6.25% on June 15, 2009
          6.25% on September 15, 2009
          6.25% on December 15, 2009

The amortization percentage of the Principal Amount specified in the table above shall be calculated on the basis of the Principal Amount on the Date of Effectiveness.

     (B) The remaining 30% (thirty percent) of the Principal Amount shall be amortized as established in the table below, on the dates indicated in column "A
- Original Payment Date".

     However, if (i) the Accumulated DI Factor to the last day of the previous fiscal quarter, or (ii) the average daily Interest Rate during the second week prior to the week of the Original Payment Date (set forth in column A), is equal to or higher than the limits established in column "B - Conditions" of the table below, the payment of the principal specified in column "A - Original Payment Date" shall be paid on the "Alternative Payment Date" specified in column C below:

     % OF                                           B - CONDITIONS
  PRINCIPAL        A - ORIGINAL      -------------------------------------------    C - ALTERNATIVE
    AMOUNT         PAYMENT DATE      ACCUMULATED DI RATE           EXCHANGE RATE      PAYMENT DATE
    ------         ------------      -------------------           -------------      ------------
    1.25%         March 15, 2006       1.417 on Dec 31, 2005        R$4.00/US$         Mar 15, 2010
    1.25%          Jun 15, 2006        1.479 on Mar 31, 2006        R$4.00/US$         Mar 15, 2010
    1.25%          Sep 15, 2006        1.543 on Jun 30, 2006        R$4.50/US$         Mar 15, 2010
    1.25%          Dec 15, 2006        1.610 on Sep 30, 2006        R$4.50/US$         Mar 15, 2010
    2.50%          Mar 15, 2007        1.680 on Dec 31, 2006        R$4.50/US$         Mar 15, 2010
    2.50%          Jun 15, 2007        1.767 on Mar 31, 2007        R$4.50/US$         Jun 15, 2010
    2.50%          Sep 15, 2007        1.859 on Jun 30, 2007        R$4.50/US$         Jun 15, 2010
    2.50%          Dec 15, 2007        1.955 on Sep 30, 2007        R$4.50/US$         Jun 15, 2010
    2.50%          Mar 15, 2008        2.057 on Dec 31, 2007        R$4.70/US$         Sep 15, 2010
    2.50%          Jun 15, 2008        2.164 on Mar 31, 2008        R$4.70/US$         Sep 15, 2010
    2.50%          Sep 15, 2008        2.277 on Jun 30, 2008        R$4.70/US$         Sep 15, 2010
    2.50%          Dec 15, 2008        2.396 on Sep 30, 2008        R$4.70/US$         Dec 15, 2010
    1.25%          Mar 15, 2009        2.521 on Dec 31, 2008        R$4.90/US$         Dec 15, 2010
    1.25%          Jun 15, 2009        2.674 on Mar 31, 2009        R$4.90/US$         Dec 15, 2010
    1.25%          Sep 15, 2009        2.835 on Jun 30, 2009        R$4.90/US$         Dec 15, 2010
    1.25%          Dec 15, 2009        3.007 on Sep 30, 2009        R$4.90/US$         Dec 15, 2010

The percentage of Principal amount specified in the table above shall be calculated based on the Principal amount on the Date of Effectiveness.

         FIRST PARAGRAPH: For purposes of this Clause, "Exchange Rate" shall mean, for any day, the exchange rate published by Central Bank in its SISBACEN System (or the system that replaces it) as the exchange rate of the US dollar PTAX 800, Option 5 (selling rate), currency 220, on the immediately preceding business day in Brazil, or in its absence, the rate which succeeds it.

         SECOND PARAGRAPH: For the purposes of this Clause, "Accumulated DI Factor" means, for any calculation date, the interest rate effective from January 01, 2004 until the calculation date.


CLAUSE 5 OPTIONAL EARLY AMORTIZATION OF THE DEBT

Net Group is authorized to advance the payment of the Confessed Debt in accordance with the terms and conditions described in the Indenture.

CLAUSE 6 LATE PAYMENT

         In the event of late payment of any installment in accordance with the terms of this Instrument, the late amount shall be increased by a fine and other late payment charges established in the Indenture.


CLAUSE 7 GUARANTEES

The Net Group Companies declare that they are aware that the Confessed Debt is guaranteed by the assets pledged in accordance with the terms of the Intercreditor Agreement and respective pledge agreements listed in the Preamble section (5) items (a), (b), (c), (d) and (e) that shall be enforceable in accordance with its terms and conditions. The Creditor Institution declares that it is aware that the foreclosure of such guarantees provided by Net Group, contemplated in the Pledge Agreement, listed in the Preamble section (5) items
(a), (b), (c), (d) and (e) may only be effected in accordance with the terms and conditions of the Intercreditor Agreement and in compliance with the terms of the Pledge Agreements.

         FIRST PARAGRAPH The Net Group Companies execute this Instrument as guarantors and principal payers, jointly responsible for compliance with all the obligations assumed by Net Company herein, with express waiver of the benefit of discussion and of the benefits mentioned in Articles 827, 829, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 595 of the Brazilian Civil Procedure Code, guaranteeing the faithful compliance with all the obligations assumed by the Net Company in accordance with the terms of this Instrument.

CLAUSE 8 OBLIGATIONS OF DEBTORS

From this date until the date on which the entire Confessed Debt has been paid in full, the Net Group Companies undertake to comply with the obligations established in the Indenture.

CLAUSE 9 DECLARATIONS AND GUARANTEES

The declarations and guarantees provided by the Net Group Companies are those mentioned in the Indenture.

CLAUSE 10 EVENTS OF DEFAULT

The events of default and the rules for early maturity of this Instrument are those listed in the Indenture.

CLAUSE 11 TAXES, EXPENSES AND FINES

The Net Group Companies shall jointly and severally bear all the levies, taxes and charges that apply or may come to apply by force of this Instrument, including the Imposto sobre Operacoes Financeiras (IOF) [Financial Transactions Tax] and the Transmissao de Valores e de Creditos e Direitos de Natureza Financeira (CPMF) [Temporary Tax on Financial Transactions], but excluding levies, taxes, charges and contributions of any nature, deductions, retentions and fiscal dues applicable to the income, the Contribuicao Social sobre o Lucro Liquido [Social Contribution on Net Profits], the contribution to the Programa de Integracao Social (PIS) [Social Integration Plan], and the contribution to the Social Investment Fund - FINSOCIAL), present or future, as well as any interest, fines or other liabilities relating to the latter.

         FIRST PARAGRAPH The Net Group Companies shall also bear any expenses relative to registration at the competent Public Registry of Titles and Document, and eventual judicial or extrajudicial collection claims on this Instrument.

         SECOND PARAGRAPH The Net Group Companies shall pay all reasonable fees and expenses incurred, with supporting documentation by the holders of Original Loans with legal and financial consultants already contracted with the consent of Net Servicos to negotiate, execute and formalize this Instrument (i.e. Pinheiro Neto Advogados, Shearman & Sterling LLP and PricewaterhouseCoopers) regardless of the effective conclusion of the transactions contemplated herein.

         THIRD PARAGRAPH The levies, taxes, charges and expenses mentioned in this Clause shall be refunded to The Creditor within 5 (five) days of the delivery to Net Servicos of a written request.

CLAUSE 12 DURATION

This Instrument is executed irrevocably and irreversibly and shall take effect on the date of its signing, binding the Parties, their successors and assignees of any kind. The obligations of the Net Group shall remain in force until full payment of the amount due, in accordance with the provisions of this Instrument. With the full payment of the Confessed Debt by the Net Group Companies to The Creditor, as expressed herein, the parties shall grant the most ample, general and unrestricted release of all obligations assumed by the parties, having nothing further to claim from each other, presently or in the future, with respect to the payment of the Confessed Debt, the release of this Instrument constituting a valid release of the pecuniary obligations contemplated in the Indenture and vice-versa.

CLAUSE 13 ASSIGNMENT

In compliance with the provisions of the Indenture, The Creditor may assign or transfer to third parties in full or in part, the credit assignments represented by the Confessed Debt as well as the rights and obligations arising from this Instrument, simply by informing Net Company of the same in writing.

CLAUSE 14 VALIDITY OF CLAUSES

Each of the provisions of this Instrument shall be independent and distinct from the others and the illegality, invalidity or ineffectiveness of any of the provisions shall not affect or impair the legality, effectiveness and enforceability of the other provisions contained herein, which shall remain valid and in full force for all legal purposes.

CLAUSE 15 ENTIRE AGREEMENT

This Instrument, the Indenture and related documents, the Pledge Agreements and the Intercreditor Agreement constitute the entire agreement by Parties with regard to the transactions contemplated herein and substitute any other understanding by the Parties in relation to their purpose. Moreover, it is established that if any other instrument signed by the Parties provides otherwise than as agreed in such instruments, the provisions of the instruments listed above shall prevail.


CLAUSE 16 ALTERATIONS AND AMENDMENTS

Any alteration or amendment to this Instrument shall only be considered valid and produce effect if signed by all the Parties.


CLAUSE 17 WAIVER AND TOLERANCE

The parties recognize that, unless expressly established by this Instrument: (a) failure to exercise, the concession of a term, tolerance or delay in exercising any right guaranteed hereby and/or by law shall not constitute a novation or waiver of these rights, nor shall it harm the eventual exercise of same; (b) the individual or partial exercise of these rights shall not prevent the exercise of the remaining rights, or the exercise of any other right; (c) the waiver of any of these rights shall not be valid, unless granted in writing; and (d) the waiver of a right shall be implemented restrictively and shall not be considered as waiver of any other right granted by this Instrument.

CLAUSE 18 NOTICES

The notices and communications required and/or permitted hereby shall be made by registered mail or through public registry or judicial means, and shall be addressed to the

Parties at the addresses set forth in the preamble of this Instrument, or to another address indicated in writing by the Parties, in accordance with this Clause.

         FIRST PARAGRAPH The delivery of these notices and/or communications shall be considered as the date placed on the receipt slip of the registered letter or on the date of formalization of the judicial or extrajudicial notice, as per the case.

         SECOND PARAGRAPH The Creditor is authorized to deliver to Net Servicos the notices and/or communications addressed to any of the Net Group Companies, and, likewise, any of the Net Group Companies is authorized to deliver to the Collateral Agent any notice and/or communication addressed to the Creditor related to the Pledge Agreements mentioned in item (4) of the Preamble to this Agreement.

         THIRD PARAGRAPH Addresses for notices and/or communications:

                       Net Sul Comunicacoes S.A.
                       Rua Silveiro N(0). 1,111, Morro Santa Teresa
                       Porto Alegre, RS, CEP: 04719-002
                       Attention: Leonardo P. G. Pereira / Andre Muller Borges
                       Telephone: (55-11) 5186-2606
                       Fax: (55-11) 5186-2780



                       [The Creditor]
                       [     ]



CLAUSE 19 EXTRAJUDICIAL EXECUTIVE TITLE

         The Parties acknowledge that this Instrument constitutes an extrajudicial executive title, for purposes of the provisions of Articles 583 and 585, I and II of the Brazilian Civil Procedural Code, with the alterations of Law No. 8,953, of December 13, 1994.

         FIRST PARAGRAPH - The Net Company hereby undertakes to register this Instrument at the relevant Public Registry of Titles and Document of [ ], State of [ ], within 3 (three) business days of this date.

CLAUSE 20 NOVATION

This Instrument shall not constitute a novation of any obligation arising from the Original Loan Agreement.

CLAUSE 21 APPLICABLE LAW

This Instrument shall be governed by the laws of the Federative Republic of Brazil.


CLAUSE 22 CHOICE OF JURISDICTION

To settle any doubts and disputes arising from this Instrument, the parties choose the jurisdiction of the City of Sao Paulo, State of Sao Paulo, expressly renouncing any other, regardless of its merits.

The Parties, being in full agreement, have signed [ ] ([ ]) copies of this instrument of equal content and form, in the presence of the witnesses indicated below.

                                 Sao Paulo, [  ]  [                ], 200[ ]


                                 [THE CREDITOR]

                            P.   ________________________________________
                                 Name:
                                 Title:
                            P.   ________________________________________
                                 Name:
                                 Title:


                                 [NET SUL]

                            P.   ________________________________________
                                 Name:
                                 Title:
                            P.   ________________________________________
                                 Name:
                                 Title:

                     DEBT CONFESSION INSTRUMENT DATED ON [ ]
                             INTERVENING GUARANTORS

NET SERVICOS DE                            NET FRANCA LTDA.
COMUNICACAO S.A.:                          NET GOIANIA LTDA.
ALNOR ALUMINIO DO NORTE LTDA.              NET INDAIATUBA LTDA.
ANTENAS COMUNITARIAS                       NET JOINVILLE LTDA.
BRASILEIRAS LTDA.                          NET LONDRINA LTDA.
CABODINAMICA TV CABO                       NET MARINGA LTDA.
SAO PAULO S.A.                             NET PARANA COMUNICACOES LTDA.
CMA PARTICIPACOES S.A.                     NET PIRACICABA LTDA.
DABNY, L.L.C.                              NET RECIFE LTDA.
DR EMPRESA DE DISTRIBUICAO                 NET RIBEIRAO PRETO S.A.
 E RECEPCAO DE TV LTDA.                    NET RIO S.A.
HORIZONTE SUL                              NET SAO CARLOS S.A.
COMUNICACOES LTDA.                         NET SAO JOSE DO RIO PRETO LTDA.
JONQUIL VENTURE LIMITED                    NET SAO PAULO LTDA.
MULTICANAL                                 NET SOROCABA LTDA.
TELECOMUNICACOES S.A.                      NET SUL COMUNICACOES LTDA.
NET ANAPOLIS LTDA.                         REYC COMERCIO
NET ARAPONGAS LTDA.                        E PARTICIPACOES LTDA.
NET BAURU LTDA.                            TV CABO DE CHAPECO LTDA.
NET BELO HORIZONTE LTDA.                   .
NET BRASILIA LTDA.                         TV VIDEO CABO
NET CAMPINAS LTDA.                         DE BELO HORIZONTE S.A.
NET CAMPO GRANDE LTDA.
NET CURITIBA LTDA.
NET FLORIANOPOLIS LTDA.

                          P.       ________________________________________
                                   Name:
                                   Title:
                          P.       ________________________________________
                                   Name:
                                   Title:
Witnesses:
1.   -   ____________________________
         Name:    [  ]
         ID Number (RG):  [  ]
2.   -   ____________________________
         Name:    [  ]
         ID Number (RG):  [  ]

                                                                         ANNEX 1
                                               TO THE DEBT CONFESSION INSTRUMENT

                        INTERVENING PARTIES - GUARANTORS

         NET SERVICOS DE COMUNICACAO S.A., a joint stock company headquartered in the city and state of Sao Paulo, at Rua Verbo Divino, N(0). 1,356, registered in the National Register of Corporate Entities (CNPJ/MF) under N(0). 00.108.786/0001-65, hereafter duly represented in the form of its By-Laws;

         ALNOR ALUMINIO DO NORTE LTDA., a Brazilian limited liability company with principal office in the city of Manaus, state of Amazonas, at Rua Emilio Moreira N(0). 1,672, Altos, Praca 14 de Janeiro, registered in the National Register of Corporate EntitieS (CNPJ) under N(0). 34.534.750/0001-65, herein represented in accordance with its By-Laws by Messrs. Francisco Tosta Valim Filho anD Leonardo Porciuncula Gomes Pereira;

         ANTENAS COMUNITARIAS BRASILEIRAS LTDA., a Brazilian limited liability company with principal office in the city of Blumenau, state of Santa Catarina, at Avenida Brasil N(0). 60, Ponta Aguda, registered in the National Register of Corporate Entities (CNPJ) under N(0). 79.375.606/0001-61,herein represented in accordance with its By-Laws by Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         CABODINAMICA TV CABO SAO PAULO S.A., a Brazilian joint stock company with principal office in the city of Sao Paulo, state of Sao Paulo, at Rua Verbo Divino, N(0). 1,356, Chacara Santo Antonio, registered in the National Register of Corporate Entities (CNPJ) under N(0). 65.516.254/0001-02, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         CMA PARTICIPACOES S.A., a Brazilian joint stock company with principal office in the city of Sao Paulo, state of Sao Paulo, at Rua Verbo Divino, N(0). 1.356, Chacara Santo Antonio, registered in the National Register of Corporate Entities (CNPJ) under N(0). 31.959.356/0001-80, herein represented in accordance with its By-Laws by its executive directors, Messrs. Jose Antonio Guaraldi Felix and Leonardo Porciuncula Gomes Pereira;

         DABNY, L.L.C., a company constituted and in existence in accordance with the laws of Delaware, headquartered c/o of The Prentice Hall Corporation System, Inc. 32 Loockerman Square, Suite L-100, Dover, Kent County 19901, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         JONQUIL VENTURE LIMITED, a company constituted and in existence in accordance with the laws of the British Virgin Islands, headquartered at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, herein represented in accordance with its By-Laws by its executive director, Sr. Leonardo Porciuncula Gomes Pereira;

         MULTICANAL TELECOMUNICACOES S.A., a Brazilian joint stock company, with principal office in the city and state of Sao Paulo, at Rua Verbo Divino N(0). 1,356 -

         1st floor - part, CEP 04719-002, Chacara Santo Antonio, registered in the National Register of Corporate Entities (CNPJ) under N(0). 31.963.481/0001-64, with its By-Laws duly filed at the Board of Trade of the State of Sao Paulo under N(0). 35.300.179.650, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET BELO HORIZONTE LTDA., a Brazilian limited company, with principal office in the city of Belo Horizonte, state of Minas Gerais, at Avenida Renascenca N(0). 515, Renascenca, CEP 31160-000, registered in the National Register of Corporate Entities (CNPJ) under N(0). 38.738.308/0001-01, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET BRASILIA LTDA., a Brazilian limited company, with principal office in the city of Brasilia, Federal District, SIG/Sul, Quadra 01, N(0). 725, CEP 70000-000, registered in the National Register of Corporate Entities (CNPJ) under N(0). 26.499.392/0001-79, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET LONDRINA LTDA., a Brazilian limited liability company with principal office in the city of Londrina, state of Parana, at Rua Santos, N(0). 737, Centro, registered in the National Register of Corporate Entities (CNPJ) under N(0). 80.924.459/0001-10, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET RIO S.A a Brazilian joint stock company with principal office in the city of Rio de Janeiro, state of Rio de Janeiro, at Rua Vilhena de Moraes, N(0). 380, Bloco 02, Suite 201, 3rd Floor, Barra da Tijuca, registered in the National Register of Corporate Entities (CNPJ) under N(0). 28.029.775/0001-09, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         TV CABO DE CHAPECO LTDA., a Brazilian limited liability company with principal office in the city of Chapeco, state of Santa Catarina, at Avenida Nereu Ramos, N(0). 237E, Suite 01, registered in the National Register of Corporate Entities (CNPJ) under N(0). 00.847.530/0001-26, herein represented in accordance with its By-Laws by Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         TV VIDEO CABO DE BELO HORIZONTE S.A., a Brazilian joint stock company with principal office in the city of Belo Horizonte, state of Minas Gerais, at Avenida Renascenca, N(0). 505, registered in the National Register of Corporate Entities (CNPJ) under N(0). 64.195.522/0001-79, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET RECIFE LTDA., a Brazilian limited liability company with principal office in the city of Recife, state of Pernambuco, at Rua Francisco Alves N(0). 100, CEP 50070-490, Bairro da Ilha do Leite, registered in the National Register of Corporate

         Entities (CNPJ) under N(0). 08.828.469/0001-25, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET SAO PAULO LTDA., a Brazilian limited liability company with principal office in the city and state of Sao Paulo, at Rua Verbo Divino N(0). 1,356, ground floor, blocks 1 and 2, CEP 04719-002, Chacara Santo Antonio, Sao Paulo - SP, registered in the National Register of Corporate Entities (CNPJ) under N(0). 65.697.161/0001-21, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET CAMPINAS LTDA., a Brazilian limited liability company with principal office in the city of Campinas, state of Sao Paulo, at Rua Jasmim N(0). 610, CEP 13.807-520, Chacara Primavera, registered in the National Register of Corporate Entities (CNPJ) under N(0). 61.698.510/0001-79, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET INDAIATUBA LTDA., a Brazilian limited liability company with principal office in the city of Indaiatuba, state of Sao Paulo, at Rua 11 de Junho, N(0). 1,849/1,853, Vila Victoria, CEP 13.330-050,
         registered in the National Register of Corporate Entities (CNPJ) under N(0). 58.393.695/0001-07, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET FRANCA LTDA., a Brazilian limited liability company with principal office in the city of Franca, state of Sao Paulo, at Rua Carmen Irene Batista N(0). 2,837, Jardim Samello, CEP 14405-135, registered in the National Register of Corporate Entities (CNPJ) under N(0). 60.348.414/0001-38, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET SUL COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro N(0). 1,111, Morro Santa Teresa, CEP 90850-000, registered in the National Register of Corporate Entities (CNPJ) under N(0). 73.676.512/0001-46, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         DR- EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro N(0). 1,111, Morro Santa Teresa, CEP 90850-000, registered in the National Register of Corporate Entities (CNPJ) under N(0). 93.088.342/0001-96, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET JOINVILLE LTDA., a Brazilian limited liability company with principal office in the city of Joinville, state of Santa Catarina, at Avenida Procopio Gomes N(0). 419, Bucaren, CEP 89202-300, registered in the National Register of Corporate Entities (CNPJ) under N(0). 85.271.898/0001-95, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET FLORIANOPOLIS LTDA., a Brazilian limited liability company with principal office in the city of Florianopolis, state of Santa Catarina, at Avenida Rio Branco N(0). 808, Centro, CEP 88015-202 registered in the National Register of Corporate Entities (CNPJ) under N(0). 72.461.072/0001-47, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET MARINGA LTDA., a Brazilian limited liability company with principal office in the city of Maringa, state of Parana, at Avenida Nobrega N(0). 494, Zona 04, CEP 87013-330, registered in the National Register of Corporate Entities (CNPJ) under N(0). 81.712.416/0001-34, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET SAO JOSE DO RIO PRETO LTDA., a Brazilian limited liability company with principal office in the city of Sao Jose do Rio Preto, state of Sao Paulo, at Rua Lafaiete Spinola de Castro N(0). 1,922, Boa Vista, CEP 15025-510, registered in the National Register of Corporate Entities (CNPJ) under N(0). 69.082.832/0001-09, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET PIRACICABA LTDA., a Brazilian limited liability company with principal office in the city of Piracicaba, state of Sao Paulo, at Avenida Independencia N(0). 3,552, Alemaes, CEP 13416-230, registered in the National Register of Corporate Entities (CNPJ) under N(0). 64.592.116/0001-40, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET GOIANIA LTDA., a Brazilian limited liability company with principal office in the city of Goiania, state of Goias, at Rua 15, Quadra j-15, Lote 08, N(0). 970, Setor Marista, CEP 74000-000 registered in the National Register of Corporate Entities (CNPJ) under N(0). 33.659.475/0001-43, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET CAMPO GRANDE LTDA., a Brazilian limited liability company with principal office in the city of Campo Grande, state of Mato Grosso do Sul, at Avenida Afonso Pena N(0). 3,004, CEP 79002-075, Centro, registered in the National Register of Corporate Entities (CNPJ) under N(0). 24.615.965/0001-57, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET SOROCABA LTDA., a Brazilian limited liability company with principal office in the city of Sorocaba, State of Sao Paulo, at Avenida Antonio Carlos Comitre N(0). 1,074 and Rua Pedro Molina N(0). 81, Parque Campolim, CEP 18047-000, registered in the National Register of Corporate Entities
         (CNPJ) under N(0). 64.637.903/0001-60, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET SAO CARLOS S.A., a Brazilian joint stock company with principal office in the city of Sao Carlos, state of Sao Paulo, at Avenida Dr. Carlos Botelho, N(0). 1,986, registered in the National Register of Corporate Entities (CNPJ) under N(0). 57.724.759/0001-34, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         HORIZONTE SUL COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro, N(0). 1,111, part, registered in the National Register of Corporate Entities (CNPJ) under N(0). 94.319.209/0001-66, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET PARANA COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Curitiba, state of Parana, at Rua Paulo Graeser Sobrinho, N(0). 557, Merces, registered in the National Register of Corporate Entities (CNPJ) under N(0). 84.922.681/0001-35, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET CURITIBA LTDA., a Brazilian limited liability company with principal office in the city of Curitiba, state of Parana, at Rua Mamore N(0). 340, registered in the National Register of Corporate Entities (CNPJ) under N(0). 82.342.833/0001-03, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET ARAPONGAS LTDA., a Brazilian limited liability company with principal office in the city of Arapongas, state of Parana, at Rua Marabu, N(0). 542, registered in the National Register of Corporate Entities (CNPJ) under N(0). 81.897.118/0001-66, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET RIBEIRAO PRETO S.A., a Brazilian limited liability company with principal office in the city of Ribeirao Preto, state of Sao Paulo, at Avenida Nove de Julho, N(0). 1,266, registered in the National Register of Corporate Entities (CNPJ) under N(0). 64.807.456/0001-40, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET BAURU LTDA., a Brazilian limited liability company with principal office in the city of Bauru, state of Sao Paulo, at Avenida Duque de Caxias, N(0). 466, registered in the National Register of Corporate Entities (CNPJ) under N(0). 64.083.561/0001-84, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         NET ANAPOLIS LTDA., a Brazilian limited liability company with principal office in the city of Anapolis, state of Goias, at Rua Senai, No. 179, registered in the National Register of Corporate Entities
         (CNPJ) under N(0). 33.584.277/0001-68, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

         and

         REYC COMERCIO E PARTICIPACOES LTDA., a Brazilian limited liability company with principal office in the city of Sao Jose, state of Santa Catarina, at Rua Francisco Jose Ferreira, N(0). 101, registered in the National Register of Corporate Entities (CNPJ) under N(0). 95.853.263/0001-50, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira.

                                                    ANNEX TO THE DEBT CONFESSION
                                                                      INSTRUMENT
                                COPY OF INDENTURE

                             INTERCREDITOR AGREEMENT

      RECEIVABLES AGREEMENT WITH FORECLOSURE CLAUSE - NET SAO PAULO LTDA.,

          RECEIVABLES AGREEMENT WITH FORECLOSURE CLAUSE - NET RIO S.A,

      SHARE PLEDGE AGREEMENT WITH AMICABLE SALE CLAUSE AND OTHER COVENANTS

      QUOTA PLEDGE AGREEMENT WITH AMICABLE SALE CLAUSE AND OTHER COVENANTS

      ASSET PLEDGE AGREEMENT WITH AMICABLE SALE CLAUSE AND OTHER COVENANTS

                                                                       EXHIBIT B

                                                                       Indenture

                                                                       Exhibit C
                                                              (Free Translation)



                                LOAN AGREEMENT

This Loan Agreement ("Agreement") shall be executed, in accordance with the terms of the law, by the following parties (the "Parties"):

      (a) [      ], a financial institution duly organized and existing in

accordance with the laws of [      ], headquartered at [       ], represented by
 [        ] (the "Creditor Institution"); and,

      (b) NET SUL COMUNICACOES LTDA., a limited Brazilian company, headquartered in the City of Porto Alegre, State of Rio Grande do sul, at Rua Silveiro, No.
I, III, Morro Santa Teresa, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 73.676.512/0001-46 and represented herein in accordance with its By-Laws (the "Net Company"); and

      (c) the companies listed and qualified in "Annex 1" of this Agreement, in their capacity as guarantors and principal players (the "Guarantors", and together with the Net Company, the "Net Group Companies");

have mutually agreed as follows:
                                  W H E R E A S

(1) certain Net Group companies were originally debtors in accordance with a series of loans made in Brazil and abroad (the "Original Loans"), which did not comply with the terms of their respective instruments;

(2) the Net Group Companies, jointly represented by Net Servicos de Comunicacao S.A. "Net Servicos", a direct and indirect holding company for the capital stock of the Net Group Companies, negotiated with their creditors ("Creditors") a restructuring plan for the indebtedness of the Net Group Companies, which formed the object of a material fact published by Net Servicos on June 28, 2004 (the "Restructuring Plan");

(3) as part of the Restructuring Plan, the Creditor Institution and the Net Group Companies provided that the Creditor Institution has the obligation of refinancing part of the amount due by the Net Group Companies through a new loan in Brazilian reais, within Brazil, to be granted on the present date by the Creditor Institution (the "New Loan");

(4) in addition to this Agreement and to the other instruments which amended or replaced the Original Loans, other documents were executed for the purpose of formalizing the Restructuring Plan, including the "Intercreditor Agreement" signed with Banco Itau S.A., in its capacity as Collateral Agent (a copy of which forms a part of this Agreement as

"Annex 2") and, on [    ], the following pledge agreements (the "Pledge
Agreements"):

      (a) the Receivables Pledge Agreement with Foreclosure Clause executed by Net Servicos, Net Sao Paulo Ltda., the Creditors, with the last of these represented by the Collateral Agent and the Centralizing Bank identified in the same agreement (a copy of which forms a part of this Agreement as "Annex 3");

      (b) the Receivables Pledge Agreement with Foreclosure Clause executed by Net Servicos, Net Rio S.A, the Creditors, with the last of these represented by the Collateral Agent and the Centralizing Bank identified in the same agreement (a copy of which forms a part of this Agreement as "Annex 4");

      (c) the Share Pledge Agreement with Amicable Sale Clause and Other Covenants executed by the Net Group companies and the Creditors, with the latter represented by the Collateral Agent (a copy of which forms a part of this Agreement as "Annex 5");

      (d) the Quota Pledge Agreement with Amicable Sale Clause and Other Covenants executed by the Net Group Companies and the Creditors, with the latter represented by the Collateral Agent (a copy of which forms a part of this Agreement as "Annex 6"); and

      (e) the Asset Pledge Agreement with Amicable Sale Clause and Other Covenants executed by the Net Group Companies and the Creditors, with the latter represented by the Collateral Agent (a copy of which forms a part of this Agreement as "Annex 7");

(5) the terms with initials in capital letters mentioned herein, unless otherwise defined herein, shall have the same definition as that attributed to them in the Glossary, which forms a part of this Agreement as "Annex 8";

(6) subject to the terms and observing the conditions established herein, the Creditor Institution wishes to grant a New Loan to the Net Company for a total
amount of R$ [   ].

GIVEN THE ABOVE, and considering the mutual covenants in this instrument and other firm and valid mutual obligations, the existence and sufficiency of which are recognized herein, the Parties hereby agree on the following:

CLAUSE 1 THE LOAN

The Creditor Institution hereby grants to the Net Company and the Net Company shall receive from the Creditor Institution a loan for a total amount of
R$ [   ] (the "Principal"),
which is credited on this date via electronic transfer (TED) to current account
N(degrees). [   ], which the Net Company holds at branch [ ] of the bank [   ].

      FIRST PARAGRAPH The total of the Principal, contemplated in this Agreement is lent by the Creditor Institution to the Net Company for the purposes of refinancing certain financial liabilities and financial cash needs of debtor.

CLAUSE 2 OBLIGATION TO PAY BY NET GROUP COMPANIES

The Guarantors expressly agree to guarantee the payments referring to this Agreement, namely, the Principal, interest and other charges and values established in this Agreement and its annexes, and declare expressly that they are aware of the present loan and recognize its liquidity, certainty and enforceability, assuming hereby, jointly and severally, and without any benefit of order or any other preference, the irrevocable obligation to pay the interest, the Principal and other charges contemplated in this Agreement and its annexes, in accordance with the terms and deadlines established in this Agreement.

      FIRST PARAGRAPH The payments by the Net Group Companies for the liquidation of the obligations contemplated herein, under penalty of breach of contract, shall be made by electronic transfer (TED), to the credit of current account N(degrees). [ ], branch [ ] at [ ] or, through prior notice of at least 5 (five) business days sent by the Creditor Institution, in another form defined by the same Creditor Institution.

      SECOND PARAGRAPH The payment of each of the installments under the terms and by the due deadlines shall be considered formalized upon the effective receipt in the account of the amount indicated in the First Paragraph of this clause.

      THIRD PARAGRAPH Proof of execution of electronic transfer (TED) to the current account indicated in the First Paragraph of this Clause, of the amounts due by the Net Group Companies to the Creditor Institution shall be considered by the parties to this Agreement as proof of settlement of the Net Group Companies' obligations with regard to the payment of such amounts.

CLAUSE 3 INTEREST

The Principal amount shall be increased by remuneratory interest ("Interest") corresponding to, (a) the CDI rate plus a spread or premium of 2% (two percent) per year between this date and December 14, 2005 and, (b) the CDI rate plus a spread or premium of 3% (three percent) per year from December 15, 2005 (inclusive) until the final payment of the same amount.

The payment of the Interest in accordance with this Clause shall be made by the Net Company to the Creditor Institution on a quarterly basis, every March 15, June 15, September 15 and December 15, from the present date onwards, always with regard to the immediately preceding period; including the starting date and excluding the payment date.

      FIRST PARAGRAPH For the purposes of this Agreement, "CDI" shall mean an interest rate, expressed as an annual percentage, corresponding to the result of compounding on a daily basis, calculated for a year of 252 business days, of the interest rate of interbank market certificates of deposit (CDI) for one business day, published by the Central de Custodia e de Liquidacao Financeira de Titulos (CETIP) [Securities Custody and Settlement Center] under the term "DI rate - Over Extragrupo", or any other reference rate of the Brazilian Financial System, which may replace it. The spread or premium shall be calculated on the basis of a year of 252 business days.

      SECOND PARAGRAPH In the event of the temporary unavailability of the CDI rate at the time of payment of any monetary obligation resulting from the determination of Interest, the same daily rate produced by the last known CDI rate shall be used as a replacement until the calculation date, with no financial compensation being due either from the Net Group Companies or from the Creditor Institution, as and when the respective DI rate is subsequently published.

      THIRD PARAGRAPH In the absence of the calculation and/or publication of the CDI rate for a period longer than 15 (fifteen) consecutive business days after the Date of Effectiveness, or, additionally, in the event of its extinction or inapplicability due to legal imposition, the CDI rate shall be replaced by the average rate of daily fundings, backed by federal securities and determined by the Sistema Especial de Liquidacao e Custodia [Special Liquidation and Custody System] ("Selic Rate"), or, in its absence, the reference rate of the Brazilian Financial System that may replace the Selic Rate ("Replacement Rate").

      FOURTH PARAGRAPH In the event that there is no Replacement Rate, the Net Group Companies and the Creditor Institution shall define, in 5 (five) business day, jointly and by common agreement, in compliance with the applicable legislation, a single parameter to be used in the remuneration of all the respective credits, which shall be proposed by the Net Company. Until this parameter has been determined, the same known daily rate for the last CDI rate or Selic rate, as per the case, shall be used to calculate any obligations established in this Clause.

      FIFTH PARAGRAPH If the Replacement Rate is published before the definition of the new parameter, the Replacement Rate shall be used to calculate the Interest starting from the date of its publication.

      SIXTH PARAGRAPH In the event that the new parameter is not defined by common agreement by the Net Company and the Creditor Institution within the period determined above, the parameter used shall be the average cost for funding in the interbank market for one day interbank transactions, as effected by the 5 (five) largest private financial institutions, in accordance with the ranking published by the Central Bank of Brazil.

CLAUSE 4 PAYMENT AND MATURITY OF THE PRINCIPAL AMOUNT

      (A) 70% (seventy percent) of the Principal amount shall be paid by the Net Company to the Creditor Institution in accordance with the following fixed schedule:

% OF PRINCIPAL AMOUNT ON THE DATE OF
EFFECTIVENESS                                         TOTAL TO BE AMORTIZED
1.25% on March 15, 2006                               total of 5% in 2006
1.25% on June 15, 2006
1.25% on September 15, 2006
1.25% on December 15, 2006
3.75% on March 15, 2007                               total of 15% in 2007
3.75% on June 15, 2007
3.75% on September 15, 2007
3.75% on December 15, 2007
6.25% on March 15, 2008                               total of 25% in 2008
6.25% on June 15, 2008
6.25% on September, 2008
6.25% on December 15, 2008
6.25% on March 15, 2009                               total of 25% in 2009
6.25% on June 15,  2009
6.25% on September 15, 2009
6.25% on December 15, 2009

The percentage of amortization of the principal amount specified in the table above shall be calculated on the basis of the Principal amount on the date of this Agreement.

      (B) The remaining 30% (thirty percent) of the Principal amount shall be amortized as established in the table below, on the dates indicated in column "A
- Original Payment Date".

      If, however, (i) the Accumulated DI Factor until the last day of the previous quarter, or (ii) the daily average of the Exchange Rate during the second week prior to the Original Payment Date (set forth in column A), is equal to or higher than the limits established in column "B - Conditions" of the table below, the payment of the principal specified in column "A - Original Payment Date" shall be paid on the "Alternative Payment Date" specified in column C below:

% OF THE
PRINCIPAL    A - ORIGINAL                   B - CONDITIONS                   C - ALTERNATIVE
 AMOUNT      PAYMENT DATE    ACCUMULATED DI FACTOR       EXCHANGE RATE        PAYMENT DATE
  1.25%      Mar 15, 2006    1.417 on Dec 31, 2005         R$4,00/US$         Mar 15, 2010
  1.25%      Jun 15, 2006    1.479 on Mar 31, 2006         R$4.00/US$         Mar 15, 2010
  1.25%      Sep 15, 2006    1.543 on Jun 30, 2006         R$4.50/US$         Mar 15, 2010
  1.25%      Dec 15, 2006    1.610 on Sep 30, 2006         R$4.50/US$         Mar 15, 2010
  2.50%      Mar 15, 2007    1.680 on Dec 31, 2006         R$4.50/US$         Mar 15, 2010
  2.50%      Jun 15, 2007    1.767 on Mar 31, 2007         R$4.50/US$         Jun 15, 2010
  2.50%      Sep 15, 2007    1.859 on Jun 30, 2007         R$4.50/US$         Jun 15, 2010
  2.50%      Dec 15, 2007    1.955 on Sep 30, 2007         R$4.50/US$         Jun 15, 2010
  2.50%      Mar 15, 2008    2.057 on Dec 31, 2007         R$4.70/US$         Sep 15, 2010
  2.50%      Jun 15, 2008    2.164 on Mar 31, 2008         R$4,70/US$         Sep 15, 2010
  2.50%      Sep 15, 2008    2.277 on Jun 30, 2008         R$4.70/US$         Sep 15, 2010
  2.50%      Dec 15, 2008    2.396 on Sep 30, 2008         R$4.70/US$         Dec 15, 2010
  1.25%      Mar 15, 2009    2.521 on Dec 31, 2008         R$4.90/US$         Dec 15, 2010
  1.25%      Jun 15, 2009    2.674 on Mar 31, 2009         R$4.90/US$         Dec 15, 2010
  1.25%      Sep 15, 2009    2.835 on Jun 30, 2009         R$4.90/US$         Dec 15, 2010
  1.25%      Dec 15, 2009    3.007 on Sep 30, 2009         R$4.90/US$         Dec 15. 2010

The percentage of the Principal amount specified in the table above shall be calculated on the basis of the value of the Principal amount on the date of this Agreement.

      FIRST PARAGRAPH: For purposes of this Clause, "Exchange Rate" shall mean, for any day, the exchange rate published by the Central Bank of Brazil in its SISBACEN System (or any system that may replace it) as the PTAX 800 US dollar exchange rate, Option 5 (sale rate), currency 220, on the immediately preceding business day in Brazil, or in its absence, the rate that replaces it.

      SECOND PARAGRAPH: For purposes of this Clause, "Accumulated DI factor" shall mean, for any calculation date, the effective interest rate for the period from January 01, 2004 until the calculation date, published by the Securities Custody and Settlement Center -- CETIP.

CLAUSE 5 EARLY OPTIONAL AMORTIZATION OF THE DEBT

The Net Group Companies may anticipate, in compliance with the terms and conditions of the Intercreditor Agreement, on a pro rata basis, the full or partial amortization of the debt forming the object of this Agreement, which does not imply payment of any fine, penalty or premium by the Net Group Companies. Such amortizations shall be subject to Interest due at the time, calculated pro rata temporis. The early amortization shall occur always considering the reverse order of maturity of the Original Payment Dates or Alternative Payment Dates, as per the case.

CLAUSE 6 EXTENSION OF DEADLINES

Deadlines for the payment of any obligation contemplated in or arising from this Agreement shall be considered to be automatically extended until the first subsequent business day, without any increase in interest or any other overdue charge to the values to be paid, whenever the payment date coincides with a national holiday, a Saturday or Sunday or a bank holiday in the city of Sao Paulo.

CLAUSE 7 LATE PAYMENT

In the event of late payment of any installment in accordance with the terms of Clauses 2, 3 and 4 of this Agreement, the amount in arrears shall be increased by an irreducible late payment penalty of 2% (two percent) on the same amount. The fine established in this Clause is not compensatory in character and its payment shall not prevent the Creditor Institution from claiming the due indemnity for losses and damages arising from failure to comply with any obligations assumed in this Agreement.

FIRST PARAGRAPH In addition to the late payment fine mentioned in the caput, the due and unpaid amount since the day of default until the day of effective payment of the corresponding values shall be subject, in addition to the interest rate indicated in Clause 2, to the overdue interest rate of 12%, calculated pro rata die.

CLAUSE 8 GUARANTEES

The Net Group Companies declare that they are aware that the amounts due by force of this Agreement are guaranteed by the assets pledged in accordance with the terms of the Intercreditor Agreement and the respective pledge agreements listed in the Preamble section items (5) (a), (b), (c), (d) and (e), which shall be enforceable in accordance with their terms and conditions. The Creditor Institution declares that it is aware that the foreclosure of such guarantees provided by the Net Group Companies, contemplated in the Pledge Agreements listed in the Preamble section items (5) (a), (b), (c), (d) and (e) may only be realized in accordance with the terms and conditions of the Intercreditor Agreement and in compliance with the terms of the Pledge Agreements.

      FIRST PARAGRAPH The Parties agree that the obligations of the Net Group Companies arising from this Agreement are guaranteed by the Pledge Agreements, and therefore, the Parties undertake to sign, on the present date, the Terms of Adhesion attached to this Agreement as "Annex 12", for the purposes of the adhesion of the Creditor Institution to the Pledge Agreements and Intercreditor Agreement. The Net Company undertakes to arrange the registration of the Annex in the registries of titles and documents and property registries where the Pledge Agreements are registered within at most 10 (ten) business days. In the event that the Net Group Companies fail to make the registrations mentioned above, the Guarantee Agent shall be responsible for carrying out the same registration, with the costs incurred being the responsibility of the Net Group Companies, and the same Net Group Companies being obliged to pay to the Special Entering Creditor a non-compensating monetary fine of R$100,000.00 (one hundred thousand Brazilian reais) per day, from the 11th (eleventh) day following the present date until the effective registration of this Terms of Adhesion, without affecting any damages or losses that may be incurred by the Special Entering Creditor. It is hereby defined that the same fine shall not be applied in cases expressly defined as exceptions with regard to the fines established in the terms of the Pledge Agreements.

      SECOND PARAGRAPH The Net Group Companies sign this Agreement in their capacity as guarantors and principal payers, jointly responsible for compliance with all the obligations assumed herein by the Net Company, with express waiver of benefit of order and of the benefits mentioned in articles 827, 829, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 595 of the Civil Procedure Code, ensuring faithful compliance with all the obligations assumed by the Net Company in accordance with the terms of this Agreement.

      THIRD PARAGRAPH the Net Company shall issue, on this date, in favor of the Creditor Institution, as guarantee of the payment of the Principal amount and other applicable charges, a Promissory Note for the total Principal amount, substantially identical to the model that forms a part of this Agreement as "Annex 9", which shall be guaranteed by the Net Group Companies and linked to this Agreement.

      FOURTH PARAGRAPH The deadline for presentation for payment of the Promissory Note, issued in accordance with the terms of this Agreement, shall be 12 (twelve) years from its date of issue, thereby extending the presentation period covered by Article 34 of the Uniform Geneva Law and Article 21 of Decree 2,044, of December 31, 1908.

CLAUSE 9 OBLIGATIONS OF NET GROUP COMPANIES

From this date until the date on which the Principal has been fully and irrefutably paid, the Net Group Companies undertake to comply with the obligations listed below. The references and obligations attributed to Net Servicos shall be considered obligations and references for all Net Group Companies, jointly and severally and without the benefit of order.

9.1 UNSCHEDULED COMPULSORY AMORTIZATION

9.1.1. Net Servicos undertakes, in accordance with the terms and conditions of the Intercreditor Agreement, to anticipate partially or fully, on a pro rata basis, the amortization of the Principal, which shall not imply payment of any penalty or premium by the Net Company, in the events described in items (I) and
(V) below. Such amortizations shall be accompanied by Remuneratory Interest due at the time and calculated pro rata temporis. The Unscheduled Compulsory Amortization shall always take account of the reverse order of maturity of the installments of the Principal value.

(I) EXCESS CASH FLOW

On June 15, 2006 and on June 15, for each successive year, Net Servicos shall amortize the Principal amount equal to the product (i) of the Prepayment Percentage (PPP) multiplied by (ii) the amount of the Excess Cash Flow Prepayment Amount of the previous fiscal year, if any.

(II) PREPAYMENT OF SENIOR SECURED INDEBTEDNESS

At most 5 (five) business days before the voluntary prepayment, voluntary redemption, repurchase or voluntary purchase of any stake in the Senior Secured Indebtedness or any other Indebtedness of the Net Servicos in existence on the date of signing of this Agreement, Net Servicos shall notify the Creditor Institution with regard to the prepayment of the Principal amount equal to the product of i) the Voluntary Prepayment Percentage multiplied by (ii) the principal amount of such prepayment, redemption, repurchase or purchase.

(III) NEW DEBT

Within at most 5 (five) business days of the date on which Net Servicos incurs new Debts (other than Permitted Indebtedness, except in the case of Indebtedness for Refinancing, incurred for the first time by Net Servicos with regard to the Senior Secured Indebtedness), Net Servicos shall notify the Creditor Institution with regard to the prepayment of the Principal amount equal to the product of the i) Prepayment Percentage and (ii) the Net Proceeds of the Indebtedness incurred or issued by Net Servicos and its Restricted Subsidiaries.

(IV) ISSUE OF SHARES

      (a) Within at most 5 (five) business days counting from effective receipt by Net Servicos of the proceeds of the full payment or sale of all the shares issued by Net Servicos for the purposes of implementing the Restructuring ("Issue of Restructuring Shares"), and if the average issue price of these shares is higher than R$ 0.35 (thirty-five cents) per share, Net Servicos shall notify the Creditor Institution with regard to the prepayment of the Principal amount for an amount equivalent to the product of (i) the Prepayment Percentage and (ii) the Excess Proceeds of the Issue of Restructuring Shares.

      (b) Within a maximum of 5 (five) business days counting from the issue of any Equity Interest by Net Servicos (except for the Issue of Restructuring Shares), Net Servicos shall notify the Creditor Institution with regard to the prepayment of the Principal Amount equal to the product of (i) 70% (seventy percent) and (ii) Prepayment Percentage applicable to the Net Proceeds resulting from the issue of an Equity Interest by Net Servicos (except for the Issue of Restructuring Shares). If, on the date immediately preceding the date of issue of the Equity Interest, the cash and the Cash equivalents of Net Servicos and its Restricted Subsidiaries are lower than the Minimum Cash Balance, the Net Proceeds arising from the issue of an Equity Interest shall be considered as having been reduced by an amount equivalent to the difference between (i) the Minimum Cash Balance and (ii) the cash and Cash Equivalents of Net Servicos and its Restricted Subsidiaries on the same date.

(V) SALE OF ASSETS

Net Servicos shall not carry out nor shall it permit its Restricted Subsidiaries to carry out a Sale of Assets, except where:

(i) Net Servicos or a Restricted Subsidiary, as per the case, receives payment which, on the date of Sale of the Assets is at least equivalent to the Fair Market Value of the assets in question, or the Equity Interest issued or sold, disposed of, assigned or otherwise transferred; and

(ii) at least 80% (eighty per cent) of the payment received by Net Servicos or any one of its Restricted Subsidiaries is in cash in Brazilian Currency. For the purposes of this Clause, each one of the items below shall be considered as a cash payment:

            (a) Cash Equivalents;
            (b) Titles or securities received by Net Servicos or any of its Restricted Subsidiaries that are converted into cash by Net Servicos or any of its Restricted Subsidiaries immediately or within at most 30 (thirty) days.

Within 60 (sixty) days of any Asset Sale, Net Servicos shall notify the Creditor Institution with regard to the prepayment of the Principal for an amount equivalent to the product of i) the Prepayment Percentage (PPP) multiplied by
(ii) the lesser of (a) 80% (eighty per cent) of the Net Proceeds from the Asset Sale and (b) the greater of (I) 50% (fifty per cent) of the Net Proceeds from the Asset Sale and (II) the same Net Proceeds from the Asset Sale less any portion/installment to be invested in Capital Expenditures. For purposes of this Clause and of Clause 9.14, a maximum of 50% (fifty percent) of the Net Proceeds of the respective Sale of Assets Sale in Capital Expenditures.

9.2 PREPAYMENT NOTIFICATION

9.2.1. Any notification to be sent by Net Servicos to the Creditor Institution with regard to prepayment to be made in accordance with Clause 9.1 of this Agreement must specify the date of the relevant prepayment. Notwithstanding the above, the prepayment date may not occur less than 5 (five) business days or more than 30 (thirty) business days after the date of delivery of the corresponding notice to the Creditor Institution, except as contemplated under Clause 9.1.1 IV (a), on which Net Servicos may carry out the prepayment regardless of any notice.

9.3. COMPULSORY AMORTIZATION DUE TO A CHANGE IN CONTROL

9.3.1. In the event of change in the Control of Net Servicos, as defined herein, Net Servicos undertakes to amortize the entire remaining Principal with regard to this Agreement at the unilateral request of the Creditor Institution, provided that the same party manifests its interest in amortizing part or the whole of the Principal that it holds (at the discretion of the same Creditor Institution), for a sum equal to the same corrected Principal amount, plus applicable Interest until the payment date, calculated pro rata temporis.

9.3.1.1. For the purposes of Clause 9.3.1. of this Agreement, the transfer of Control by Net Servicos to: (i) Globo Communicacoes e Participacoes S.A. and/or its Affiliates; or (ii) Telefonos de Mexico, S.A. and/or its Affiliates shall not be considered to be an event of change in Control.

9.3.2. For purposes of the above, Net Servicos shall notify the Creditor Institution of the occurrence of a Change in Control within at most 5 (five) business days calculated from the date of the same Change in Control.

9.3.3. In the event the Creditor Institution that wishes to amortize the Principal amount due to it, it shall express this interest to Net Servicos in writing, within 15 (fifteen) calendar days of the receipt of notice from the same Net Servicos.

9.3.4. Net Servicos shall amortize the Principal amount within 30 (thirty) running days from the date of receipt of the notice, in writing, from the Creditor Institution, informing its interest in amortizing the Principal amount.

9.3.5. Net Servicos shall not be obliged to pay the amortization mentioned in Clause 9.3.1. in the event that a third party does so, on behalf and by order of Net Servicos, in accordance with the terms and conditions set forth in Clauses
9.3.1 to 9.3.4 above. In this event, the same third party shall subrogate to itself the rights relative to the credits that it amortizes.

9.4. PLACE AND FORM OF PAYMENT

9.4.1. The payments to which the Creditor Institution is entitled by force of the provisions of this Agreement shall be made in the same location and in the same form as the payments of the Principal amount and interest established above.

9.5. EXTENSION OF DEADLINES

9.5.1. Deadlines for the payment of any obligation established in or arising from this Agreement shall be considered to be automatically extended until the first subsequent business day, with the addition of the respective interest but without addition of any late payment penalty on the amounts to be paid, whenever the payment date coincides with a national holiday, a Saturday or Sunday or bank holidays in the city of Sao Paulo.

9.6. MAINTENANCE OF NET SERVICOS AND ITS RESTRICTED SUBSIDIARIES

9.6.1.Net Servicos undertakes to maintain and to ensure that its Restricted Subsidiaries maintain (i) their validly existing companies with all the registrations necessary and (ii) the rights, licenses, concessions, privileges, ownership titles and franchises necessary to the normal conducting of their respective business, except if the failure to maintain such licenses or concessions does not affect in any way the Net Group Companies' capacity to comply with the obligations assumed herein and does not impact Creditor Institution's risk with respect to receipt of the payment obligations from the Net Group Companies. This limitation shall not prohibit the events expressly established in this Agreement regarding (a) the sale, disposal or transfer of the Restricted Subsidiaries or of any of their assets, in accordance with the terms of this Agreement, (b) the liquidation, dissolution or division of the Restricted Subsidiaries listed in "Annex 11" to this Agreement, provided that in the event of the same division, the resulting entities continue to be held by Net Servicos or by the Restricted Subsidiaries, and (c) the incorporation or merger between the Restricted Subsidiaries.

9.6.2. Net Servicos undertakes to maintain and to ensure that its Restricted Subsidiaries procure and maintain all the authorizations and licenses necessary for compliance with all the obligations contemplated herein and in the Pledge Agreements.

9.7. MAINTENANCE OF ASSETS

9.7.1. Net Servicos undertakes to maintain and ensure that its Restricted Subsidiaries maintain the assets necessary for the conduct of their business in good use, excepting depreciation and normal wear and tear of the assets in question, unless the failure to maintain them in good conditions of use does not affect in any way the Net Group Companies' capacity to comply with the obligations assumed herein and does not affect the risk to the Creditor Institution in receiving payment obligations from Net Group Companies.

9.8. MAINTENANCE OF INSURANCE

9.8.1. Net Servicos undertakes to maintain and ensure that its Restricted Subsidiaries maintain their main assets insured in accordance with the current market practices for the business area of Net Servicos.

9.9 RESTRICTION ON NEW LIENS

9.9.1. Net Servicos may not create, incur or assume any lien (other than Permitted Liens) on any of their goods and assets, or any other resource arising from these goods and assets, in order to guarantee any Indebtedness, unless the same Lien is intended to guarantee the Principal amount in the same proportion, prior or concomitantly with the same

Indebtedness, with Net Servicos undertaking to ensure that its Restricted Subsidiaries respect the prohibition contained herein.

9.10. RESTRICTION ON NEW INDEBTEDNESS

9.10.1. Net Servicos shall maintain on the last day of each fiscal quarter as indicated below a Consolidated Interest Expense Ratio not lower than the value indicated below for the respective date:

          PERIOD                               INDEX
--------------------------                     -----
Oct 31,2004 - Dec 31, 2004                      1.10
Jan 1, 2005 - Dec 31, 2005                      1.25
Jan 1, 2006 - Dec 31, 2006                      1.35
Jan 1, 2007 - Dec 31, 2007                      1.90
Jan 1, 2008 - Dec 31, 2008                      2.70
From Jan 1, 2009                                4.80

9.10.2. Net Servicos shall maintain, on the last day of each fiscal quarter, as indicated below an Consolidated Leverage Index not higher than that indicated below for the respective date:

         PERIOD                                INDEX
--------------------------                     -----
Oct 31,2004 - Dec 31, 2004                      3.2
Jan 1, 2005 - Dec 31, 2005                      3.0
Jan 1, 2006 - Dec 31, 2006                      2.5
Jan 1, 2007 - Dec 31, 2007                      2.0
From Jan 1, 2008                                1.5

9.10.3. Net Servicos may not contract directly or indirectly a new Debt, and undertakes to ensure that its Restricted Subsidiaries respect the prohibition contained herein. However, Net Servicos and its Restricted Subsidiaries may contract a new Debt, on the date of incurring the same Debt if:

      (a) the "Financial Coverage Index" is higher than the index indicated below for the respective date:

         PERIOD                                                  INDEX
--------------------------                                       -----
Oct 31,2004 - Dec 31, 2004                                       1.10
Jan 1, 2005 - Dec 31, 2005                                       1.25
Jan 1, 2006 - Dec 31, 2006                                       1.35
Jan 1, 2007 - Dec 31, 2007                                       1.90
Jan 1, 2008 - Dec 31, 2008                                       2.70
Jan 1, 2009 and thereon                                          4.80

and

      (b) the "Consolidate Leverage Index" is lower than the index indicated on the respective date:

          PERIOD                                                 INDEX
--------------------------                                       -----
Oct 31,2004 - Dec 31, 2004                                        3.2
Jan 1, 2005 - Dec 31, 2005                                        3.0
Jan 1, 2006 - Dec 31, 2006                                        2.5
Jan 1, 2007 - Dec 31, 2007                                        2.0
From Jan 1, 2008                                                  1.5

9.10.4. Notwithstanding the above, Net Servicos and its Restricted Subsidiaries may incur the following Debts at any moment (collectively defined as "Permitted Debts"):

      (i) (a) Secured Senior Debts, (b) any existing Debt on the date of execution of this Agreement, and; (c) any Debt for Refinancing of any of the obligations described in sub-items (a) and (b);

      (ii) Indebtedness by Net Servicos in connection with any of their Restricted Subsidiaries, as well as of any of the Restricted Subsidiaries with Net Servicos or with any other Restricted Subsidiary;

      (iii) Debt resulting from any Encumbrance created or whose existence is permitted in accordance with the provisions of Clause 9.9 above;

      (iv) Debt with respect to (a) letters of credit or other similar instruments and obligations issued with respect to transactions in the normal course of their business; (b) bail, insurance guarantee and other similar instruments in the normal course of their business or (c) Hedge transactions made in the normal course of their businesses, for non-speculative purposes;

      (v) Purchase Obligations, capitalized commercial leases and any Indebtedness intended for Refinancing related to them, whose total aggregate principal amount due is not, at any time, higher than the Fair Market Value on the date of acquisition of the assets acquired in connection with the same contracts and whose principal aggregate amount outstanding does not exceed, at any time, R$30,000,000.00 (thirty million Brazilian reais), corrected by the IGP-M Adjustment on January 1 of each fiscal year subsequent to January 1, 2004;

      (vi) Debt resulting from checks, bills of exchange or other similar instruments issued or drawn without the corresponding provision of funds, provided that this Debt is extinguished within 5 (five) business days of its occurrence;

      (vii) Indebtedness by any Restricted Subsidiary existing on the date on which this

Restricted Subsidiary has been acquired by Net Servicos, or Indebtedness by any other Company assumed by the Restricted Subsidiary as a result of the eventual acquisition of assets held by such company by the Restricted Subsidiary (in any case other than Indebtedness incurred for such acquisition), as well as any Refinancing Indebtedness related to such transactions, provided that Net Servicos is qualified to incur at least an amount in Brazilian reais equivalent to $1.00 (one U.S. dollar) of additional Indebtedness, in accordance with the terms of Clause 9.10., after the same acquisition has been made;

      (viii) Indebtedness, whose principal aggregate amount at no time exceeds R$10,000,000.00 (ten million Brazilian reais) corrected by the IGP-M Adjustment on January 1 of each fiscal year subsequent to January 1, 2004; and

      (ix) guarantees of the Principal amount and guarantees for the Debts not prohibited by this Agreement.

9.10.5. For the purposes of compliance with this Clause, as well as in order to determine the principal outstanding amount of any Indebtedness incurred in accordance with Clause 9.10.3:

      (a) any obligation by the principal debtor with regard to the Indebtedness (or by any third party, which could have incurred such Debt in accordance with the terms of Clause 9.10.3.), arising from any guarantee, lien or surety letter which guarantees this Indebtedness shall be disregarded to the extent that the same guarantee, lien or surety letter guarantees the principal amount of the same Indebtedness;

      (b) if the Indebtedness satisfies the criterion of one more type of Permitted Indebtedness, Net Servicos, at its sole criterion, may classify the same type of Debt and shall only be required to include the amount and type of the debt within one of the classifications of the Permitted Indebtedness;

      (c) the amount of Debt issued at a discount shall be equivalent to the amount recorded in the accounts in accordance with Brazilian GAAP.

9.11. RESTRICTION ON THE REALIZATION OF CERTAIN PAYMENTS

9.11.1. Net Servicos shall not declare or pay, nor shall it permit its Restricted Subsidiaries to declare or pay, whether directly or indirectly, dividends or interest on shareholders' funds or any other equity interest to those who have an Equity Interest in Net Servicos or in any Restricted Subsidiary (including, but not limited to any payment in connection with merger, acquisition or incorporation transactions involving Net Servicos and/or its Controlled Subsidiaries), until the final amortization of the Principal, except dividends and other payments made using Equity Interests of Net Servicos and/or its Restricted Subsidiaries, which do not contain a repurchase or redemption obligation by Net Servicos and/or its Restricted Subsidiaries.

9.11.2. Net Servicos may not carry out any acquisition, amortization or repurchase transaction (including, but not limited to, in connection with merger, acquisition or incorporation transactions involving Net Servicos) of Equity Interests, as per the case, (except those related to the Equity Interest held by Net Servicos or by its Restricted Subsidiaries). Net Servicos undertakes to ensure that its Restricted Subsidiaries respect the prohibition contained herein (all the payments and arrangements established in Clauses
9.11.1 and 9.11.2 shall be referred to jointly as "Restricted Payments").
9.11.3. Net Servicos may not make any Investment other than a Permitted Investment, undertaking to ensure that its Restricted Subsidiaries respect the prohibition contained herein.

9.11.4. Notwithstanding the prohibitions listed in Clauses 9.11.1 to 9.11.3 above, Net Servicos and its Restricted Subsidiaries may, as of now, perform, without any restriction or limitation, the following payments and take the following actions (each one termed a "Permitted Payment"):

      (a) any payment, distribution, amortization, redemption, acquisition or repurchase (1), which constitutes interest on the own capital and which are immediately and fully capitalized in the Restricted Subsidiaries; or (2) which is required by law or statutory provision on the date of execution of this Agreement by Net Servicos or any of its Restricted Subsidiaries;

      (b) payment of any dividend, distribution or any form of payment made by a Restricted Subsidiary to Net Servicos or to holder of Equity Interest, provided that the holders of Equity Interest are controlled by Net Servicos, and the payment is made pro rata;

      (c) any payment, distribution, amortization, redemption, acquisition or repurchase of Equity Interest by Net Servicos or by any company under its direct or indirect control to the Administrators who are Investors, provided that the aggregate amount paid with regard to such payment, distribution, amortization, redemption, acquisition or repurchase of Equity Interest does not exceed R$2,000,000.00 (two million Reais) in any 12 (twelve) month period; and

      (d) the repurchase, redemption or any other form of acquisition of any Equity Interest in CMA Participacoes S.A. up to R$500,000.00 (five hundred thousand reais), which is held by Companies other than Net Servicos and its Subsidiaries.

9.12. RESTRICTION ON CHANGE OF THE DIVIDEND PAYMENT POLICY

9.12.1. Net Servicos may not vote in favor of any changes in the policies related to dividends of the Unrestricted Subsidiaries, which may increase the respective distribution of dividends. Net Servicos undertakes to ensure that its Restricted Subsidiaries respect the prohibition contained herein.

9.13. RESTRICTION ON TRANSACTIONS WITH AFFILIATES

9.13.1. Net Servicos may not make or implement any transaction or contract with any Affiliates, unless this operation with Affiliates ("Transaction with Affiliates") is carried out under market conditions and serves the interests of Net Servicos and its Restricted Subsidiaries, with Net Servicos undertaking to ensure that its Restricted Subsidiaries respect the prohibition contained herein.

9.13.1.1. This provision shall not apply to:

      (a) any Restricted Payment or Permitted Payment authorized in accordance with Clause 5.7 above, any Permitted Investment, or any other transaction specifically excluded from the definition of the term `Restricted Payment';

      (b) the execution, maintenance and compliance with any labor agreement, collective labor agreement, benefit plan, program or any other similar agreement executed in the normal course of its business, including holidays, insurance policies, health and retirement plans;

      (c) payment, in the normal course of business, of remuneration, premium, bonus or indemnity or any issue or concession of shares, options or other securities to employees, directors or board members;

      (d) any transaction between Net Servicos and a Restricted Subsidiary or between Restricted Subsidiaries; and

      (e) any transaction arising from agreements in existence on the date of execution of this Agreement.

9.14 RESTRICTION ON OPERATING INVESTMENTS

9.14.1. Unless otherwise permitted herein, Net Servicos, which undertakes to ensure that its Restricted Subsidiaries respect the prohibition contained herein, may not make any Capital Expenditures (except any Capital Expenditure that constitutes a Permitted Investment or that is made with the resources from the Sale of Assets, in compliance with the provisions of Clause 9.1.1. (V)):

      (i)   which exceeds:
            (a) for the fiscal year ended December 31, 2004, the amount in Brazilian reais equivalent to US$ 50,000,000.00 (fifty million US dollars), and (b) in the case of any year subsequent to 2004, the amount resulting from the indexation of the amount in reais equivalent to US$ 50,000,000.00 (fifty million US dollars), indexed in accordance with the US consumer price index from December 31, 2003 until the last day of the corporate year immediately prior to the Capital Expenditure;

      (ii) which, during any fiscal quarter, exceeds 50% (fifty percent) of the maximum limit applicable to the respective fiscal year including the same quarter;

except, however, with respect to items (i) and (ii) above, if in any fiscal year the amount of Capital Expenditures permitted by this Clause exceeds the amount of Capital Expenditures effectively made by Net Servicos and its Restricted Subsidiaries (the amount of this excess referred to as "Excess Amount"), Net Servicos and its Restricted Subsidiaries shall be entitled to the additional Capital Expenditures in the immediately subsequent fiscal year for an amount equal to that permitted in accordance with subitem (i) of this Clause, plus the lowest of (x) the Excess Amount and (y) 20% (twenty percent) of the amount of Capital Expenditures that would be permitted with regard to the previous fiscal year.

9.14.2. The limitation on Capital Expenditures established above shall cease immediately when the Consolidated Leverage Index, calculated at the end of 4
(four) consecutive fiscal quarters, prior to the date of the same Capital Expenditures, is equal to or lower than 1 to 1. For purposes of calculation of Capital Expenditures made in any fiscal year, any Capital Expenditures from the previous fiscal year, whose use is permitted, shall be considered as used in the first instance, in the same fiscal year.

9.14.3. For the purposes of calculation of the Capital Expenditure, the amount in another currency equivalent to US dollar, defined in Clause 9.14.1 (i.a), shall be calculated on the basis of the average of the Exchange Rate for the month in which the Capital Expenditure has been carried out or contracted.

9.15. RESTRICTION ON THE DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

9.15.1. On the date of execution of this Agreement, all the subsidiaries of Net Servicos shall be Restricted Subsidiaries, except Televisao Cabo Criciuma Ltda. and TV a Cabo e Comunicacoes de Jundiai S.A. Net Servicos shall not designate any Controlled Company as Unrestricted. However, any Company that is not a subsidiary of Net Servicos on the date of execution of this Agreement may be designated as an Unrestricted Subsidiary by Decision of the Board of Directors at the time of its acquisition or creation, provided that:

      (a) at the time of said designation, such Subsidiary is not a direct or indirect holder of (i) any share or quota that represents the capital stock, equity interests, partner's rights, participation certificates or any other securities that confer participation in the profits or Indebtedness of any Restricted Subsidiary, which is not being simultaneously designated as an Unrestricted Subsidiary or (ii) any share or quota representing the capital stock or Indebtedness of Net Servicos;

      (b) the Investment in the same Subsidiary is permitted at the time of its designation in accordance with the terms of Clause 9.11 above;

      (c) the same Subsidiary does not hold any license, permission or authorization applicable to the exploitation of any Permitted Business on the date of execution of this Agreement;

      (d) considering that all the transactions or agreements between each Subsidiary and Net Servicos or any Restricted Subsidiary were executed at the time of the designation, such transactions and agreement would be permitted in accordance with the provisions of Clause 9.13; and

      (e) immediately after giving effect to such designation, no event shall be in progress which is an Early Maturity Event or which, by means of notice or with the passing of time, shall become an Early Maturity Event.

9.15.3. The Board of Directors may redesignate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after such a redesignation takes effect,
(a) there is no Early Maturity Event; and (b) Net Servicos may incur additional Debt, for an amount in Brazilian reais equivalent to US$ 1.00 (one US dollar), in accordance with the provisions of Clause 9.10.3.

9.15.4. Net Servicos undertakes to ensure that all and any Restricted Subsidiary is a joint debtor in the terms and conditions of this Agreement and of the Pledge Agreement; undertaking to ensure that all the documents necessary for the formalization of this condition of joint and several debtor are duly signed.

9.16. RESTRICTION ON MERGER, INCORPORATION AND SALE OF ASSETS

9.16.1. Whether by means of an isolated transaction or by means of a series of operations, Net Servicos is prohibited from merging with, being incorporated by or incorporating, any Company, disposing of, transferring, leasing or in any other way disposing of all or a substantial part of its assets to any Company or companies or from executing any kind of transaction which has a similar result; Net Servicos undertakes to guarantee that its Restricted Subsidiaries are not a party to any transaction or series of transactions which, in aggregate, result in the sale, transfer, lease or disposal of all or a substantial part of the assets of Net Servicos and its Restricted Subsidiaries, considered in consolidated form, to any Company or companies (except the Restricted Subsidiaries listed in "Annex 11", which shall observe the provisions of Clause 9.6), unless, cumulatively:

(a) Net Servicos or a Restricted Subsidiary, if any, as per the case, is the surviving Person after the transaction, or the Person resulting from the merger or incorporation, or with which Net Servicos or an eventual Restricted Subsidiary has merged, or that has acquired or leased the assets owned by Net Servicos or an eventual Restricted Subsidiary (in any of the cases, the "Surviving Person"), is a company organized and validly existing under the laws of the Federal Government of Brazil or of any state of the United States of America, and the Surviving Person expressly assumes (jointly and severally with Net Servicos or the eventual Restricted Subsidiary in question, unless these companies cease to exist as the result of a merger or incorporation), by amendment to an Agreement, all the obligations contracted by Net Servicos or a Restricted Subsidiary, if any, as the case may be, by virtue of this Agreement;

      (b) immediately after executing the same operation, Net Servicos, the Restricted Subsidiary, if any, or the Surviving Person, as per the case, is qualified to incur

Indebtedness for an amount in Brazilian reais equivalent to at least US$ 1.00 (one U.S. dollar), in accordance with the terms of Clause 9.10.3;

      (c) immediately after executing such transaction or series of transactions, pro forma, the taking effect of the same has not caused an Early Maturity Event;

      (d) each of the Net Group Companies has delivered to the Creditor Institution an instrument in writing ratifying the guarantees provided by it; and

      (e) Net Servicos, its Restricted Subsidiary in question or the Surviving Person, as the case may be, has delivered to the Creditor Institution a certificate signed by a Director of Net Servicos, from the Restricted Subsidiary in question or the Surviving Person and a legal opinion acceptable to the Creditor Institution, declaring that the same transaction, as well as the Agreement, as amended, are in accordance with this Clause and that all the requirements of this Agreement with regard to the transaction have been satisfied, with the proviso that (i) the lawyer responsible for the opinion shall be able to accept the veracity of the certificate issued by the Directors of Net Servicos or by any of the Restricted Subsidiaries, with respect to the material fact, and (ii) no legal opinion shall be required in the merger, incorporation, disposal, assignment, transfer or any other type of provision provided in Clause 9.16.2.

9.16.2. Notwithstanding the provisions of items (b) and (c) above, the Restricted Subsidiaries may participate in the merger, acquisition and incorporation, which have Net Servicos and any Restricted Subsidiary as exclusive counterparties, as well as in transactions whose purpose is the disposal, transfer or leasing of the whole or part of their assets.

9.16.3. In the event of any merger, incorporation or corporate reorganization involving a Net Group Company, this Net Group Company or the Company that results from such a transaction shall assume expressly all the obligations assumed by the Net Group Company as a result of the guarantees provided in the Pledge Agreement and this Agreement, by means of this instrument, duly signed and registered, which shall be immediately delivered to the Creditor Institution.

9.17. MAINTENANCE OF BOOKS AND RECORDS

9.17.1. Net Servicos shall maintain and ensure that its Restricted Subsidiaries maintain books, accounts and records of the agreement in accordance with Brazilian GAAP and all other applicable Brazilian legislation.

9.18. CAPITAL STOCK AND RESTRICTED SUBSIDIARIES

9.18.1. Net Servicos shall hold, at any time, equity interest not lower than the majority of shares or quotas representative of the capital stock, holding, partnership rights, beneficiary parties or any other securities that confer participation in the results of each of the

Restricted Subsidiaries.

9.19. BUSINESSES OF NET SERVICOS AND RESTRICTIONS ON THE TRANSFER OF EXISTING BUSINESSES

9.19.1. Net Servicos shall not dedicate itself predominantly or permit its Restricted Subsidiaries to dedicate themselves predominantly to any businesses or activities other than a Permitted Business. Furthermore, Net Servicos shall not transfer or permit its Restricted Subsidiaries to transfer, directly or indirectly, to any Unrestricted Subsidiary (i) any of the licenses, permissions or authorizations used in a Permitted Business on the date of execution of this Agreement, or (ii) any property, plant and equipment (as defined in the consolidated financial statements of Net Servicos) of Net Servicos or its Restricted Subsidiaries, if used in the licensed service areas of Net Servicos and its Restricted Subsidiaries, as existing on the date of the execution of this Agreement. Net Servicos and its Restricted Subsidiaries are however authorized to promote the Sale of Assets, provided that such sales are in accordance with the provisions of Clause 9.1.1 (V) above, as well as to pledge goods and assets provided that such pledges are permitted by Clause 9.9 above.

9.20. CHANGES IN BY-LAWS

9.20.1. Net Servicos shall not make alterations or amendments or permit its Restricted Subsidiaries to make alterations or amendments, or consent to any alterations or amendments to the By-Laws of Net Servicos or of any of the Restricted Subsidiaries, as per the case, unless the same alterations or amendments do not lead to deterioration of the capacity of Net Servicos and its Restricted Subsidiaries to liquidate the principal and accessory obligations assumed in this Agreement.

9.21. TRANSACTIONS OF A SPECULATIVE NATURE

9.21.1. Net Servicos shall not execute or permit its Restricted Subsidiaries to execute Currency Agreements, Interest Rate Agreements or Futures Agreements, except in the event that such instruments are executed in the normal course of business and for non-speculative purposes.

9.22. COMPLIANCE WITH RELEVANT AGREEMENTS

9.22.1. Net Servicos shall comply and shall ensure compliance by its Restricted Subsidiaries with all the obligations of each Material Agreement to which they are parties, except in the event that such non-compliance does not have an adverse material effect on Net Servicos and its Restricted Subsidiaries, considered in consolidated form, nor cause a adverse material effect on the rights and funds pertaining to the Creditor Institution.

9.23 ADDITIONAL OBLIGATIONS

9.23.1. Net Servicos shall also be obliged:

      (a)   to submit to the Creditor Institution:

            a.1) (i) its annual financial statements, consolidated and audited, elaborated in accordance with Brazilian GAAP, within 120 (one hundred and twenty) days of the last day of the respective fiscal year, and (ii) its quarterly financial statements, consolidated and not audited, elaborated in accordance with generally accepted accounting practices in Brazil, within 60 (sixty) days after the last day of each the three quarters of the fiscal year;

            a.2) at the same time as the delivery of the financial statements, certifying compliance with the obligations arising from this Agreement, by Net Servicos and by the Restricted Subsidiaries. The obligations of a financial nature shall be verified in accordance with the generally accepted accounting practices in Brazil;

            a.3) immediately (but in any case within at most 10 business days of the date on which any administrator of Net Servicos or of any other Restricted Subsidiary becomes aware of the occurrence of the event), a notice with respect to (i) an Early Maturity Event as established in this Agreement; (ii) any act performed by a creditor of Senior Secured Indebtedness to accelerate the payment of the Indebtedness due to the same party by Net Servicos or by a Restricted Subsidiary or (iii) any legal action proposed by any creditor of the Secured Senior Indebtedness seeking to execute or assert the Debt due from Net Servicos or from a Restricted Subsidiary;

            a.4) immediately (but in any case within at most 10 business days of the submission of the notice mentioned in section (a.3) above), a report elaborated by a legal representative of Net Servicos, describing in detail the event that has occurred and which was mentioned in section (a.3) above, as well as the measures that Net Servicos or any Restricted Subsidiary implemented or shall implement with respect to this event; and

            a.5) immediately, a notice informing that an Early Maturity Event, established herein has been remedied, together with a certificate from a legal representative of Net Servicos, describing the steps taken to remedy this event;

      (b) not to carry out any transactions outside its business purpose, in compliance with the statutory, legal and regulatory provisions in force;

      (c) to maintain the respective accounting standards and practices of disclosure of information, unless the change is required for compliance with Brazilian GAAP;

      (d) to provide all and any information that may reasonably be requested by the Creditor Institution, within at most 10 (ten) business days of the respective request date, especially the information necessary for the verification of compliance by Net Servicos with the obligations arising from this Agreement, it being agreed that any information that is not public and not compulsory by law shall not be provided to the Competitors of Net Servicos and its Restricted Subsidiaries; and

      (e) to maintain its registration as a publicly held company at the CVM (Securities and Exchange Commission) updated at all times.

CLAUSE 10 DECLARATIONS AND GUARANTEES BY THE COMPANIES OF NET GROUP

The Net Group Companies hereby provide to the benefit of the Creditor Institution, the declarations and guarantees below, which they declare to be faithful and correct on this date. Any references to the Net Group Companies shall be understood as referring to each individually.

      (a) Constitution and Existence. The Net Group Companies are duly organized and existing companies in accordance with the laws of their country of organization, with corporate powers and authorities to own, lease and exploit their assets as well as to administer their businesses in their current manner;

      (b) Corporate Powers and Authorizations. All the corporate acts necessary to authorize the execution and formalization of this Agreement have been duly arranged and obtained by the Net Group Companies. The Net Group Companies have the powers necessary to perform all the acts specified herein, and the persons that represent the Net Group Companies in the execution of this Agreement are duly authorized for the same;

      (c) Validity. The Net Group Companies are authorized, in accordance with the terms of their respective contracts or By-Laws and of the applicable legislation, to comply with the obligations contained herein, in the Intercreditor Agreement, in the Pledge Agreements and in the other Transaction Documents (as defined in the Intercreditor Agreement), which constitute valid and binding obligations on the Subsidiaries, being enforceable in accordance with their wording, limited only by bankruptcy, insolvency, composition with creditors (concordata) or other similar types of applicable laws that restrict the credit assignments of the creditors in general;

      (d) Absence of Default or Non Compliance with Laws. The terms of this Agreement do not counteract (a) any agreement or document to which the Net Group Companies are party or any of their assets and property are linked, except for the debts contemplated in the Restructuring Plan, including the second and third public debenture issues of Net Servicos; (b) any law, decree, regulation to which the companies that integrate the Net Group (and/or their Affiliates) or any of their assets or property are linked; or (c) any order, decision or administrative or judicial sentence that affects the companies that are members of the Net Group or any of their goods and property, except for the shares mentioned in "Annex 10" of this Agreement;

      (e) Consents and Approvals. The execution, formalization and compliance with this Agreement, the Intercreditor Agreement, the Pledge Agreements and other Transaction Documents (as defined in the Intercreditor Agreement), as well as the materialization of the transactions contemplated herein and in the Transaction Documents (as well as compliance with the terms established in these documents) do not constitute a violation, conflict, infringement or default with regard to the (i) By-Laws, as applicable, of the Net Group Companies, (ii) agreements, mortgages, debt obligations, licenses, leases, loan agreements, other debt securities or other contracts to which the Net Group Companies are party or to which the respective goods may be linked, except by the documents mentioned in Third Paragraph of Clause 11 of this Agreement; or (iii) to laws, rules, regulations, sentences, orders or existing applicable decrees, issued by any government, governmental body or office, domestic or foreign, with jurisdiction over the respective Net Group Company, or over any of its respective goods or relevant assets;

      (f) Veracity of the Declarations. This Contract does not contain any false or incorrect declaration or omission of material facts;

      (g) Subsidiaries. The Restricted Subsidiaries, TV e Comunicacoes de Jundiai S.A. and Televisao a Cabo Criciuma Ltda. are the only companies in which Net Servicos, directly or indirectly, (i) holds or is committed to hold an capital investment or similar interest, and (ii) participates in the Control;

      (h) CDI Rate. The Net Group Companies have chosen, in accordance with the Creditor Institution, the CDI rate as the interest rate to be applied to this Agreement, hereby declaring that (i) they understand that this rate is subject to variation, (ii) its form of calculation is known and accepted by the parties, and (iii) the rate is publicly known, published in the market and easily accessible to the Parties.

CLAUSE 11 DEFAULT EVENTS

It is expressly covenanted by Parties that the Principal amount and the respective Interest due and not paid shall mature early with respect to all the Net Group Companies, upon occurrence of the following events ("Early Maturity Events"):

      (a) regardless of any notice, at any time, any of the Net Group Companies files for composition with creditors (concordata), self-imposed bankruptcy, judicial or extrajudicial recovery;

      (b) any bankruptcy proceedings, intervention, insolvency or other similar procedure brought against Net Servicos or any of its Restricted Subsidiaries, if not fully guaranteed by bankruptcy provisions, as per the case;

      (c) regardless of any notice, any of the Net Group Companies defaults on any payment obligation with respect to (i) the Principal amount, on the respective maturity date, or (ii) Interest not remedied within 5 (five) days from the respective maturity date;

      (d) default by Net Group Companies on any non-monetary obligation in accordance with the terms and on the date established herein, that is not remedied by the deadline established in the Agreement or, if no deadline has been specified, within 10 (ten) business days of the receipt, by Net Servicos, of a notice from a Creditor Institution, requiring compliance with the respective obligation defaulted on;

      (e) declaration of early maturity, after the respective grace periods have elapsed, on any Indebtedness of Net Group Companies, including Indebtedness related to the Debt Instruments, or of any Restricted Subsidiary, whose individual or aggregate principal amount is equal to or higher than R$30,000,000.00 (thirty million Brazilian reais) (or the equivalent of such amount in other currency(ies), corrected by the IGP-M adjustment since January 1, 2004;

      (f) one or more judicial decisions or protests of instruments (unless the protest was made in error or bad faith, as validly demonstrated by Net Servicos) against Net Servicos and/or its Restricted Subsidiaries, whose individual or aggregate amount is higher than R$30,000,000.00 (thirty million Brazilian reais) (or the equivalent of such amount in other currency(ies) corrected by the IGP-M Adjustment since January 1, 2004, and with regard to which there is no measure opposing their execution or deadline for taking such action that has ended;

      (g) evidence of falsehood, error or mistake in any relevant aspect of the declarations appearing in Clause 10 above or Clause 6.1 of the Intercreditor Agreement;

      (h) the confiscation, expropriation or other actions of a similar nature that apply to all or a substantial part of the assets of Net Servicos and its Restricted Subsidiaries, where the same event has not been remedied within 60 (sixty) days of its occurrence;

      (i) default by Net Servicos and its Restricted Subsidiaries on any obligation contemplated in the Pledge Agreement and the Intercreditor Agreement, which is not remedied within the terms specified in the same agreements or, in their absence, within 10 (ten) business days of receipt by Net Servicos of a notice by Creditor Institution requiring compliance with the respective obligation in default;

      (j) ineffectiveness or unenforceability, at any time, of the guarantees granted in accordance with the terms of this Agreement and the Pledge Agreements;

      (k) a substantial alteration in the business purpose of Net Servicos;

      (l) default on any obligation appearing in Clause 9.16 by Net Servicos and/or its Restricted Subsidiaries; or

      (m) any Transaction Document becomes, wholly or in part, null and ineffective, or compliance with the obligations assumed by Net Servicos or its Restricted Subsidiaries under such Documents becomes illegal, or (ii) Net Servicos or any of its Restricted Subsidiaries challenges the enforceability of any Transaction Document to which they are a party.

      FIRST PARAGRAPH The events to which items (b), (e), (f), (g), (j), (k) and
(l) of this Clause 11 refer shall only be considered as Early Maturity Events if not remedied within 5 (five) days, counted from the receipt by Net Servicos, of notification informing it of the occurrence of the respective default.

      SECOND PARAGRAPH The occurrence of any Early Default Event shall automatically cause the early maturity of Principal, Interest, late payment interest and late payment fines, which shall become immediately and automatically due, regardless of any claim, protest, notice, communication, judicial or extrajudicial notice or any other type of notice.

      THIRD PARAGRAPH Default by the Net Group Companies on their obligations arising from the loans listed in "Annex 9" of the Intercreditor Agreement, which have not been converted into Secured Senior Indebtedness, as well as the declaration of the early maturity of the same debts, shall not constitute an Early Maturity Event in accordance with the terms of this Agreement.

CLAUSE 12 TAXES, EXPENSES AND FINES

The Net Group Companies shall jointly and severally bear all the levies, taxes and applicable charges or which come to apply by force hereof, including the Imposto sobre Operacoes Financeiras (IOF) [Tax on Financial Transactions] and the Contribuicao Provisoria sobre Movimentacao ou Transmissao de Valores e de Creditos e Direitos de Natureza Financeira (CPMF) [Temporary Contribution on Financial Transactions], but excluding taxes or contributions of any nature, deductions, charges, restrictions and fiscal dues applicable to the revenue, income or earnings of Creditor Institution, such as income tax, Contribuicao Social sobre o Lucro Liquido [Social Security Contribution on Net Profits], the Programa de Integracao Social (PIS) [Social Integration Program contribution], and the FINSOCIAL [Social Investment Fund] contribution, present or future, as well as any interest, fines or other related liabilities.

      FIRST PARAGRAPH The Net Group Companies shall also bear the expenses related to the registration in the respective Registry of Deeds and Documents and any judicial or extrajudicial claims that may arise in connection with this Agreement.

      SECOND PARAGRAPH The Net Group Companies shall also pay the reasonable fees and expenses incurred with supporting evidence by the holders of Original Loans with legal and financial consultants already contracted with the consent of Net Servicos to negotiate, execute and formalize this Agreement (i.e., Pinheiro Neto Advogados, Shearman & Sterling LLP and PricewaterhouseCooper), regardless of the effective conclusion of the transactions contemplated herein.

      THIRD PARAGRAPH The levies, taxes, charges and expenses mentioned in this Clause shall be reimbursed to the Creditor Institution within 5 (five) days of the delivery to Net Servicos of a written request.

CLAUSE 13 EFFECTIVENESS

Notwithstanding the adverse statement in any other document this Agreement is executed irrevocably and comes into effect on the date of its signing, being binding on their successors and assignees of any kind. The obligations of the Net Group Companies shall remain in effect until the full payment of the amount due, in accordance with the provisions of this Agreement. With the full payment of the Principal and Interest due by the Net Group Companies to the Creditor Institution, in the form expressed in this Agreement, the parties shall grant the broadest, most general and unrestricted quittance of all the obligations assumed by the parties, with no further claims on each other, present or future, with regard to payment of the Principal.

CLAUSE 14 ASSIGNMENT

In compliance with all the provisions of the Intercreditor Agreement, the Creditor Institution may assign or transfer to third parties, fully or partially, the receivables represented by this Agreement and the other rights and obligations arising from this Agreement, merely through written communication to the Net Group Companies. The Net Group Companies may only assign or transfer to third parties, fully or partially, the receivables represented by this Agreement and other rights and obligations arising from the same, after securing prior and express written consent by Creditor Institution and provided that all the provisions applicable to the Intercreditor Agreement are observed.

      FIRST PARAGRAPH The same assignment by Creditor Institution assumes the automatic adhesion by the assignee, regardless of any formality to the Intercreditor and Pledge Agreements.

      SECOND PARAGRAPH In accordance with the terms of National Monetary Council Resolution N(degrees). 2,836, of May 30, 2001 and for purposes of Item V, Third Paragraph, Article 1 of Complementary Law N(degrees). 105 of January 10, 2001 and subsequent regulations and laws, it is defined, for all legal purposes that the Net Group Companies hereby recognize and irrevocably, irreversibly, formally and expressly grant to the Creditor Institution and/or future assignees the right to assign or transfer freely, whether in full or in part, all their rights and obligations arising from this Agreement, without need for previous consent or notification of the Net Group Companies. Each and every assignee shall observe the confidentiality clause of this Agreement. The Creditor Institution may only grant access to such confidential information (in order to avoid doubts, publicly known information shall not be considered confidential) to an assignee or potential assignee, if the same assignee or potential assignee has undertaken in writing, (i) to observe the confidentiality of the information received and (ii) to observe the terms of Clause 9.23.1(d) of this Agreement, which refers to the restriction on access to information by the Competitors of Net Group Companies.

      THIRD PARAGRAPH If this Agreement is assigned in accordance with the above terms, the Institution making the assignment shall maintain confidential the information received by virtue of Clause 9.23.1(a) of this Agreement, with the same institution authorized to disclose such information (a) to third parties, only (i) upon request by any governmental authority, (ii) if such information become public, and (iii) if there is evidence that the same third party has legally obtained such information before receiving it in a confidential manner from any of the Net Group Company and (b) to any potential assignee, in the terms of one of the events considered in item (a) above or upon compliance with the Second Paragraph above.

      FOURTH PARAGRAPH The information relating to the amount, type of currency and type of instrument held by the Creditor Institution by virtue of this Agreement is not considered to be confidential and is not, therefore, subject to the confidentiality clauses of this Agreement and Instrument.

CLAUSE 15 VALIDITY OF CLAUSES

Each of the provisions of this Agreement shall be independent and distinct from the others and the illegality, invalidity or ineffectiveness of any of the provisions shall not affect or harm the legality, effectiveness and enforceability of the other provisions contained herein, which shall remain valid and in full force for all legal effects and purposes.

CLAUSE 16 ENTIRE AGREEMENT

This Agreement, the Pledge Agreement and the Intercreditor Agreement constitute the entire agreement by the Parties with respect to the transactions established herein and shall replace any understanding by the Parties with regard to its purpose. It is further established that if any other instrument signed by the Parties diverges from what has been agreed in the same instruments, the terms of the instruments listed above shall prevail.

CLAUSE 17 ALTERATIONS AND AMENDMENTS

Unless otherwise determined in the Intercreditor Agreement, any alteration amendment, waiver or tolerance with regard to this Agreement shall only be considered valid and shall only have an effect if in writing and signed by the Parties.

CLAUSE 18 WAIVER AND TOLERANCE

The parties recognize that, unless expressly established in this Agreement: (a) failure to exercise, the concession of a deadline, tolerance or delay in exercising any right guaranteed by this Agreement and/or by law shall not constitute a novation or waiver of these rights, nor shall it harm the eventual exercise of same; (b) the individual or partial exercise of these rights shall not prevent the subsequent exercise of the remaining rights, or the exercise of any other right; (c) the waiver of any of these rights shall not be valid unless granted in writing; and (d) the waiver of a right shall be interpreted restrictively and shall not be considered as waiver of any other right granted by this Agreement.

CLAUSE 19 NOTICES

The notices and communications required and/or permitted by this Agreement shall be made by registered mail or by public registry or judicial means, and shall be addressed to the Parties at the addresses set forth in the Preamble to this Agreement, or to another that may indicated in writing by the Parties, in accordance with the terms of this Clause.

      FIRST PARAGRAPH The notices and/or communications shall be considered as having been delivered on the date appearing on the receipt slip of the registered letter or on the date of formalization of the judicial or extrajudicial notification, as per the case.

      SECOND PARAGRAPH The Creditor Institution is authorized to deliver to Net Servicos the notices and/or communications addressed to any of the Net Group Companies, and, in the same way, any of the Net Group Companies is authorized to deliver to the Collateral Agent any notice, communication and/or notification addressed to the Creditor Institution with regard to the Pledge Agreements mentioned in item (4) of the Preamble to this Agreement.

      THIRD PARAGRAPH The addresses for the purpose of notices and/or communications shall be as follows:

             Net Servicos de Comunicacao S.A.,
             Rua Verbo Divino, 1,356
             Chacara Santo Antonio - Sao Paulo - SP - Brasil
             CEP: 04719-002
             Attn: the Executive Directors
             Telephone: (55-11) 5186-2606
             Fax: (55-11) 5186-2780

Deutsche Bank S.A.
Rua Alexandre Dumas, 2200
Sao Paulo - SP
CEP: 04717-910
Atencao: Wagner Tavares
Telefone: (55-11) 5189-5117
Fax: (55-11) 5189-5200

CLAUSE 20 EXTRAJUDICIAL EXECUTIVE TITLE

The Parties acknowledge that this Agreement and the promissory note mentioned in the Second Paragraph of Clause 8 constitute extrajudicial executive titles, it being agreed that the Promissory Note is linked to this Agreement for the purposes of the provisions of Articles 583 and 585, I and II of the Brazilian Civil Procedural Code, with the alterations of Law No. 8.953 of December 13, 1994.

      FIRST PARAGRAPH - The Net Company hereby undertakes to register this Agreement at the relevant Public Registry of Titles and Document of [ ], State of [ ], within at most 3 (three) business days of this date.

CLAUSE 21 CONFIDENTIALITY OBLIGATION

      The obligation of confidentiality established in Clause 10.14 of the Intercreditor Agreement shall apply to the information made available and/or submitted by the Net Group Companies by virtue of this Agreement, in the exact terms of the same clause, except in the cases otherwise determined within this Agreement.

CLAUSE 22 GOVERNING LAW

This Agreement shall be governed by the laws of the Federative Republic of Brazil.

CLAUSE 23 CHOICE OF JURISDICTION

The parties hereby choose the jurisdiction of the City of Sao Paulo, State of Sao Paulo, to resolve any doubts or disputes that may arise from this Agreement, renouncing any other, regardless of its merits.

The Parties, being in full agreement, have signed [-] copies of this Agreement that are identical in content and form, in the presence of the witnesses indicated below.

                                      Sao Paulo, [   ] , 200[ ]

                                      [CREDITOR INSTITUTION]

                                   P. ________________________________________

                                      Name:
                                      Position:

                                   P. ________________________________________
                                      Name:
                                      Position:

                                      [THE NET COMPANY]

                                   P. ________________________________________
                                      Name:
                                      Position:

                                   P. ________________________________________
                                      Name:
                                      Position:

                            LOAN AGREEMENT DATED [      ]

                               NET GROUP COMPANIES

NET SERVICOS DE                                  NET FRANCA LTDA.
COMUNICACAO S.A.:                                NET GOIANIA LTDA.
ALNOR ALUMINIO DO NORTE LTDA.                    NET INDAIATUBA LTDA.
ANTENAS COMUNITARIAS                             NET JOINVILLE LTDA.
BRASILEIRAS LTDA.                                NET LONDRINA LTDA.
CABODINAMICA TV CABO                             NET MARINGA LTDA.
SAO PAULO S.A.                                   NET PARANA COMUNICACOES LTDA.
CMA PARTICIPACOES S.A.                           NET PIRACICABA LTDA.
DABNY, L.L.C.                                    NET RECIFE LTDA.
DR EMPRESA DE DISTRIBUICAO                       NET RIBEIRAO PRETO S.A.
E RECEPCAO DE TV LTDA.                           NET RIO S.A.
HORIZONTE SUL                                    NET SAO CARLOS S.A.
COMUNICACOES LTDA.                               NET SAO JOSE DO RIO PRETO LTDA.
JONQUIL VENTURE LIMITED                          NET SAO PAULO LTDA.
MULTICANAL                                       NET SOROCABA LTDA.
TELECOMUNICACOES S.A.                            NET SUL COMUNICACOES LTDA.
NET ANAPOLIS LTDA.                               REYC COMERCIO
NET ARAPONGAS LTDA.                              E PARTICIPACOES LTDA.
NET BAURU LTDA.                                  TV CABO DE CHAPECO LTDA.
NET BELO HORIZONTE LTDA.                         TV VIDEO CABO
NET BRASILIA LTDA.                               DE BELO HORIZONTE S.A.
NET CAMPINAS LTDA.
NET CAMPO GRANDE LTDA.
NET CURITIBA LTDA.
NET FLORIANOPOLIS LTDA.

                          P. ________________________________________
                             Name:
                             Position:

                          P. ________________________________________
                             Name:
                             Position:

Witnesses:

1. -  ____________________________
      Name: [ ]
      ID Card (RG): [ ]

2. -  ____________________________
      Name: [ ]
      ID Card (RG): [ ]

                                                                         ANNEX 1
                                                                          TO THE
                                                                  LOAN AGREEMENT

                               NET GROUP COMPANIES

NET SERVICOS DE COMUNICACAO S.A., a joint stock company headquartered in the city and state of Sao Paulo, at Rua Verbo Divino, N(degrees). 1,356, registered in the National Register of Corporate Entities (CNPJ/MF) under N(degrees). 00.108.786/0001-65, hereafter referred to simply as "Net Servicos" and duly represented in the form of its By-Laws;

ALNOR ALUMINIO DO NORTE LTDA., a Brazilian limited liability company with principal office in the city of Manaus, state of Amazonas, at Rua Emilio Moreira N(degrees). 1,672, Altos, Praca 14 de Janeiro, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 34.534.750/0001-65, herein represented in accordance with its By-Laws by Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

ANTENAS COMUNITARIAS BRASILEIRAS LTDA., a Brazilian limited liability company with principal office in the city of Blumenau, state of Santa Catarina, at Avenida Brasil N(degrees). 60, Ponta Aguda, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 79.375.606/0001-61, herein represented in accordance with its By-Laws by Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira

CABODINAMICA TV CABO SAO PAULO S.A., a Brazilian joint stock company with principal office in the city of Sao Paulo, state of Sao Paulo, at Rua Verbo Divino, N(degrees). 1,356, Chacara Santo Antonio, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 65.516.254/0001-02, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

CMA PARTICIPACOES S.A., a Brazilian joint stock company with principal office in the city of Sao Paulo, state of Sao Paulo, at Rua Verbo Divino, N(degrees). 1.356, Chacara Santo Antonio, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 31.959.356/0001-80, herein represented in accordance with its By-Laws by its executive directors, Messrs. Jose Antonio Guaraldi Felix and Leonardo Porciuncula Gomes Pereira;

DABNY, L.L.C., ., a company constituted and operating in accordance with the laws of Delaware, headquartered c/o of The Prentice Hall Corporation System, Inc. 32 Loockerman Square, Suite L-100, Dover, Kent County 19901, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

JONQUIL VENTURE LIMITED, a company constituted and operating in accordance with the laws of the British Virgin Islands, headquartered at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, herein represented in accordance with its By-Laws by its executive director, Sr. Leonardo Porciuncula Gomes Pereira;

MULTICANAL TELECOMUNICACOES S.A., a Brazilian joint stock company, headquartered in the city and state of Sao Paulo, at Rua Verbo Divino N(degrees). 1,356 - 1st floor - part, CEP 04719-002, Chacara Santo Antonio, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 31.963.481/0001-64, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET BELO HORIZONTE LTDA., a Brazilian limited company, with principal office in the city of Belo Horizonte, state of Minas Gerais, at Avenida Renascenca N(degrees). 515, Renascenca, CEP 31160-000, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 38.738.308/0001-01, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET BRASILIA LTDA., a Brazilian limited company, headquartered in the city of Brasilia, Federal District, SIG/Sul, Quadra 01, N(degrees). 725, CEP 70000-000, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 26.499.392/0001-79, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET LONDRINA LTDA., a Brazilian limited liability company with principal office in the city of Londrina, state of Parana, at Rua Santos, N(degrees). 737, Centro, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 80.924.459/0001-10, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET RIO S.A a Brazilian joint stock company with principal office in the city of Rio de Janeiro, state of Rio de Janeiro, at Rua Vilhena de Moraes, N(degrees). 380, Bloco 02, Suite 201, 3rd Floor, Barra da Tijuca, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 28.029.775/0001-09, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

TV CABO DE CHAPECO LTDA., a Brazilian limited liability company with principal office in the city of Chapeco, state of Santa Catarina, at Avenida Nereu Ramos, N(degrees). 247/01, registered in the National Register of Corporate Entities
(CNPJ) under N(degrees). 00.847.530/0001-26, herein represented in accordance with its By-Laws by Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

TV VIDEO CABO DE BELO HORIZONTE S.A., a Brazilian joint stock company with principal office in the city of Belo Horizonte, state of Minas Gerais, at Avenida Renascenca, N(degrees). 505, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 64.195.522/0001-79, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET RECIFE LTDA., a Brazilian limited liability company with principal office in the city of Recife, state of Pernambuco, at Rua Francisco Alves N(degrees). 100, CEP 50070-490, Bairro da Ilha do Leite, registered in the National Register of Corporate

Entities (CNPJ) under N(degrees). 08.828.469/0001-25, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET SAO PAULO LTDA., a Brazilian limited liability company with principal office in the city and state of Sao Paulo, at Rua Verbo Divino N(degrees). 1,356, ground floor, blocks 1 and 2, CEP 04719-002, Chacara Santo Antonio, Sao Paulo - SP, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 65.697.161/0001-21, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET CAMPINAS LTDA., a Brazilian limited liability company with principal office in the city of Campinas, state of Sao Paulo, at Rua Jasmim N(degrees). 610, CEP 13.807-520, Chacara Primavera, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 61.698.510/0001-79, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET INDAIATUBA LTDA., a Brazilian limited liability company with principal office in the city of Indaiatuba, state of Sao Paulo, at Rua 11 de Junho, N(degrees). 1,849/1,853, Vila Victoria, CEP 13.330-050, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 58.393.695/0001-07, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET FRANCA LTDA., a Brazilian limited liability company with principal office in the city of Franca, state of Sao Paulo, at Rua Carmen Irene Batista N(degrees). 2,837, Jardim Samello, CEP 14405-135, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 60.348.414/0001-38, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET SUL COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro N(degrees). 1111, Morro Santa Teresa, CEP 90850-000, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 73.676.512/0001-46, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

DR- EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro N(degrees). 1,111, Morro Santa Teresa, CEP 90850-000, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 93.088.342/0001-96, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET JOINVILLE LTDA., a Brazilian limited liability company with principal office in the city of Joinville, state of Santa Catarina, at Avenida Procopio Gomes N(degrees). 419, Bucaren, CEP 89202-300, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 85.271.898/0001-95, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET FLORIANOPOLIS LTDA., a Brazilian limited liability company with principal office in the city of Florianopolis, state of Santa Catarina, at Avenida Rio Branco N(degrees). 808, Centro, CEP 88015-202 registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 72.461.072/0001-47, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET MARINGA LTDA., a Brazilian limited liability company with principal office in the city of Maringa, state of Parana, at Avenida Nobrega N(degrees). 494, Zona 04, CEP 87013-330, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 81.712.416/0001-34, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET SAO JOSE DO RIO PRETO LTDA., a Brazilian limited liability company with principal office in the city of Sao Jose do Rio Preto, state of Sao Paulo, at Rua Lafaiete Spinola de Castro N(degrees). 1,922, Boa Vista, CEP 15025-510, registered in the National Register of Corporate EntitieS (CNPJ) under N(degrees). 69.082.832/0001-09, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET PIRACICABA LTDA., a Brazilian limited liability company with principal office in the city of Piracicaba, state of Sao Paulo, at Avenida Independencia N(degrees). 3,552, Alemaes, CEP 13416-230, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 64.592.116/0001-40, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET GOIANIA LTDA., a Brazilian limited liability company with principal office in the city of Goiania, state of Goias, at Rua 15, Quadra j-15, Lote 08, N(degrees). 970, Setor Marista, CEP 74000-000 registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 33.659.475/0001-43, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET CAMPO GRANDE LTDA., a Brazilian limited liability company with principal office in the city of Campo Grande, state of Mato Grosso do Sul, at Avenida Afonso Pena N(degrees). 3,004, CEP 79002-075, Centro, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 24.615.965/0001-57, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET SOROCABA LTDA., a Brazilian limited liability company with principal office in the city of Sorocaba, State of Sao Paulo, at Avenida Antonio Carlos Comitre N(degrees). 1,074 and Rua Pedro Molina N(degrees). 81, Parque Campolim, CEP 18047-000, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 64.637.903/0001-60, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET SAO CARLOS S.A., a Brazilian joint stock company with principal office in the city of Sao Carlos, state of Sao Paulo, at Avenida Dr. Carlos Botelho, N(degrees). 1,986, registered in the National Register of Corporate Entities
(CNPJ) under N(degrees). 57.724.759/0001-34, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

HORIZONTE SUL COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Porto Alegre, state of Rio Grande do Sul, at Rua Silveiro, N(degrees). 1,111, part, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 94.319.209/0001-66, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET PARANA COMUNICACOES LTDA., a Brazilian limited liability company with principal office in the city of Curitiba, state of Parana, at Rua Paulo Graeser Sobrinho, N(degrees). 557, Merces, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 84.922.681/0001-35, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET CURITIBA LTDA., a Brazilian limited liability company with principal office in the city of Curitiba, state of Parana, at Rua Mamore N(degrees). 340, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 82.342.833/0001-03, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET ARAPONGAS LTDA., a Brazilian limited liability company with principal office in the city of Arapongas, state of Parana, at Rua Marabu, N(degrees). 542, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 81.897.118/0001-66, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET RIBEIRAO PRETO S.A., a Brazilian limited liability company with principal office in the city of Ribeirao Preto, state of Sao Paulo, at Avenida Nove de Julho, N(degrees). 1,266, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 64.807.456/0001-40, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET BAURU LTDA., a Brazilian limited liability company with principal office in the city of Bauru, state of Sao Paulo, at Avenida Duque de Caxias, N(degrees). 466, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 64.083.561/0001-

84, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

NET ANAPOLIS LTDA., a Brazilian limited liability company with principal office in the city of Anapolis, state of Goias, at Rua Senai, No. 179, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 33.584.277/0001-68, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira;

REYC COMERCIO E PARTICIPACOES LTDA., a Brazilian limited liability company with principal office in the city of Sao Jose, state of Santa Catarina, at Rua Francisco Jose Ferreira, N(degrees). 101, registered in the National Register of Corporate Entities (CNPJ) under N(degrees). 95.853.263/0001-50, herein represented in accordance with its By-Laws by its executive directors, Messrs. Francisco Tosta Valim Filho and Leonardo Porciuncula Gomes Pereira.

                                                                         ANNEX 2
                                                                          TO THE
                                                                  LOAN AGREEMENT

                             INTERCREDITOR AGREEMENT

                                                                         ANNEX 3
                                                                          TO THE
                                                                  LOAN AGREEMENT

     CREDIT PLEDGE AGREEMENT WITH FORECLOSURE CLAUSE - NET SAO PAULO LTDA.,

                                                                         ANNEX 4
                                                                          TO THE
                                                                  LOAN AGREEMENT

         CREDIT PLEDGE AGREEMENT WITH FORECLOSURE CLAUSE - NET RIO S.A,

                                                                         ANNEX 5
                                                                          TO THE
                                                                  LOAN AGREEMENT

      SHARE PLEDGE AGREEMENT WITH AMICABLE SALE CLAUSE AND OTHER COVENANTS

                                                                         ANNEX 6
                                                                          TO THE
                                                                  LOAN AGREEMENT

      QUOTA PLEDGE AGREEMENT WITH AMICABLE SALE CLAUSE AND OTHER COVENANTS

                                                                         ANNEX 7
                                                                          TO THE
                                                                  LOAN AGREEMENT

      ASSET PLEDGE AGREEMENT WITH AMICABLE SALE CLAUSE AND OTHER COVENANTS

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                                                                         ANNEX 8
                                                                          TO THE
                                                                  LOAN AGREEMENT

                                    GLOSSARY

For the purposes of this Agreement, the terms indicated below shall have the meaning attributed to them.

"MANAGEMENT INVESTORS" shall mean any officer, director, employee or other member of the management of Net Servicos or any of its Subsidiaries, as well as family members, relatives or attorneys-in-fact of any of the above Persons, or also any of their heirs, executors, successors and legal representatives who, on any date, have the right to acquire, directly or indirectly, Equity Interests in the Issuer.

"AFFILIATES" shall mean any Person that, directly or indirectly, controls or is controlled by or is under the direct or indirect common control with regard to the specified Person.

"COLLATERAL AGENT" shall mean Banco Itau S.A. or its replacement, nominated in accordance with the terms of the Intercreditor Agreement

"CASH EQUIVALENTS" shall mean: (i) any evidence of Indebtedness with a maturity equal to or less than 365 (three hundred and sixty five), issued or guaranteed by the Federal Government of Brazil or the Federal Government of the United States, or by any agency or autonomous government entity of the same countries, provided that the same Indebtedness is unconditionally guaranteed by the Federal Government of Brazil or by the Federal Government of the United States, as per the case; (ii) deposits, certificates of deposit or acceptances with a maturity equal to or less than 365 (three hundred and sixty five) days, issued by a member institution of the U.S. Federal Reserve System whose combined capital and surplus and undivided profits, or any similar capital concept, is not less than US$50,000,000, or its equivalent in another currency or currencies, at the time of deposit; (iii) commercial paper with a maturity equal to or less than 365 (three hundred and sixty five) days, issued by a corporation (other than an Affiliate of the Issuer) that is incorporated or organized under Brazilian law or the laws of any state of the United States, which is rated at least

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"A-1" by Standard & Poor's Ratings Services ("Standard & Poor's") or "P-I" by
Moody's Investor Services Inc. ("Moody's") or any Brazilian affiliate of the same rating agencies; (iv) investments in any Person with a maturity equal to or less than 365 (three hundred and sixty five), that are fully and unconditionally guaranteed by a member bank or institution of the U.S. Federal Reserve System meeting the requirements of clause (ii) of this definition; (v) repurchase agreements and reverse repurchase agreements for securities issued or unconditionally guaranteed by the Federal Government of Brazil or the Federal Government of the United States, or issued by any agency or autonomous government entity of the governments of Brazil or the United States, provided that these are unconditionally guaranteed by the relevant government, in each case maturing within 1 (one) year or less of the date of acquisition; (vi) (vi.a) securities issued or fully and unconditionally guaranteed by the Federal Government of the United States, or issued by any agency or autonomous body of the government of the same country, provided that these are fully and unconditionally guaranteed by the relevant government, (vi.b) securities issued or guaranteed by the government of any other country, or issued by any agency or autonomous body of the government of the same country, provided that these are fully and unconditionally guaranteed by the relevant government and have an investment rating of at least "BBB-", if rated by Standard & Poor's or "Baaa3", if rated by Moody's, and (vi.c) direct obligations of the National Treasury of Brazil or of the Central Bank of Brazil that are recorded in the accounts of the relevant holder as short-term investments; (vii) quotas of fixed-income mutual funds managed by a financial institution, provided that (a) the same funds are widely held and Net Servicos and its Restricted Subsidiaries do not hold an Investment in excess of 30% (thirty per cent) of the aggregate Investment in the same funds, or (b) the same fund may only invest in Cash Equivalents; (viii) fixed or floating rate certificates of deposit issued by any bank organized under Brazilian law that (a) maintains

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minimum adjusted shareholders' funds of US$100,000,000 (one hundred million U.S.
dollars), or its equivalent amount in another currency or currencies; (b) maintains an investment rating with respect to its certificates of deposit, of at least "BBB-", if rated by Standard & Poor's or "Baaa3", if rated by Moody's or any other rating agency with a national reputation within Brazil, or (c) is a branch or subsidiary of a non-Brazilian bank that maintains an investment rating with respect to its short-term obligations, of at least "BBB-", if rated by Standard & Poor's or "Baaa3", if rated by Moody's.

"COMPETITOR" shall mean any Person (or Affiliate of any Person) that operates within Brazil in one or more business areas in which Net Servicos or any one of its Subsidiaries (including, but not limited to the provision of telecommunications services, access to the Internet, cable service, satellite transmission or television (including, but not limited to pay-per-view services)); with the proviso, however, that any commercial bank, financial company or fund (or any Affiliate of these) that holds investments in, but does not control a Competitor, shall not be considered to be a Competitor for the purposes of this definition.

"INDEPENDENT FINANCIAL ADVISOR" shall mean a Brazilian or United States investment or commercial bank or independent accounting firm of high reputation that (a) does not hold, and whose directors and executive officers and Affiliates, if any, do not hold an investment in Net Servicos or in any of its Affiliates and (b) which, in the judgment of the Board of Directors of Net Servicos, is independent of Net Servicos and its Affiliates and is qualified to perform the task for which it may be retained.

"CONTRACT" or "INCUR" shall mean issue, assume, contract or otherwise become liable for a Debt, albeit with the proviso that any Indebtedness or Equity Interest existing at the time when the same Person becomes a subsidiary (whether through merger, consolidation, acquisition or otherwise) shall be considered to be Incurred by the same party at the time it becomes a Subsidiary.

"CURRENCY AGREEMENT" shall mean any foreign exchange derivative contract, including but not limited to currency agreements, currency swap agreements or other similar contracts or instruments, to which the Person in question is party or a beneficiary.

"INTEREST RATE AGREEMENT" shall mean, with respect to any Person, any interest rate derivative agreement, including but not limited to contracts that aim to protect against movements in interest rates, options on interest rates, interest rate swaps, caps and collars on interest rates, interest rate futures contracts or

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any other similar instrument, to which the Person in question is party or a beneficiary.

"MATERIAL CONTRACT" shall mean any contract that provides for the payment or receipt by Net Servicos or any one of its Restricted Subsidiaries of more than R$10,000,000 (corrected by the IGP-M Adjustment on January 1 of each fiscal year subsequent to the date of its execution) or the equivalent amount in another currency or currencies, or that is otherwise material to the business or operations of Net Servicos or of its Restricted Subsidiaries, considered as a whole.

"UNRESTRICTED SUBSIDIARIES" shall mean (a) TV Cabo and Comunicacoes de Jundiai S.A., (b) Televisao A Cabo Criciuma Ltda., and (c) any other Subsidiary of Net Servicos that is designated by the Board of Directors as an Unrestricted Subsidiary, in accordance with the terms of Clause 2.15.

"RESTRICTED SUBSIDIARY" shall mean any Subsidiaries of Net Servicos that are not Unrestricted Subsidiaries.

"CONTROL" shall mean the power to generate the business of a Person, whether directly or indirectly, whether through ownership of voting shares, by contractually guaranteed rights or otherwise. The terms "Subsidiary" and "Controlling Shareholder" have correlated meanings.

"BOARD RESOLUTION" shall mean a resolution arising from a meeting of the Board of Directors of Net Servicos that is duly confirmed in the minutes of the meeting of the Board of Directors at which the same resolution has been adopted, with the same minutes duly signed by the board of the same meeting, transcribed in the company ledgers of Net Servicos and registered, where appropriate, at the Board of Trade of the State of Sao Paulo. A copy of the minutes in question shall be delivered to the Creditor Institution.

"CONSOLIDATED FINANCING COSTS" shall mean, for any period, the amount equal to
(i) the financial expenses of Net Servicos and its Restricted Subsidiaries for the same period on a consolidated basis in accordance with Brazilian GAAP minus
(ii) the financial income of Net Servicos and its Restricted Subsidiaries for the same period, as determined on a consolidated basis in accordance with Brazilian GAAP.

"CONSOLIDATED INTEREST EXPENSE" shall mean, with respect to any period, the sum, without duplication, of (a) the interest expense of Net Servicos and its Restricted

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Subsidiaries, accrued and paid or payable in cash for the same period, as determined on a consolidated basis in accordance with Brazilian GAAP, in any event, including, without limitation (i) any amortization of debt discount, excluding any amortization of debt discount with regard to the Senior Secured Indebtedness, (ii) the net cash cost arising from any Currency Agreement or Hedging Obligation, including any amortization of discounts, (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with regard to letters of credit, bills of exchange, promissory notes and bankers' acceptances and (b) the interest component of capitalized lease obligations paid, accrued and/or scheduled to be accrued by the same Person during the same period, minus (c) interest income of Net Servicos and its Restricted Subsidiaries, accrued and received or receivable in cash during the same period, considered on a consolidated basis in accordance with Brazilian GAAP.

"SENIOR SECURED INDEBTEDNESS" shall mean this Agreement, the Common Terms Agreement and the respective Instruments of Debt Confession, the Fourth Issue Debentures, the Company's Notes, as defined in the Intercreditor Agreement ("Notes"), and the notes issued in the context of the exchange offer for the Floating Rate Notes issued by Net Sul for a consideration of US$80,000,000, maturing in 2005 ("Net Sul Notes").

EBITDA" shall mean, for any period, the Consolidated Net Income for the same period, adjusted to exclude the following income or expense items (without duplication), to the extent that the same items are included in the calculation of Consolidated Net Income: (i) Consolidated Net Financial Expenses, (ii) total expenses relating to income tax and social contribution on net income, or other forms of taxation that may be created, (iii) depreciation, amortization, including but not limited to the amortization of goodwill and intangibles, and other charges or losses without effect on the cash position of Net Servicos, other than charges or losses without effect on the cash position of Net Servicos that require a provision for future payments; (iv) any net income of any Person that is not a Restricted Subsidiary; excepting the limitations contained in clause (v) below, the equity interest of Net Servicos in the net income of the same Person for the same period shall be included in the same Consolidated Net Income up to the aggregate amount of cash effectively distributed by the Person in question during the same period to Net Servicos or a Restricted Subsidiary as a dividend or other payment of the same nature (subject, in the case of a dividend or other distribution to a Restricted

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Subsidiary, to the limitations contained in clause (v) below); (v) any gain or loss arising from the disposal of any other form of transfer of any asset of Net Servicos or of its Restricted Subsidiaries, considered in consolidated form, that is not disposed of or transferred in any other way in the normal course of business; (vi) any extraordinary gain or loss; (vii) the cumulative effect of a change in accounting principles; (viii) any nonrecurring expenses relating to the Restructuring or to any acquisition by Net Servicos or any Restricted Subsidiary after the Date of Effectiveness, including but limited to, any charge and/or expense incurred through bonuses paid to the management of Net Servicos on account of the Restructuring; (ix) any non-cash compensation charge arising from any grant of stock, stock options or other similar bonuses.

"REFINANCING INDEBTEDNESS" shall mean Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend (including that relating to any defeasance or discharge mechanism) any Indebtedness existing on the Date of Effectiveness or incurred as a result of the terms of this Agreement (including, to the extent permitted in this Issue, Indebtedness of Net Servicos that refinances the Indebtedness of any Restricted Subsidiary, as well as the Indebtedness of any Restricted Subsidiary that refinances the Indebtedness of another Restricted Subsidiary) including the Indebtedness that finances Refinancing Indebtedness, provided that:

(i) the Refinancing Indebtedness matures after the Indebtedness to be refinanced;

(ii) at the time of contracting such Refinancing Indebtedness, it has a weighted average maturity that is equal to or greater than the weighted average maturity of the Indebtedness to be refinanced;

(iii) such Refinancing Indebtedness is incurred in an aggregate principal

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amount, or if issued at a discount to face value, at a total issue price that is equal to or less than the sum of (a) the aggregate principal amount, or if issued at a discount to face value, the aggregate accreted value outstanding of the Indebtedness to be refinanced, plus (b) fees, underwriting discounts, premiums and other costs and expenses incurred in conjunction with the same Refinancing Indebtedness; and

(iv) Refinancing Indebtedness shall not include (a) Indebtedness of Restricted Subsidiaries that are not guarantors of the refinancing of the Indebtedness of Net Servicos or (b) the Indebtedness of Net Servicos or of a Restricted Subsidiary that refinances the Indebtedness of an Unrestricted Subsidiary.

"CONSOLIDATED TOTAL INDEBTEDNESS" shall mean the aggregate principal amount of Indebtedness of Net Servicos and its Restricted Subsidiaries on any date, determined in consolidated form in accordance with Brazilian GAAP.

"INDEBTEDNESS" shall mean, with respect to any Person, without duplication:

(i) any liability, contingent or otherwise, of the same Person (a) relating to money borrowed by the Person in question, that may or may not be guaranteed in full or in part by the assets of the same, whether as a cash advance, bill, overdraft or loan agreement; (b) evidenced by a debenture or similar instrument or by letters of credit, including Purchase Obligations, or any book-entry security, or (c) unless otherwise determined in this Glossary, instruments signed with such Persons for the purpose of hedging against movements in exchange and interest rates (the amount of any such obligation shall be equal at any time to the value of the hedge that would be paid or received by the same Person upon its termination);

(ii) any third-party liability similar to those described in subclause (i) above, which is guaranteed by the Person or for which the same Person is legally liable;

(iii) any obligation secured by a Lien on the property or assets of the Person, regardless of whether the guaranteed obligations have been directly assumed by the Person or for which the same party comes to be legally liable;

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(iv) the maximum repurchase or redemption price of any share or quota representing the capital stock, equity interests, partner's rights, participation certificates or any other securities that confer a share of the net income and that carry a repurchase/redemption obligation, or that are convertible into Indebtedness (except where this is at the option of Net Servicos) of the same Person, that is not held by Net Servicos or by one of its Restricted Subsidiaries;

(v) for the exclusive purpose of calculating Consolidated Total Indebtedness in accordance with Clause 2.10 of the Agreement, "Indebtedness" shall mean (a) debt securities that are overdue by 60 (sixty) days or more and that are not being contested in good faith by the same Person, (b) all Capitalized Lease Obligations to which the same Person is a party and (c) deferred obligations relating to the purchase price for the assets of the same Person, provided that the same deferred purchase price is due after 120 (one hundred and twenty) days reckoned from the date of delivery of the asset in question.

For purposes of Clauses 2.10 and 5.1 of the Agreement, in determining the principal amount of any Indebtedness that may be incurred by Net Servicos or by any one of its Restricted Subsidiaries or that is outstanding on any date, (x) shall be considered on the date of determination as the principal amount of the Indebtedness to be paid in the event of declaration of early maturity of the respective indebtedness, if this value is less than the amount of the principal indebtedness effectively due with regard to the same indebtedness, and (y) the amount of any such Indebtedness shall be reduced by the amount of any net gain related to any Currency Agreement linked to the same Indebtedness.

"EXCESS CASH FLOW" shall mean, for any fiscal year, the sum of (i) (a) the cash and Cash Equivalents of Net Servicos and its Restricted Subsidiaries, taking as a basis the last day of the same fiscal year minus (b) the Starting Cash Balance of Net Servicos minus (ii) the Net Cash Proceeds arising from the issuance by any Equity Interests of Net Servicos during the same fiscal year minus (iii) the Net Cash Proceeds of Net Servicos obtained through the incurring of any Indebtedness by Net Servicos or by any one of its Restricted Subsidiaries during the same fiscal year minus (iv) the Net Cash Proceeds arising from any Asset Sale during the same fiscal year plus (v) the amount of any Investment by Net Servicos or any of its Restricted Subsidiaries in any Person that, as a result of the same Investment, becomes a Restricted Subsidiary, as well as any amount paid by Net Servicos or any of its Restricted Subsidiaries to acquire any person or any business or any group of assets

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constituting an operating unit of a business (any one of these operations constituting a "Purchase"), plus (vi) the amount of any prepayments of principal in respect of Senior Secured Indebtedness during the same fiscal year plus (vii) the amount of any cash dividend or other cash payment in favor of Net Servicos arising from its Equity Interests, with the proviso that:

(a) if Net Servicos or any Restricted Subsidiary has, within the same fiscal year, made any Asset Sale of any person, business or any group of assets constituting an operating unit of a business (any one of these operations constituting a "Sale"), the Starting Cash Balance for the same fiscal year shall, for the purpose of measuring Excess Cash Flow relating to the same fiscal year, be reduced by an amount equal to the amount of cash or Cash Equivalents transferred in connection with the same Sale; and

(b) if Net Servicos or any Restricted Subsidiary has, within the same fiscal year, made any Purchase, the Starting Cash Balance for the same fiscal year shall, for the purpose of measuring Excess Cash Flow relating to the same fiscal year, be increased by an amount equal to the amount of cash or Cash Equivalents acquired in connection with the same Purchase.

"GUARANTEE" shall mean any guarantee that may be granted in accordance with the terms of this Agreement.

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"PERMITTED LIENS" shall mean:

(i) the Liens in existence on the date of signing of the Agreement;

(ii) any Lien on any property acquired, constructed or improved by Net Servicos or any of its Restricted Subsidiaries after the date of signing of the Agreement, which has been created, incurred or assumed at the same time as or within 90 (ninety) days of the relevant acquisition, in order to guarantee the payment of any portion of the price of acquisition, construction or rebuilding, including readjustments, interests and financial charges incurred during the construction, as well as eventual increases in costs. In the event that the same property has been built or rebuilt, the period of 90 (ninety) days mentioned above shall be reckoned starting from the end of the relevant building or rebuilding or from the start of the commercial use of the property in question, whichever occurs last:

(iii) any Lien that secures all Senior Secured Indebtedness in same proportion and on an equivalent basis;

(iv) any Guarantee granted in accordance with the Pledge Agreements and the Intercreditor Agreements;

(v) any Lien on any asset or good acquired by Net Servicos that was already in existence at the time of acquisition of the same asset, and that in no way arises from the acquisition of the same, unless the same Lien was created to secure or provide for payment of part or all of the purchase price;

(vi) any Lien on any asset acquired from a Person that is merged with or incorporated by Net Servicos or by any one of its Restricted Subsidiaries, or any Liens already in existence on any asset of a Person at the time that it becomes a subsidiary of Net Servicos and that does not result in any way from the operation in question, unless the same Lien was created to secure or provide for the payment of part or all of the operation;

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(vii) any Lien which exclusively guarantees the Indebtedness between (a) Net
Servicos and any one of its Restricted Subsidiaries or (b) the Restricted Subsidiaries and Net Servicos or between Restricted Subsidiaries;

(viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the preceding clauses (i) through (vii) inclusive, with the proviso that the principal amount of Indebtedness to be secured may not exceed the amount of principal guaranteed immediately prior to the extension, renewal or replacement , and that the extension, renewal or replacement in question shall be limited to the whole or part of the property, including the improvements carried out, to which the Lien to be extended, renewed or replaced shall apply;

(ix) any Lien related to disputes regarding the payment of outstanding taxes which are being contested diligently and in good faith, in accordance with appropriate actions or proceedings, provided that provisions for the contested amounts are made in the accounting ledgers of Net Servicos and/or the its Restricted Subsidiaries;

(x) Liens (including Liens associated with the granting of any surety letter) that are not Guarantees arising from Judicial or Administrative actions against Net Servicos, for which the same Issuer has diligently and in good faith presented a defense or appeal, as per the case, and the decision, sentence or judgment has not yet been judged, or if the period within which such defense, appeal or proceedings may be initiated has not yet expired, with the purpose of guaranteeing the right of defense or recourse in such judicial or administrative actions and that effectively prevent the foreclosure of the same Lien;

(xi) Liens created by legal imposition that arise in the normal course of business;

(xii) Easements, rights-of-way, restrictions and other similar encumbrances

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incurred in the normal course of business;

(xiii) Liens incurred in the normal course of business in connection with workers' compensation claims, unemployment insurance and social security benefits, as well as Liens granted to ensure the performance of bids, tenders, leases and other contracts signed in the ordinary course of business, surety letters, performance bonds and other obligations of a similar nature incurred in the ordinary course of business, as well as Liens constituted due to legal imposition;

(xiv) Liens relating to maintenance services, the provision of programming services, rental of real estate and any other similar Liens arising in the ordinary course of business relating to obligations that have not been overdue for more than 60 (sixty) days, or that are guaranteed or that are being contested diligently and in good faith, in accordance with suitable actions and procedures, that effectively prevent the discussion of the same Lien;

(xv) pledges, deposits and other Liens that guarantee the performance of proposals, bids, operations and other contracts (other than for borrowed money), incurred in the ordinary course of business;

(xvi) Leases, subleases, licenses or sublicenses to third parties;

(xvii) Liens securing obligations arising from Currency Agreements and/or Interest Rate Agreements incurred in accordance with Clause 2.10 of the Agreement, provided that the lesser of (a) the Fair Market Value and (b) the book value of the Liens securing obligations arising from Currency Agreements and/or Interest Rate Agreements, at no time exceeds R$50,000,000 (fifty million Brazilian reais), with this amount corrected by the IGP-M Adjustment on January 1 of each fiscal year after June 30, 2004;

(xviii) Any easement or immaterial imperfection of title on real estate in which Net Servicos or any Restricted Subsidiary has an interest, provided that such

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easement or imperfection shall not render such title unusable for purposes of the business of Net Servicos or the Restricted Subsidiary in question;

(xix) Liens arising from capital leasing operations and Indebtedness associated with Purchase Obligations, provided that these are in accordance with Clause
2.10.3 of the Agreement and that such guarantees shall be restricted to the properties or assets underlying such capital leasing operations;

"LIENS" shall mean any real encumbrance, mortgage, charge, pledge, usufruct, lien, right of preference or priority, assignment for security, claim of rights or other guarantee or right of any kind on any property or assets of any kind. Notwithstanding the previous definition, a property shall be considered to be subject to a Lien when the acquisition or maintenance of the same property by a Person shall be restricted by any contingent sale and purchase contract, financial lease or other similar instrument that restricts rights of ownership, as well as its use or enjoyment, whether fully or in part.

"HEDGING OBLIGATIONS" shall mean the obligations of a Person relating to Interest Rate or Currency Agreements.

"CONSOLIDATED LEVERAGE RATIO", shall mean the ratio, on any date, of (i) Total Consolidated Indebtedness, as determined on the same date, to (ii) EBITDA for the period of the most recent four consecutive fiscal quarters for which consolidated financial statements of Net Servicos are available, with the proviso that:

(ii.a) if, since the beginning of the same period, Net Servicos or any Restricted Subsidiary has made any Asset Sale of any person, business or any group of assets constituting an operating unit of a business (each of these operations constituting a "Sale"), the EBITDA for the same period shall be reduced by an amount equivalent to

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the EBITDA (if positive) directly attributable to the assets forming the object of the Asset Sale in question for the period under consideration, or increased by an amount equal to EBITDA (if this is negative) directly attributable to the assets forming the object of the same Asset Sale during the period under consideration;

(ii.b) if Net Servicos or any Restricted Subsidiary has made an Investment (by incorporation, merger or otherwise) in any Person that thereby becomes a Restricted Subsidiary, or through the acquisition of any person, business or group of assets constituting an operational business unit, including any Investment or acquisition of assets within the context of a transaction that makes it necessary to carry out the calculation to which this item refers (each one of these operations constituting a "Purchase"), the EBITDA for the same period shall be calculated on a pro forma basis (including the incurring of any Debt), as if the same Investment or acquisition had occurred on the first day of the relevant period; and

(ii.c) if any Person which, during the period in question, came to be considered as a Restricted Subsidiary, merged with or was incorporated by Net Servicos or any Restricted Subsidiary and that carried out any Sale or Purchase which, if the same operation had been carried out by Net Servicos or a Restricted Subsidiary, would have given rise to an accounting adjustment in accordance with the terms of subclauses (ii.a) and (ii.b) above, the EBITDA for the same period shall be calculated on a pro forma basis, as if the Sale or Purchase in question had occurred on the first day of the same period.

For purposes of this definition, whenever it is necessary to make a pro forma calculation for an Asset Sale, Investment, acquisition of assets or any transaction made in accordance with Clause 2.16 of the Agreement, or of the amount of revenues or capital gains arising from the operations in question, the applicable pro forma calculations shall be carried out in the determined manner and in good faith by a director of Net Servicos on the basis of reasonable assumptions.

"CONSOLIDATED INTEREST EXPENSE RATIO" shall mean the ratio between: (i) EBITDA for the period consisting of the four most recent consecutive fiscal quarters ending prior to the date of determination for which the consolidated financial statements of Net Servicos are available, minus the total Capital Expenditure for the same period, and (ii) the Net Consolidated Interest Expense for the same four fiscal quarters, determined, in each case, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the date of signing of the Agreement, calculated on a pro forma basis to simulate the Restructuring as if it had occurred at the beginning of the same four-quarter period, with the proviso that:

(a.1) if Net Servicos or any Restricted Subsidiary (i) has incurred any Indebtedness since the beginning of the same period that has not been paid in full by the date of determination or has incurred any Indebtedness since the start of the same period, and on the date of determination of the Consolidated Interest Expense Ratio, the same has

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not been paid in full, or if the transaction giving rise to the need to calculate the Consolidated Interest Expense Ratio is an Incurrence of Debt, then the EBITDA and Consolidated Interest Expense for the same period shall be calculated after calculating the same Indebtedness on a pro forma basis, as if the same Indebtedness had been incurred on the first day of the same period (albeit for this calculation, the amount of Indebtedness arising from any revolving credit facility outstanding on the date of the same calculation shall be computed based on (x) the average daily balance of the same Indebtedness during the same four fiscal quarters or during any shorter period for which the same facility was outstanding or (y) the average daily balance of the same Indebtedness during the period from the date of creation of the same facility until the date of the same calculation, in the event that the same facility was created after the end of the same four fiscal quarters), or (ii) has, during the period for the same calculation, repaid, repurchased, redeemed or otherwise discharged any Indebtedness (each the same operation constituting a "Discharge"), with the same Indebtedness no longer outstanding on the date of the calculation, or if the transaction giving rise to the need to calculate the Consolidated Interest Expense Ratio involves a discharge of Indebtedness (provided that the Indebtedness does not relate to any revolving credit facility that remains to be permanently repaid), the EBITDA and Consolidated Interest Expense for the same period shall be calculated after calculating the Discharge of the same Indebtedness on a pro forma basis, as if the same discharge had occurred on the first day of the same period of calculation;

(a.2) if Net Servicos or any Restricted Subsidiary has, during the calculation period, made any Asset Sale of any person, business or any group of assets constituting an operating unit of a business (any the same transaction constituting a "Sale"), the EBITDA for the same period shall be calculated (x) by subtracting an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of the same Asset Sale for the same period or increased by an amount equal to the EBITDA (if positive) directly attributable to the same assets forming the object of the Asset Sale carried out during the same period, or (y) by adding an amount equal to the EBITDA (if negative) directly attributable to the same assets forming the object of the Asset Sale carried out during the same period. To the degree that Net Servicos or any Restricted Subsidiary is no longer responsible for the same Indebtedness after the same Asset Sale, the Net Consolidated Interest Expense for the same period shall be reduced by an amount equivalent to the Net Consolidated Interest Expense of Net Servicos or any Restricted Subsidiary that has been paid, repurchased, defeased or otherwise discharged as a result of the same Asset Sale during the period in question (and if significant Equity Interests in the Capital Stock of any Restricted Subsidiary are disposed of, this amount shall be the Net Consolidated Interest Expense for the same period directly attributable to the Indebtedness of the same Restricted Subsidiary);

(a.3) if during the same calculation period, Net Servicos or any Restricted Subsidiary (whether by incorporation, merger or otherwise) has made an Investment in any Person, as a result of which the latter Person becomes a Restricted Subsidiary, or otherwise acquires any person, business or group of assets constituting an operating unit of a business, including any the same Investment or acquisition of assets that gives rise to an obligation to calculate the Consolidated Interest Expense Ratio in accordance with the definition herein (any one of these transactions constituting a "Purchase"), the EBITDA and Consolidated Interest Expense for the same period shall be calculated after calculating the value of the same Investment or acquisition on a pro forma basis (including the incurring of any Indebtedness), as if the same Investment or acquisition had occurred on the first day of the same period;

(a.4) if any Person that comes to be considered as a Restricted Subsidiary during the period in question or that merged with Net Servicos or with any Restricted Subsidiary or was incorporated by the same companies, has carried out any Sale or Purchase that would have required an accounting adjustment in accordance with subitems (a.1), (a.2) or (a.3) above, the EBITDA and Consolidated Interest Expense for the period in question shall be calculated after calculating the effect of the same operation on a pro forma basis, as if it had occurred on the first day of the same period; and

(a.5) if any Person that comes to be considered as a Restricted Subsidiary during the period in question or that merged with Net Servicos or with any Restricted Subsidiary or was incorporated by the same companies, and in any case, by means of a Purchase has discharged any Indebtedness or carried out any Sale or Purchase which, if effected by Net Servicos or by a Restricted Subsidiary during the period in question, would have required an accounting adjustment in accordance with subitems (a.1), (a.2), (a.3) or (a.4) above, the EBITDA and the Net Consolidated Interest Expense for the period in question shall be calculated after calculating the effect of the Sale, Purchase or Discharge in question on a pro forma basis, as if the same operation had occurred on the first day of the relevant period.

For the purposes of this definition, whenever it is necessary to calculate on a pro forma basis the effect of a Asset Sale, Investment or acquisition of assets or any transaction governed by the provisions of Clause 2.16 of the Agreement, the EBITDA for the operations in question and the Net Consolidated Interest Expense associated with any Indebtedness incurred, repaid, repurchased, defeased or otherwise discharged as a result of the operations in question, the associated pro forma calculations shall be carried out by a Director of Net Servicos, based on reasonable assumptions, in the manner determined in this Agreement and in good faith. If any Indebtedness bears a floating rate of interest and is being calculated on a pro forma basis, the interest expense on the same Indebtedness shall be calculated as the average rate in effect during the same period (taking into account any Interest Rate Agreement that applies to the same Indebtedness and that remains in force for an additional period of 12 months reckoned from the relevant calculation date). For the pro forma calculation of any Indebtedness arising in conjunction with a revolving credit facility, the interest expense on the same Indebtedness shall be calculated on the basis of the average daily balance of this Indebtedness during the period in question.

"DEBT INSTRUMENTS" shall mean this Agreement, the Common Terms Agreement and the respective Instruments of Debt Confession, as defined in the Intercreditor Agreement ("Notes"), and the notes issued in the context of the exchange offer for the Floating Rate Notes issued by Net Sul for an amount of US$80,000,000 maturing in 2005 ("Net Sul Notes"), as well as any Secured Senior Indebtedness that may be contracted by Net Servicos and the Restricted Subsidiaries.

"PERMITTED INVESTMENT" shall mean an investment carried out by Net Servicos or by any Restricted Subsidiary:

(i) in a Restricted Subsidiary, in Net Servicos or in a Person which, as a result of the effecting of the same Investment, comes to be considered as a Restricted Subsidiary;

(ii) in another Person if, as a result of the same Investment, the same Person merges with Net Servicos or with any Restricted Subsidiary, or is incorporated by the same;

(iii) Cash Equivalents;

(iv) receivables of Net Servicos or of any Restricted Subsidiary that are created or acquired by Net Servicos or by any Restricted Subsidiary in the regular course of business, in accordance with normal market practices;

(v) securities or other Investments received as consideration for disposals of property or assets, including Asset Sales made in accordance with the terms of

Clause 2.1.1 (IV) of this Agreement, that have been negotiated in accordance with normal market practices;

(vi) securities or other Investments received as payment for credits due to Net Servicos or to any Restricted Subsidiary in the ordinary course of business, or as a result of the execution or foreclosure of any Lien, or in compliance with any judicial order, including such orders relating to bankruptcy, composition with creditors or any similar procedure;

(vii) Investments in existence or validly agreed in writing on the date of signing of the Agreement;

(viii) deposits constituted in favor of third parties in the normal course of business with respect to leases or the provision of any public service, in accordance with the definition of "Permitted Liens" or as agreed under the terms of Clause 2.9 of the Agreement;

(ix) prepaid expenses, including trade credits, arising during the normal course of business;

(x) promissory notes issued by Management Investors, acquired as full payment for shares issued by Net Servicos, whose aggregate principal amount at no time exceeds R$10,000,000 (ten million Brazilian reais), corrected by the IGP-M Adjustment on January 1 of each fiscal year following the Date of Effectiveness;

(xi) other Investments that do not exceed the following amounts, in each case corrected by the IGP-M Adjustment on January 1 of each fiscal year following the Date of Effectiveness;

(a) R$ 10,000,000 (ten million Brazilian reais), during the fiscal year ending December 31, 2005;

(b) R$ 20,000,000 (twenty million Brazilian reais), during the fiscal year ending

December 31, 2006; and

(c) R$ 35,000,000 (thirty five million Brazilian reais), during the fiscal year ending December 31, 2007 and during each subsequent fiscal year.

"INVESTMENT" shall mean, with regard to any Person, any (i) advance, loan agreement, receivable or extension of credit (including but not limited to those arising from guarantees); (ii) full payment of capital with credits, goods or rights; or (iii) the acquisition of shares, quotas, notes or other debt securities, or any other negotiable securities issued by any Person. Notwithstanding the above terms, the issue by Net Servicos of shares or quotas representing the capital stock, equity interests, partners' rights, participation certificates or any other securities that confer a right to a share in the results of Net Servicos (except where these carry a redemption or repurchase obligation) for exchange for shares or quotas representing the capital stock, equity interests, partners' rights, participation certificates or any other securities that confer a right to a share in the results of another Person or for exchange for assets of another Person shall not be considered to be an Investment by Net Servicos in the same Person.

"CAPITAL EXPENDITURES" shall mean, with regard to any Person, the sum (without duplication) of all the investments that have been made, at any time, whether directly or indirectly, by the Person in question or by any one of its subsidiaries, in equipment, fixed assets, chattels or improvements, as well as the respective replacements or substitutions that, in accordance with Brazilian GAAP, are or should be recorded in the accounts as fixed assets.

"CONSOLIDATED NET INCOME" shall mean, for any period, the net income (loss) of Net Servicos and its Subsidiaries, determined on a consolidated basis in accordance with Brazilian GAAP.

"PRE-RESTRUCTURING DEBT" shall mean the amount of R$ 606,781,497.00 with this amount on Brazilian reais equivalent to US$ 248,777,479.00, on the basis of the Exchange Rate on the Date of Effectiveness.

"PERMITTED BUSINESS" shall mean (i) the distribution of signals for pay TV, radio, internet or the provision of other telecommunications services within Brazil and (ii) any business activity related to item (i) above, carried out by Net Servicos or any Restricted Subsidiary on the Date of Effectiveness, as well as the acquisition, interest in or exploitation of any license relating to the business activities described in item (i) of this definition, the development or acquisition of programming or distribution rights in accordance with item (i) of this definition and any other business involving voice, data or video transmission and telecommunications services.

"PURCHASE OBLIGATIONS" shall mean any Indebtedness Incurred to finance or refinance the deferred payment of any property or assets used in the normal course of business of Net Servicos and its subsidiaries, provided that this Indebtedness is incurred within 6 (six) months of the acquisition of such property or assets.

"EQUITY INTERESTS" shall mean shares, quotas, warrants, options or other rights to subscribe to shares and/or quotas, albeit while excluding any debt security convertible into shares and/or quotas.

"APPLICABLE PERCENTAGE" shall mean (i) with respect to the fiscal years ending on or prior to December 31, 2007, 70%; (ii) with respect to the fiscal year ending December 31, 2008, 75%; (iii) with respect to the fiscal year ending December 31, 2009, 80%; and (iv) with respect to the fiscal years ending on or after December 31, 2010, 85%.

"VOLUNTARY PREPAYMENT PERCENTAGE" shall mean, with regard to any voluntary prepayment of Senior Secured Indebtedness, a fraction, represented as a percentage, the numerator of which is the principal amount of the same Senior Secured Indebtedness to be prepaid and the denominator is the total principal value of the obligations relating to the same Senior Secured Indebtedness immediately prior to such prepayment.

"PREPAYMENT PERCENTAGE" shall mean, for any date of determination, a fraction, represented in percentage form, the numerator of which is the principal amount of the Notes outstanding on such date and the denominator, the principal amount of Senior Secured Indebtedness due on the date of calculation.

"REINVESTMENT PERIOD" shall mean a period of 60 (sixty) days, reckoned from the receipt of any cash proceeds arising from a Sale of Assets.

"EXCESS CASH FLOW PREPAYMENT AMOUNTS" shall mean, with respect to any fiscal year, the lesser of (i) the Excess Cash Flow of Net Servicos for the relevant fiscal year multiplied by the Applicable Percentage for the same fiscal year and
(ii) the difference between (a) the cash and Cash Equivalents of Net Servicos and its Restricted Subsidiaries on December 31 of the same fiscal year less (b) the Minimum Cash Balance for the same fiscal year.

"EXCESS SHARE ISSUANCE PROCEEDS FROM THE RESTRUCTURING" shall mean the Net Cash Proceeds obtained by Net Servicos through the issuance of shares in connection with the Restructuring minus (i) an amount equivalent to 40% (forty per cent) of the amount of Pre-Restructuring Indebtedness minus (ii) the value equivalent to 40% (forty per cent) of interest payments in cash by Net Servicos to Creditors holding its debt securities in connection with the Restructuring minus (iii) the value equivalent to 20% (twenty per cent) multiplied by (a) the total number of shares issued by Net Servicos in the context of the Restructuring at a price per share exceeding R$ 0.35 (thirty five cents) multiplied by (b) the difference between the average issue price per share of the same shares and R$ 0.35 (thirty five cents).

"EXCESS PROCEEDS" shall mean any cash proceeds arising from a Asset Sale that are not applied or invested in accordance with Clause 3.12.1. (IV).

"NET CASH PROCEEDS" shall mean, with respect to any Asset Sale, or the Incurring or issuance of any Indebtedness or the sale or issuance of any shares or quotas representing the capital stock, equity interests, partner's rights, participation certificates or any other securities that confer the right to participate in the results (including, but not limited to any capital contribution) of any Person, the total aggregate amount of cash, Cash Equivalents or securities acquired as a result of a Asset Sale and converted into cash within 30 (thirty) days of the date of the same acquisition, that are received periodically (whether in lieu of initial remuneration, payment or deferred remuneration) for or in the name of the Person in question and in connection with the above operations, after deducting (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, remuneration fees, and other similar fees and commissions; (b) the total amount of taxes paid or payable in connection with or as a result of the same transaction; and (c) with respect to any Asset Sale, (x) all payments arising from any Indebtedness that are secured on any assets forming the object of the Asset Sale in question, in accordance with the terms of any Lien upon such assets, or that must, in accordance with its terms, or in order to obtain the necessary consent for the same Asset Sale, or by virtue of the applicable law, be repaid from the proceeds from the Asset Sale in question and (y) all distributions and other payments due to minority interest holders in subsidiaries or joint ventures as a result of the same Asset Sale, or to any other Person (other than Net Servicos or a Restricted Subsidiary) that holds rights to the assets disposed of in the Asset Sale in question.

"RESTRUCTURING" shall mean the exchange of the existing Indebtedness of Net Servicos and some of its Restricted Subsidiaries (including, but not limited to the U.S. 12 5/8% Senior Guaranteed Notes maturing in 2004, the Net Sul floating rate notes, the existing working capital and bank loan facilities and the convertible and non-convertible debentures denominated in Brazilian reais) for Senior Secured Indebtedness and payment in cash.

"INITIAL CASH BALANCE" shall mean the cash and Cash Equivalents of Net Servicos and its Restricted Subsidiaries, considering as a basis, the last day of the immediately preceding fiscal year.

"MINIMUM CASH BALANCE" shall mean R$ 120,000,000 (one hundred and twenty million Brazilian reais) (i) corrected on January 1 of each year by the IGP-M Adjustment, or any index that may replace it by the reference date, and (ii) adjusted in accordance with any expense still outstanding that has been contracted by the end of the immediately preceding fiscal year.

"PERSON" shall mean any individual, corporation, company, limited company, voluntary association, joint venture, trust, autonomous government entity, non-corporate organization or government (or any agency, sector or political subdivision of the same) or any other entity of any nature.

"FAIR MARKET VALUE" shall mean, with respect to any asset or property, the price at which the same asset could be negotiated in a transaction under normal market conditions for cash payment, between a seller and buyer that are both free from any pressure or compulsion to complete the transaction. Unless otherwise specified in this Agreement, the Fair Market Value shall be determined in good faith by the Board of Directors of Net Servicos, and must be approved by a Resolution of the Board of Directors; albeit, in the event of any transaction or series of related transactions which, during any period of 12 (twelve) consecutive months that involves an aggregate consideration equal or greater than R$ 75,000,000 (seventy five million Brazilian reais) (with this amount increased by the IGP-M Adjustment on January 1 of each fiscal year following the date of signing of the Agreement), or the equivalent amount in another currency, in which the Fair Market Value shall also be determined by an Independent Financial Consultant.

"IGP-M ADJUSTMENT" shall mean, on any date of determination, a fraction, the numerator of which is the General Price Index-Market (IGP-M) as calculated and published by the Getulio Vargas Foundation - FGV ("IGP-M") on the same date and the denominator of which is the IGP-M index for January 1, 2004.

"ASSET SALE" shall mean any direct or indirect sale, leasing, conveyance, transfer or other disposal of shares of Capital Stock of a Restricted Subsidiary (other than shares held by members of the Board of Directors, or to the extent required by applicable law), property or other assets, including any licenses for the provision of cable television services or other related activities carried out by Net Servicos or by any Restricted Subsidiary, (each the same activity constituting a "Disposal" for the purposes of this definition) by Net Servicos or any of its Restricted Subsidiaries (including any disposal by means of a merger, consolidation or similar operation) Notwithstanding the preceding provisions, the following operations shall not be considered as Asset Sales:

(i) a disposal by Net Servicos to a Restricted Subsidiary or by a Restricted Subsidiary to Net Servicos or to another Restricted Subsidiary;

(ii) any disposal arising in the ordinary course of business, including any disposal of (ii.a) inventory, (ii.b) obsolete assets or (ii.c) surplus assets, or any disposal of Cash Equivalents, or any non-exclusive licensing of intellectual property rights;

(iii) transactions over any 12 (twelve) month period that involve assets whose Fair Market Value is less than R$ 3,000,000 (three million Brazilian reais), the amount of which shall be increased by the IGP-M Adjustment on January 1 of each fiscal year, from January 1, 2004 onwards;

(iv) any swap of operating assets by Net Servicos or any of its Restricted Subsidiaries for operating assets of value equal or greater than its Fair Market Value;

(v) the definitive Disposal, under normal market conditions, of receivables or securities representing receivables, arising in the normal course of business and existing at the time of the same sale, or conversion or swap, in the normal course of business, of the same receivables for securities representing receivables that are characterized as a "Permitted Investment";

(vi) a Restricted Payment that is permitted under the terms of Clause 2.11 of the Agreement; or

(vii) any disposal of assets permitted under the terms of Clause 2.16 of the Agreement.

                                                                         ANNEX 9
                                                                          TO THE
                                                                  LOAN AGREEMENT

                              PROMISSORY NOTE MODEL

Amount: R$ [        ]
Place of Issue: Sao Paulo, SP
Date of Issue: [    ]
Maturity: Immediate

Through this Promissory Note, Net Sul Comunicacoes Ltda. shall pay
unconditionally to [      ] ("Creditor Institution"), or to its order, the total
amount of R$ [      ] ([     )], with all the additions established herein.

Remuneratory interest ("Interest") shall accrue on the amount of this Promissory Note corresponding to (a) the CDI plus a spread of 2% (two percent) per year between this date and December 14, 2005 and, (b) CDI plus a spread of 3% (three percent) from December 15, 2005 (inclusive) until the final payment of this amount.

      For the purposes of this Promissory Note, "CDI" shall mean an interest rate, expressed as annual percentage, which corresponds to the result of the daily compounding, calculated on the basis of a year of 252 business days, of the interest rate for interbank certificates of deposit (CDI) for one business day, published by the Central de Custodia e de Liquidacao Financeira de Titulos (CETIP) [Securities Custody and Settlement Center] under the title of "Taxa DI - Over Extragrupo" (DI Rate - Overnight Extragroup) or any reference rate of the Brazilian Financial System that may replace it. The spread shall be calculated on the basis of a year of 252 business days.

In the event of delay in effecting the payments due, the amount of this Promissory Note shall be subject to late payment interest of 12% (twelve percent) per year, pro rata die, from the date of its submission to the date of effective payment and of a fixed late payment fine of 2% (two percent) on the overdue amount, without affecting the Interest that shall continue to accrue until the date of effective payment.

The payment established in this Promissory Note shall be made in the city of Sao Paulo, State of Sao Paulo, to the Creditor Institution, or to its order.

The term for presentation of this Promissory Note is of up to 12 (twelve) years counting from its date of issue, hereby extending the submission period covered by Article 34 of the Uniform Geneva Law and Article 21 of Decree 2,044, of December 31, 1908.

This Promissory Note is linked to the Loan Agreement signed by the Creditor
Institution and the signatories hereof on [     ] and guarantees the obligations
assumed in the same agreement.

                           NET SUL COMUNICACOES LTDA.



                    ----------------------------------------
                                      Name:
                                     Title:


                    ----------------------------------------
                                      Name:
                                     Title:


                                 AVAL GUARANTEE:

                                 NET SERVICOS DE
                                COMUNICACAO S.A.
                          ALNOR ALUMINIO DO NORTE LTDA.
                              ANTENAS COMUNITARIAS
                                BRASILEIRAS LTDA.
                              CABODINAMICA TV CABO
                                 SAO PAULO S.A.
                             CMA PARTICIPACOES S.A.
                                  DABNY, L.L.C.
                           DR EMPRESA DE DISTRIBUICAO
                             E RECEPCAO DE TV LTDA.
                                  HORIZONTE SUL
                               COMUNICACOES LTDA.
                            JONQUIL VENTURES LIMITED
                                   MULTICANAL
                              TELECOMUNICACOES S.A.
                               NET ANAPOLIS LTDA.
                               NET ARAPONGAS LTDA.
                                 NET BAURU LTDA.
                            NET BELO HORIZONTE LTDA.
                               NET BRASILIA LTDA.
                               NET CAMPINAS LTDA.
                             NET CAMPO GRANDE LTDA.
                   NET CURITIBA LTDA. NET FLORIANOPOLIS LTDA.
                                NET FRANCA LTDA.
                                NET GOIANIA LTDA.
                              NET INDAIATUBA LTDA.
                               NET JOINVILLE LTDA.
                               NET LONDRINA LTDA.

                                NET MARINGA LTDA.
                          NET PARANA COMUNICACOES LTDA.
                              NET PIRACICABA LTDA.
                                NET RECIFE LTDA.
                             NET RIBEIRAO PRETO S.A.
                                  NET RIO S.A.
                               NET SAO CARLOS S.A.
                         NET SAO JOSE DO RIO PRETO LTDA.
                               NET SAO PAULO LTDA.
                               NET SOROCABA LTDA.
                                  REYC COMERCIO
                              E PARTICIPACOES LTDA.
                            TV CABO DE CHAPECO LTDA.
                                  TV VIDEO CABO
                             DE BELO HORIZONTE S.A.


                    ----------------------------------------
                                      Name:
                                     Title:


                    ----------------------------------------
                                      Name:
                                     Title:

                                                                        ANNEX 10
                                                                          TO THE
                                                                  LOAN AGREEMENT


        LIST OF ACTIONS, PROCEDURES, LIENS, ENCUMBRANCES AND RESTRICTIONS

Judicial Proceedings

----------------------------------------------------------------------------------------------------------
PLAINTIFF IN ENFORCEMENT ACTION         OPERATOR          SUBJECT MATTER            OBSERVATIONS
              NO.
----------------------------------------------------------------------------------------------------------
       FEDERAL GOVERNMENT             NET SAO PAULO             Tax
      1999.61.82.053713-2
 6th Lower Court of Federal Tax                                                       -------
          Enforcements
----------------------------------------------------------------------------------------------------------
          MUNICIPALITY                NET SAO PAULO             Tax           Attachment of different
         705.673-7/97-8                                                       assets that make up the
  1st Lower Court of Municipal                                                        network.
     Tax Enforcements - SP
----------------------------------------------------------------------------------------------------------
       FEDERAL GOVERNMENT         NET SAO PAULO (SANTOS         Tax
      2004.61.04.008510-2                BRANCH)
   5th Lower Federal Court in                                                         -------
             Santos
----------------------------------------------------------------------------------------------------------
             STATE                 NET S.J. RIO PRETO           Tax           Attachment of the cable
           20.497/01                                                                 network .
    Ancillary Service of the
       SJRPRETO Treasury
----------------------------------------------------------------------------------------------------------
       FEDERAL GOVERNMENT             NET SERVICOS              Tax
      2004.61.82.037766-7
 5th Lower Court of Federal Tax                                                       -------
       Enforcements - SP
----------------------------------------------------------------------------------------------------------
       FEDERAL GOVERNMENT             NET SERVICOS              Tax
      2004.61.82.051947-4
     5th Lower Court of Tax                                                           -------
       Enforcements - SP
----------------------------------------------------------------------------------------------------------
            UNIBANCO                  NET SERVICOS        Loan Agreement
        000.02.222752-0,
 16th Lower Civil Court of the                                                        -------
      Central Courts - SP
----------------------------------------------------------------------------------------------------------
             STATE                       NET RIO                Tax           Attachment of 5% of the
       2001/100-004.229-8                                                        company's revenue.
  Motion to Stay Execution No.
       2004.001.044.800-3
   11th Lower Public Treasury
           Court - RJ
----------------------------------------------------------------------------------------------------------
             STATE                       NET RIO                Tax           Attachment of the monthly
       2001/100-004.230-4                                                     billings of the company.
   11th Lower Public Treasury
           Court - RJ
----------------------------------------------------------------------------------------------------------
             STATE                       NET RIO                Tax
       2001/100-004.231-6                                                             -------
   11th Lower Public Treasury
           Court - RJ
----------------------------------------------------------------------------------------------------------
             STATE                       NET RIO                Tax
       2003/100.000.355-8
   11th Lower Public Treasury                                                         -------
           Court - RJ
----------------------------------------------------------------------------------------------------------



Administrative Proceedings:

----------------------------------------------------------------------------------------------------------
         TAX AUTHORITY                  OPERATOR          SUBJECT MATTER            OBSERVATIONS
         PROCEEDING NO.
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office           NET SAO PAULO             Tax                   -------
            AI 52385
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office           NET SAO PAULO             Tax                   -------
            AI 00503
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office           NET SAO PAULO             Tax
        AI 1998.00902-7                                                               -------
----------------------------------------------------------------------------------------------------------
         08.1.81912-35                NET SAO PAULO             Tax                   -------
     Federal Revenue Office
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office           CABODINAMICA              Tax
           08.109000/                                                                 -------
            03695/03
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office           CABODINAMICA              Tax
           08.109000/                                                                 -------
            03695/03
----------------------------------------------------------------------------------------------------------
 Rio de Janeiro State Treasury           NET RIO                Tax
        E-04/603.358/94                                                               -------
         AI n. 791.691
----------------------------------------------------------------------------------------------------------
 Rio de Janeiro State Treasury           NET RIO                Tax
        E-04/146.770/97                                                               -------
         AI 01.041552-9
----------------------------------------------------------------------------------------------------------
 Rio de Janeiro State Treasury           NET RIO                Tax
  AI 01.049922-6, of April 28,
              1998                                                                    -------
        E-04.177.374/98
----------------------------------------------------------------------------------------------------------
 Rio de Janeiro State Treasury           NET RIO                Tax
         AI 01.053492-3                                                               -------
        E-04.147.573/97
----------------------------------------------------------------------------------------------------------
 Rio de Janeiro State Treasury           NET RIO                Tax
     And - 04/085.241/2002                                                            -------
     Infraction Notice No.
          03.007333-2
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office              NET RIO                Tax                   -------
       15374.001438/99-84
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office              NET RIO                Tax                   -------
           04203/02-A
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office              NET RIO                Tax
           04203/02-B                                                                 -------
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office              NET RIO                Tax                   -------
           04203/02-C
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office            MULTICANAL               Tax
             AI n.                                                                    -------
      15374.004005/2001-20
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office         DR (PORTO ALEGRE)           Tax
         11080.013354/                                                                -------
            2002-68
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office         DR (PORTO ALEGRE)           Tax                   -------
     11080-013.353/2002-13
----------------------------------------------------------------------------------------------------------
  Municipality of Porto Alegre           NET SUL                Tax
            0085/98
                                                                                      -------
----------------------------------------------------------------------------------------------------------
     Federal Revenue Office        NET BELO HORIZONTE           Tax                   -------
        0610100/01055/03
----------------------------------------------------------------------------------------------------------



LIENS:

----------------------------------------------------------------------------------------------------------
            OPERATOR              ENCUMBERED PROPERTIES    TYPE OF LIEN     CONTRACT BENEFITING FROM THE
                                                                                        LIEN
----------------------------------------------------------------------------------------------------------
          NET CAMPINAS              3,073 Feet of RG/    Conditional Sale     Financing Agreement with
                                   Coaxial MT cables,                       Transfer of Loan in Foreign
                                   year of manufacture                      Currency - BONY signed with
                                   1998, Manufacturer                        UNIBANCO - Uniao de Bancos
                                     CommScope, Inc.                        Brasileiros S/A., filed with
                                                                           the 1st Registry of Deeds and
                                                                            Documents of Campinas - SP,
                                                                            microfilm No. 283301, value:
                                                                                   US$ 364,116.59
----------------------------------------------------------------------------------------------------------
          NET CAMPINAS                Attenuators,       Conditional Sale     Financing Agreement with
                                 Equalizers, Amplifiers                     Transfer of Loan in Foreign
                                     and Carcass for                        Currency - BONY signed with
                                   Amplifiers, year of                       UNIBANCO - Uniao de Bancos
                                    manufacture 1998,                       Brasileiros S/A., filed with
                                      Manufacturer:                        the 1st Registry of Deeds and
                                   Scientific Atlanta,                      Documents of Campinas - SP,
                                          Inc.                              microfilm No. 283302, value:
                                                                                   US$ 635,800.07
----------------------------------------------------------------------------------------------------------
          NET CAMPINAS                Attenuators,       Conditional Sale     Financing Agreement with
                                 Equalizers, Amplifiers                     Transfer of Loan in Foreign
                                     and Carcass for                        Currency - BONY signed with
                                   Amplifiers, year of                       UNIBANCO - Uniao de Bancos
                                    manufacture 1998,                       Brasileiros S/A., filed with
                                      Manufacturer:                        the 1st Registry of Deeds and
                                   Scientific Atlanta,                      Documents of Campinas - SP,
                                          Inc.                              microfilm No. 283303, value:
                                                                                   US$ 342,868.14
----------------------------------------------------------------------------------------------------------

                                                                        ANNEX 11
                                                                          TO THE
                                                                  LOAN AGREEMENT

     LIST OF RESTRICTED SUBSIDIARIES TO BE LIQUIDATED, DISSOLVED OR DIVIDED

--------------------------------------------------------------------------------
Alnor Aluminio do Norte Ltda.
--------------------------------------------------------------------------------
Antenas Comunitarias Brasileiras Ltda.
--------------------------------------------------------------------------------
Dabny, L.L.C.
--------------------------------------------------------------------------------
Net Londrina Ltda.
--------------------------------------------------------------------------------
TV Cabo de Chapeco Ltda.
--------------------------------------------------------------------------------
Net Recife Ltda.
--------------------------------------------------------------------------------
Net Campinas Ltda.
--------------------------------------------------------------------------------
Net Indaiatuba Ltda.
--------------------------------------------------------------------------------
Net Franca Ltda.
--------------------------------------------------------------------------------
Net Sul Comunicacoes Ltda.
--------------------------------------------------------------------------------
Net Joinville Ltda.
--------------------------------------------------------------------------------
Net Florianopolis Ltda.
--------------------------------------------------------------------------------
Net Maringa Ltda.
--------------------------------------------------------------------------------
Net Sao Jose do Rio Preto Ltda.
--------------------------------------------------------------------------------
Net Piracicaba Ltda.
--------------------------------------------------------------------------------
Net Goiania Ltda.
--------------------------------------------------------------------------------
Net Campo Grande Ltda.
--------------------------------------------------------------------------------
Net Sorocaba Ltda.
--------------------------------------------------------------------------------
Horizonte Sul Comunicacoes Ltda.
--------------------------------------------------------------------------------
Net Curitiba Ltda.
--------------------------------------------------------------------------------
Net Arapongas Ltda.
--------------------------------------------------------------------------------
Net Bauru Ltda.
--------------------------------------------------------------------------------
Net Anapolis Ltda.
--------------------------------------------------------------------------------
Cabodinamica TV Cabo Sao Paulo S.A.
--------------------------------------------------------------------------------
CMA Participacoes S.A.
--------------------------------------------------------------------------------
Multicanal Telecomunicacoes S.A.
--------------------------------------------------------------------------------
TV Video Cabo de Belo Horizonte S.A.
--------------------------------------------------------------------------------
Net Sao Carlos S.A.
--------------------------------------------------------------------------------
Net Ribeirao Preto S.A.
--------------------------------------------------------------------------------

                                                              SCHEDULE 12 TO THE
                                                              CONTRATO DE
                                                              EMPRESTIMO

                            MODEL OF TERM OF ADHESION

                                TERM OF ADHESION

This Term of Adhesion, dated [        ] (the "TERM OF ADHESION"), is entered
into by and between the parties below (the "PARTIES"):

      (a) NET SERVICOS DE COMUNICACAO S.A., a joint-stock company with its headquarters in the City and State of Sao Paulo, at Rua Verbo Divino, 1356, Chacara Santo Antonio, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 00.108.786/0001-65 (the "COMPANY"), herein represented
pursuant to its Bylaws by its officers, Messrs. [      ] and [      ];

      (b) The Company's subsidiaries listed on "Schedule A" to this Term (the "SUBSIDIARIES" and collectively with the Company, the "NET GROUP"), herein represented by the Company;

      (c) Banco ITAU S.A., a financial institution with its headquarters in the City and State of Sao Paulo, at Praca Alfredo Egydio Souza Aranha, 100, Torre Itausa, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 60.701.190/0001-04, in the capacity of collateral agent (the "COLLATERAL AGENT"), herein represented pursuant to its Bylaws;

      (d) Each of the financial institutions listed and identified on "Schedule B" to this Term (the "CREDITORS"), herein represented by the Collateral Agent; and

      (e) Deutsche Bank], a financial institution with its headquarters in the
City of [      ], State of [      ], at [        ], enrolled in the National
Register of Legal Entities (C.N.P.J.) under No. [      ] (the "New JOINING
CREDITOR"),

WHEREAS:

(a) The Company, the Subsidiaries mentioned in each of the agreements listed below, the Collateral Agent, on its own behalf and on behalf of the creditors mentioned in the agreements below, and the Creditors, as applicable, have executed the following agreements:

      (i) The Intercreditor Agreement, dated [        ];

      (ii) The Receivables Pledge Agreement with an Enforcement Clause, dated [ ], referring to the receivables and credit rights of Net Sao Paulo Ltda. and the Receivables Pledge Agreement with an Enforcement Clause dated [ ], referring to the receivables and credit rights of Net Rio S.A. ("RECEIVABLES PLEDGE AGREEMENTS");

            (iii) The Share Pledge Agreement with an Amicable Sale Clause and Other Covenants, dated [ ] ("SHARE PLEDGE AGREEMENT");

            (iv) The Quota Pledge Agreement with an Amicable Sale Clause and Other Covenants, dated [ ] ("QUOTA PLEDGE AGREEMENT"); and

            (v) The Asset Pledge Agreement with an Amicable Sale Clause and Other Covenants, dated [ ] ("ASSET PLEDGE AGREEMENT", and collectively with the Receivables Pledge Agreements, the Share Pledge Agreement, the Quota Pledge Agreement and the Intercreditor Agreement, the "PLEDGE DOCUMENTS");

(b) Upon the date of the execution of this Term of Adhesion, the New Joining Creditor and the Net Group enter into the loan agreement (the "Loan Agreement") and the Loan Agreement provides, on its Clause 8, the adhesion of the New Joining Creditor on the Pledge Documents.

NOW THEREFORE, the Parties resolve to enter into this Term, which shall be governed by the following terms and conditions:

1. - Upon execution of this Term of Adhesion, the New Joining Creditor declares to be totally aware of each of the Pledge Documents, to which it hereby adheres without any restrictions, and irrevocably and irreversibly undertakes to comply with all the terms, conditions and obligations established therein, including the constitution of a Collateral Agent as its attorney according with the terms of the Intercreditors Agreement. Accordingly, the Pledge Documents will also secure the obligations assumed by the NET Group resulting from the Loan Agreement.

2. - For all purposes and effects of the Pledge Documents, the New Joining Creditor shall have the same rights and obligations as the other Creditors under the Pledge Documents.

3. - Upon the date of execution of the present document, this Term of Adhesion shall be deemed to be an integral part of each of the Pledge Documents and the Net Group undertakes to register this Term of Adherence at the competent Registries of Deeds and Documents and with the Real Estate Registration Offices within 10 (ten) business days as from this date and to send notarized copies evidencing such registration to the Collateral Agent and the New Joining Creditor.

3.1. In case of non compliance with item 3 above, the Collateral Agent will be deemed to provide the register. Nevertheless, the costs from the register will be for the Net's Group responsibility.

3.2. - Notwithstanding the in item 3.1 above, the Net Group is deemed to pay to the New Joining Creditors the amount of R$ 100.000,00 (a hundred thousand reais) per day, as non compensatory penalty, as from this date up to the formal register of this Term of Adhesion, without any potential prejudice of loss and damages which could affect the New Joining Creditor. It is agreed forthwith that the non compensatory penalty will be inapplicable according with the exemptions provided in the Pledge Agreement in relation with the penalties.

4. - This Term of Adhesion shall be signed in the same number of counterparts as each of the Pledge Documents.

4.1. - Upon the date of the execution of this Term of Adhesion, the Parties expressly agree that each of the Pledge Documents was automatically amended to reflect the adhesion of the New Joining Creditor. For such purpose, the Parties agree that the exhibits of each of the Pledge Documents listed below is hereby supplemented by the documents attached hereto, as indicated below:

      (a) "Schedule 2" to the Intercreditor Agreement, "Schedule 2" to the Asset Pledge Agreement, "Schedule 2" to the Share Pledge Agreement, "Schedule 2" to the Quota Pledge Agreement and "Schedule 2" to the Receivables Pledge Agreements are supplemented by "Schedule 2" to this Term;

      (b) "Schedule 3" to the Intercreditor Agreement, "Schedule 3" to the Asset Pledge Agreement, "Schedule 3" to the Share Pledge Agreement, "Schedule 3" to the Quota Pledge Agreement and "Schedule 3" to the Receivables Pledge Agreements are supplemented by "Schedule 3" to this Term; and

      (c) "Schedule 6" to the Asset Pledge Agreement, "Schedule 6" to the Share Pledge Agreement, "Schedule 6" to the Quota Pledge Agreement and "Schedule 6" to the Receivables Pledge Agreements are supplemented by "Schedule 6" to this Term;

5. - This Term of Adhesion shall not be deemed a novation of any of the terms and conditions of the Pledge Documents.

IN WITNESS WHEREOF, the Parties - binding themselves and their successors - sign this Term of Adhesion in the presence of 2 (two) undersigned witnesses.


                  Sao Paulo, [        ]


                                 NET SERVICOS DE COMUNICACAO S.A.

                                 -------------------------------------------
                                 Name:                   Name:
                                 Title:                  Title:

                                 BANCO ITAU S.A.

                                 -------------------------------------------
                                 Name:                   Name:
                                 Title:                  Title:


                                 NEW JOINING CREDITOR

                                 -------------------------------------------
                                 Name:                   Name:
                                 Title:                  Title:


Witnesses:

1.   -   ____________________________
         Name:
         Identity Card (RG):

2.   -   ____________________________
         Name:
         Identity Card (RG):

                                                                       EXHIBIT D

                                                              Fifth Supplemental
                                                                       Indenture

                                                                       Exhibit E
                                                     Forms of Security Documents

                                                                       EXHIBIT F

EXISTING DEBT - 6/30/2004

                                                                                                                  OUTSTANDING
                                                                                                                   BALANCE ON
   DEBTOR            INSTRUMENT          CREDITOR / TRUSTEE   START DATE     MATURITY      ORIGINAL AMOUNT          6/30/2004
------------   ----------------------   --------------------  ----------    ----------    ------------------     --------------
Net Servicos   Contrato com IFC              IFC              3/30/1995     10/15/2004    USD  17,100,000.00      19,087,394.64
Net Servicos   Senior Guaranteed Note        Wells Fargo      6/18/1996      6/18/2004    USD 185,000,000.00     381,508,864.18
Net Servicos   Capital de Giro               Banrisul         4/11/2001      4/12/2003    R$   25,000,000.00      34,980,512.28
Net Servicos   Capital de Giro               BBA              11/18/2002    12/18/2002    R$    4,647,987.16       6,839,268.42
Net Servicos   Capital de Giro               Unibanco         9/30/2002     10/30/2002    R$   72,167,572.05     103,988,704.61
Net Servicos   Res. 63                       BBA              11/18/2002    12/18/2002    USD   1,949,690.89      10,526,929.47
Net Servicos   Res. 63                       BBA              11/18/2002    12/18/2002    USD   1,951,434.13      10,536,341.71
Net Servicos   Res. 63                       BBA              11/18/2002    12/18/2002    USD   1,811,880.67       9,782,853.33
Net Servicos   Res. 63                       BBA              11/18/2002    12/18/2002    USD   1,642,183.21       8,866,609.01
Net Servicos   Res. 63                       BBA              11/18/2002    12/18/2002    USD   2,674,356.44      14,439,602.58
Net Servicos   US$-CDI Swap                  BBA              11/18/2002    12/18/2002                             5,746,675.79
Net Servicos   Res. 63                       BNL              6/12/2002     12/10/2002    USD   7,000,000.00      23,747,780.54
Net Servicos   2a. Emissao de Debentu        Oliveira Trust   12/1/1999      12/1/2006    R$  350,000,000.00      62,349,245.34
Net Servicos   3a. Emissao de Debentu        SLW              12/1/2000      12/1/2003    R$  195,140,000.00     293,503,015.09
Net Campinas   Eximbank                      BCN              6/17/2002     12/16/2002    USD     508,209.50         211,179.01
Net Campinas   Eximbank                      Unibanco         4/13/1998      5/19/2003    USD     364,116.59         116,185.79
Net Campinas   Eximbank                      Unibanco         4/13/1998       6/2/2003    USD     635,800.07         198,883.20
Net Campinas   Eximbank                      Unibanco         4/27/1998       6/2/2003    USD     342,868.14         107,251.82
Net Rio        Contrato com IFC              IFC              3/30/1995     10/15/2004    USD   7,700,000.00       8,593,187.74
Net Rio        Capital de Giro               Boston           9/30/2002     10/30/2002    R$    6,733,964.16       9,703,197.57
Reyc           Capital de Giro               BBA              11/18/2002    12/18/2002    R$    1,963,917.11       2,889,800.64
Reyc           Capital de Giro               BBA              11/18/2002    12/18/2002    R$    1,100,686.22       1,619,601.83
Reyc           Capital de Giro               Boston           9/30/2002     10/30/2002    R$    3,951,962.06       5,694,516.88
Reyc           Capital de Giro               Brascan          11/29/2002    12/30/2002    R$   12,885,300.00      17,492,032.21
Reyc           Taxa Pre-CDI Swap             Brascan          11/29/2002    12/30/2002                             1,778,953.52
Reyc           Finimp                        Banco do Brasil  7/16/2002     12/13/2002    USD   8,027,243.32      27,141,884.62
Reyc           Finimp                        Banco do Brasil  11/12/2002      1/6/2003    USD   5,268,860.92      18,224,012.70
Reyc           Finimp                        Banco do Brasil  11/28/2002      1/6/2003    USD   2,024,459.30       6,898,504.51
Reyc           Res. 63                       Santander        3/21/2003      4/22/2003    USD   2,647,571.50       9,764,193.39
DR             Capital de Giro               BBA              11/18/2002    12/18/2002    R$    2,745,332.90       4,039,612.84
DR             Contrato com IFC              IFC              3/30/1995     10/15/2004    USD   8,000,000.00       8,927,987.09
Net Parana     Finimp                        Banco Brasil     11/13/2002      1/6/2003    USD     136,606.00         472,633.55
Net Parana     Contrato com IFC              IFC              3/30/1995     10/15/2004    USD   2,200,000.00       2,455,196.53
Net Sul        Floating Rate Notes           Wells Fargo      10/31/1997    10/15/2005    USD  48,000,000.00     161,060,896.33
Net Sul        Floating Rate Notes           Wells Fargo      10/31/1997    10/15/2005    USD  32,000,000.00      80,740,005.02
Vicom          Eximbank                      Boston           10/20/1997     7/15/2003    USD   2,125,000.00         874,527.92
Vicom          Eximbank                      Boston           6/22/1998       8/4/2004    USD   3,954,285.00       3,124,194.81
Vicom          Eximbank                      Boston           8/19/1999       8/8/2005    USD   2,400,000.00       3,227,058.84
TOTAL